Exhibit 10.1

EXECUTION VERSION

OFFICE LEASE AGREEMENT

Between

FSP 50 SOUTH TENTH STREET CORP.,
a Delaware corporation,
as
Landlord

and

TARGET CORPORATION,
a Minnesota corporation,
as
Tenant

Premises:
50 South Tenth Street, Minneapolis, Minnesota
Minneapolis, Minnesota

BASIC LEASE INFORMATION

Effective Date:	February 29, 2012

Tenant:	TARGET CORPORATION,
a Minnesota corporation

Tenant’s Address:	TARGET CORPORATION
Target Property Development
Attn: Real Estate Portfolio Management/Minneapolis, MN/T-9348
1000 Nicollet Mall, TPN 12H
Minneapolis, Minnesota 55403

and

TARGET CORPORATION
Corporate Real Estate
Attn: Director, Corporate Real Estate
1000 Nicollet Mall
Minneapolis, Minnesota 55403

Contact:	Telephone: (612) 304-6073

Landlord:	FSP 50 SOUTH TENTH STREET CORP.,
a Delaware corporation

Landlord’s Address:	FSP 50 SOUTH TENTH STREET CORP.
c/o FSP Property Management LLC
401 Edgewater Place
Suite 200
Wakefield, Massachusetts 01880
Contact:	Telephone: (781) 557-1300

Initial Premises:	259,344 RSF on Floors 7-11 and a portion of Floor 4 of the Building, as follows:
	Floor 4	41,814 RSF
	Floor 7	43,506 RSF
	Floor 8	43,506 RSF
	Floor 9	43,506 RSF
	Floor 10	43,506 RSF
	Floor 11	43,506 RSF

The Initial Premises are outlined on the plan attached to this Lease as Exhibit “B”.

Put Premises
and Put Premises
Commencement Dates:

Floor:	Put Premises RSF:	Space Components:	Put Premises Commencement Dates:
Floor 4	14,506 RSF	Suite 440 and 450	April 1, 2012
Floor 3	71,875 RSF	Suite 300	April 1, 2012
Floor 5	26,269 RSF	Suite 500	April 1, 2014
Floor 5	16,707 RSF	Suites 570, 560, 530 and 520	May 1, 2016
Floor 4	17,550 RSF	Suites 490, 470 and 460	July 1, 2016
Floor 6	26,911 RSF	Suites 680, 660, 620, 600 and 670	January 1, 2017
Floor 6	16,071 RSF	Suites 610, 640 and 650	March 1, 2017
Total:	189,889 RSF

The Put Premises are outlined on the plan attached to this Lease as Exhibit “C”.

Building:	The office building (the “Building”) located on a parcel of land (the “Property”) at 50 South Tenth Street, City of Minneapolis, Hennepin County, Minnesota and as legally described on Exhibit “A”.

Lease Term:	With respect to the Initial Premises, sixteen (16) years, commencing on April 1, 2014 (the “Commencement Date”) and ending at 5:00 p.m. on March 31, 2030 (the “Expiration Date”), subject to adjustment, extension and earlier termination as provided in this Lease.

The Lease Term with respect to the Put Premises shall commence on each of the respective Put Premises Commencement Dates, as provided above (or such earlier date as any Space Component of the Put Premises is delivered to Tenant, as further provided in Section 3(a)), and expire on the Expiration Date, subject to adjustment, extension and earlier termination as provided in this Lease.

Renewal Options:	Two (2) Renewal Options of Five (5) years each, as more fully set forth in Section 3(d).

Base Rent:	The amounts set forth in the schedule attached as Exhibit “E”.

Rent:	Base Rent, Tenant’s Share of Basic Operating Costs and REOA expenses and all other sums that Tenant may owe to Landlord under this Lease.

Tenant Incentive Payment:	$23,950,000.00.

Permitted Use:	So long as the Tenant is Target Corporation, general office purposes, all ancillary uses related to Tenant’s business, including but not limited to planograms and showrooms, and, to the extent consistent with Class A office space, all other uses not prohibited by law. If Target Corporation is no longer the Tenant, then general office purposes, plus all other uses not prohibited by law and consistent with Class A office space. Notwithstanding the foregoing, in no event shall the Premises be used for any of the following purposes (i) data center or call center (except as used by Target Corporation as part of its internal and customary business operations), or (ii) retail or medical (except for Target Corporation employees only).

Tenant’s Share of Basic Operating Costs:

A fraction, the numerator of which is the Rentable Square Foot area of the Premises, from time to time, and the denominator of which is the Rentable Square Foot area of the Office Area, Building, the Complex or the Project, as applicable.

Initial Liability Insurance Amount:	$5,000,000.00

Brokers:	Keewaydin Real Estate Advisors (Peter Kitchak), for Tenant and C.B. Richard Ellis (Mark McCary), for Landlord

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

51.	SURVIVAL OF INDEMNITIES AND COVENANTS	42
52.	HEADINGS	42
53.	ENTIRE AGREEMENT; AMENDMENTS	42
54.	EXHIBITS	42
55.	JOINT AND SEVERAL LIABILITY	42
56.	MULTIPLE COUNTERPARTS	42
57.	EXISTING SEVENTH FLOOR LEASE	42
58.	MULTI-TENANT BUILDING	43
59.	RETAIL AREA USAGE	43

EXHIBIT ”A”	PROPERTY DESCRIPTION
EXHIBIT “B”	FLOOR PLAN OF INITIAL PREMISES
EXHIBIT “C”	FLOOR PLAN OF PUT PREMISES
EXHIBIT “D”	PERMITTED ENCUMBRANCES
EXHIBIT “E”	BASE RENT SCHEDULE
EXHIBIT “F”	RULES AND REGULATIONS
EXHIBIT “G”	TENANT IMPROVEMENTS AGREEMENT
EXHIBIT “H”	COMMENCEMENT DATE MEMORANDUM
EXHIBIT “I”	CONFIDENTIALITY AGREEMENT
EXHIBIT “J”	JANITORIAL SPECIFICATIONS
EXHIBIT “K”	STORAGE SPACE
EXHIBIT “L”	FORM OF SNDA
EXHIBIT “M”	FORM OF MEMORANDUM OF LEASE
EXHIBIT “N”	EXISTING RETAIL AREA LEASES

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (“Lease”) is executed as of the Effective Date by and between FSP 50 SOUTH TENTH STREET CORP., a Delaware corporation (“Landlord”), and TARGET CORPORATION, a Minnesota corporation (“Tenant”).

W I T N E S S E T H:

1.      DEFINITIONS. Capitalized terms used in this Lease and not defined elsewhere have the meanings given them below:

“After Hours HVAC Rate” means initially $35.00 per zone per hour, which rate shall remain for at least the first twelve (12) calendar months after the Effective Date. Landlord may adjust the After Hours HVAC Rate from time to time, not more than once each calendar year as part of the budgeting process, as reasonably determined necessary by Landlord, based on an analysis by Landlord’s independent consultant of Landlord’s actual costs of providing HVAC during other than Normal Business Hours.

“Alterations” shall have the meaning given such term in Section 15(a) hereto.

“Base Building Signage” shall have the meaning given such term in Section 10(a) hereto.

“Base Rent” means the “Base Rent” set forth in the Basic Lease Information.

“Basic Operating Costs” shall have the meaning given to such term in Section 6(c) hereto.

“Broker” shall mean the broker(s) identified in the Basic Lease Information.

“Building” means the office and retail building located upon the Property, containing eleven (11) floors of Rentable Area adjacent to and above a separately-owned two-story department store and a three-level public parking garage, together with a street level lobby area adjoining South 10th Street and loading dock, a portion of which is owned by Landlord, on the block bounded by Nicollet Mall, LaSalle Avenue, South 9th Street and South 10th Street. The address of the Building is 50 South Tenth Street, Minneapolis, Minnesota. Notwithstanding the foregoing, the Building will not include any portion of the Project not owned by Landlord.

“Building Standard” means the level of service or type of equipment standard in the Building or the type, brand and/or quality of materials Landlord designates from time to time to be the minimum type, brand or quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building. The Building Standard shall at all times be consistent with a Class A office building standards in the Market Area.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of the State, or are in fact closed in, the State.

“Claims” means any and all liabilities, obligations, damages, claims, suits, losses, causes of action, lien, judgments and expenses (including court costs, reasonable attorneys’ fees and costs of investigation) of any kind, nature or description.

“Commencement Date” with respect to the Initial Premises means the Commencement Date as defined in the Basic Lease Information. “Commencement Date” with respect to the Put Premises means each of the respective Put Premises Commencement Dates, as set forth in the Basic Lease Information, as modified by Section 3(a).

“Commitment” means that certain title commitment with an effective date of October 20, 2011 issued by Old Republic National Title Insurance Company covering the Complex.

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 1

“Common Areas” means all areas, spaces, facilities and equipment (whether or not located within the Building, but excluding Service Areas) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including, but not limited to, entrances and exits providing ingress and egress to and from the Building, all access drives and entrances providing ingress and egress to and from the Property and the Building, loading and receiving docks, walkways, skyways, sidewalks and driveways necessary for access to the Building, Building lobbies, atriums, landscaped areas, public corridors, public rest rooms (specifically excluding those on full floors leased by Tenant), Building stairs, escalators and elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains, and any such other areas and all other improvements, equipment and facilities the common use of which is necessary or convenient for the existence, maintenance and safe operation of the Property and the Building. Landlord shall not: (i) make any material changes to any of the Common Areas in the Building without the prior written consent of Tenant; (ii) permit the use of any Common Areas in any manner inconsistent with the standards of a Class A office building; and (iii) Landlord shall not permit the use of any of the Common Areas for any public events or the sale of any merchandise, equipment or services without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Landlord is expressly authorized to permit the Common Areas to be used for ATM machines, shoe shine stands, or a management office or access to a management office for the Building. Notwithstanding the foregoing, Landlord’s obligations with respect to the Common Areas only apply to the extent the Common Areas are owned or controlled by Landlord.

“Complex” means the Property and the Building.

“Condemnation” shall have the meaning given such term in Section 24 hereto.

“Constant Dollars” means the present value of the U.S. dollar to which such phrase refers. An adjustment shall occur on January 1 of the sixth (6th) calendar year following the Effective Date, and thereafter at five (5) year intervals. Constant Dollars shall be determined by multiplying the dollar amount to be adjusted by a fraction, the numerator of which is the Current Index Number and the denominator of which is the Base Index Number. The “Base Index Number” shall be the level of the Index for the month of the date of the Effective Date; the “Current Index Number” shall be the level of the Index for the month of September of the year preceding the adjustment year; the “Index” shall be the Consumer Price Index for All Urban Consumers, U.S. City Average, All items, published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84=100), or any successor index thereto as hereinafter provided. If publication of the Index is discontinued, or if the basis of calculating the Index is materially changed, then Landlord and Tenant shall substitute for the Index comparable statistics as computed by an agency of the United States Government or, if none, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the Index.

“Corporate Transaction” means (i) an assignment or subletting to any entity resulting from a consolidation, merger or reorganization by or with Tenant; (ii) an assignment or subletting in connection with a sale of not less than fifty percent (50%) of the assets of Tenant; (iii) an assignment or subletting to any parent, subsidiary or affiliate of Tenant controlled by, under common control with or controlling Tenant; (iv) an assignment which may result by operation of law or by a change in the ownership of Tenant’s stock; or (v) a transaction involving the public offering of Tenant’s stock on a national stock exchange irrespective of the percentage of stock being offered in such public offering.

“Date of Condemnation” shall have the meaning given such term in Section 24 hereto.

“Default Rate” means the lesser of the following: (i) the rate of eight percent (8%) per annum; or (ii) the maximum rate of interest then permissible for a commercial loan to Tenant in the State.

“Defaulting Party” shall have the meaning given such term in Section 22 hereto.

“Disability Laws” shall have the meaning given such term in Section 15(a) hereto.

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 2

“Discount Department Store Business” means those companies designated by the U.S. Securities and Exchange Commission Division of Corporate Finance Standard Industrial Classification Code List as “5331 Retail – Variety Stores,” other than Target Corporation.

“Dispute” shall have the meaning given such term in Section 6(g) hereto.

“Effective Date” means Effective Date as set forth in the Basic Lease Information.

“Event of Default” shall have the meaning given such term in Section 26(a) hereto.

“Existing Retail Area Leases” means those leases for the Retail Area as set forth on Exhibit “N” attached hereto.

“Existing Seventh Floor Lease” means the lease between FSP 50 South Tenth Street LLC, as successor in interest to 900 Nicollet, LLC, as landlord, and Tenant, as tenant, dated May 17, 2005, with respect to all of the Rentable Area on Floor 7 of the Building.

“Expiration Date” means the Expiration Date, as defined in the Basic Lease Information.

“Exterior Building Signage” shall have the meaning given such term in Section 10(b) hereto.

“Force Majeure” means acts of God, significant variations from normal weather conditions reasonably expected during the period in question, war, terrorist act, civil commotion, riots, strikes, picketing, or other labor disputes, governmental laws or regulations, unavailability of labor or materials despite the use of commercially reasonable efforts and utilizing comparable substitutions or damage to work in progress by reason of fire or other casualty or causes beyond the reasonable control of a party (other than financial reasons).

“Hazardous Materials” means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of hazardous substances, hazardous wastes, hazardous materials, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, solid waste, or words of similar import in any federal, state or local Law now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

“Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials.

“Initial Premises” means the Initial Premises as set forth in the Basic Lease Information.

“Landlord Related Party” means any officer, director, partner, employee, member, agent or contractor of Landlord.

“Landlord’s Affiliates” means FSP 50 South Tenth Street LLC.

“Landlord’s Mortgagee” shall have the meaning given such term in Section 32(a) hereto.

“Landlord’s Notice Address” shall mean the address of Landlord set forth on the signature page of this Lease.

“Landlord’s Work” shall have the meaning given such term in Section 3(b) hereto.

“Laws” means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Complex or the use or occupancy of the Complex, including, without limitation, Hazardous Materials Laws, Rules and Regulations and Permitted Encumbrances.

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 3

“Lease Term” means the Lease Term set forth in the Basic Lease Information.

“Leasehold Mortgage” shall have the meaning given such term in Section 33 hereto.

“Leasehold Mortgagee” shall have the meaning given such term in Section 33 hereto.

“Market Area” means the Minneapolis Central Business District.

“Minor Non-Structural Alterations” shall have the same meaning given such term in Section 15(a).

“Miscellaneous Power” shall have the meaning given such term in Section 9(a)(6) hereto.

“Mortgage” shall have the meaning given such term in Section 32(a) hereto.

“Net Current Assets” means the amount by which the value of a company's current assets (excluding intangible assets if any, unless said intangible assets are otherwise disclosed in publicly available documents in which event such intangible assets will be included) exceeds its current liabilities. If and for so long as Tenant is a publicly-traded entity, Net Current Assets will be measured as disclosed in Tenant’s publicly available documents (e.g., 10K, 10Q filings).

“Non-Structural Alterations” shall have the meaning given such term in Section 15(a) hereto.

“Normal Business Holidays” means New Years Day, Memorial Day, July 4th (Independence Day), Labor Day, Thanksgiving and Christmas Day and any other day which shall be recognized by office tenants generally (excluding federal or state banking institutions) as a national holiday on which office employees are not required to work.

“Normal Business Hours” for the Building means 7:00 a.m. to 6:00 p.m. on Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, exclusive of Normal Business Holidays.

“Occupant” means any Person from time to time entitled to the use and occupancy of any portion of the Complex under an ownership right or any lease, sublease, license, concession, or other similar agreement.

“OFAC” shall have the meaning given such term in Section 29(g) hereto.

“Office Area” means the office portion of the Building, consisting of 449,233 square feet of Rentable Area on floors 3 through 11 and any Common Areas associated therewith.

“Permitted Encumbrances” means all easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or after the Effective Date affecting title to the Complex. The Permitted Encumbrances as of the Effective Date are set forth on Exhibit “D” and approved by Tenant.

“Permitted Use” means the Permitted Use set forth in the Basic Lease Information.

“Permittee” means all Occupants and the officers, directors, employees, agents, contractors, customers, vendors, suppliers, visitors, invitees, licensees, subtenants, and concessionaires of Occupants insofar as their activities relate to the intended use and occupancy of the Complex.

“Person” means any individual, corporation, association, partnership, limited liability company, trust, governmental authority or other legal entity.

“Premises” means the total space subject to this Lease, from time to time, consisting of portions of the Put Premises, as each Space Component is delivered to Tenant, and the Initial Premises, as of the Commencement Date with respect to the Initial Premises. Whenever Tenant is leasing all of the Rentable Area on a floor in the Building, such floor shall be deemed to have no Common Areas, and all elevator lobbies, restrooms and corridors shall be deemed a part of the Premises.

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 4

“Primary Lease” shall have the same meaning given such term in Section 32(a) of this Lease.

“Primary Lease Recognition Agreement” shall have the same meaning as given such term in Section 32(a) of this Lease.

“Project” means the Complex, and the other land and improvements subject to either (i) the REOA, or (ii) any of the skyway agreements burdening the Complex.

“Property” means the land described in Exhibit ”A” attached hereto and incorporated herein by reference.

“Put Premises” means the Put Premises set forth in the Basic Lease Information.

“Put Premises Commencement Dates” means the Put Premises Commencement Dates set forth in the Basic Lease Information, or such earlier date as any Space Component is delivered to Tenant pursuant to Section 3(a) of this Lease.

“Remedies Notice” shall have the meaning given such term in Section 33(c) hereto.

“Renewal Options” means the Renewal Options set forth in the Basic Lease Information, as more fully described in Section 3(d).

“Rent” means, collectively, the Base Rent, Tenant’s Share of Basic Operating Costs (as provided in Section 6), and all other sums of money becoming due and payable to Landlord under this Lease.

“Rentable Area” of the Premises and the Building means the Rentable Area, as calculated in accordance with the American National Standards Institute’s Standard Method of Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996. All references to “RSF” mean the square feet of Rentable Area of a particular space, as set forth in the Basic Lease Information.

“Rentable Area of the Building” means (and is hereby deemed to be) 485,648 square feet of Rentable Area, consisting of the Office Area and the Retail Area, but specifically excluding storage space as identified in Section 3(e) of this Lease.

“Rentable Area of the Premises” means (and is hereby deemed to be) the number of square feet of Rentable Area of the Premises, from time to time, as set forth in the Basic Lease Information, irrespective of whether the same should be more or less as a result of variations resulting from later re-measurement or actual construction and completion of the Premises for occupancy, but specifically excluding storage space as identified in Section 3(e) of this Lease.

“REOA” means collectively items 4, 5, 6, 7, 8 and 9 on the attached “Exhibit D,” as the same may be amended from time to time.

“Retail Area” means the retail portion of the Building, consisting of 36,415 square feet of Rentable Area on floors 1 and 2 and any Common Areas associated therewith.

“Rules and Regulations” means the rules and regulations for the Complex set forth on Exhibit ”F” attached to this Lease and incorporated herein by reference, and any rules and regulations that are adopted or altered by Landlord in accordance with Section 27 of Exhibit ”F”. In the event of a conflict between Exhibit ”F” and the terms and conditions of the Lease, the terms and conditions of the Lease will control.

“Service Areas” means those areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) to which Tenant will have limited access, to the extent provided in this Lease or as otherwise permitted by Landlord from time to time upon request of Tenant, including, but not limited to, risers, service elevators, mechanical, telephone, equipment, electrical, janitorial and similar rooms and air and water refrigeration equipment.

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 5

“Service Failure” shall have the meaning given such term in Section 9(c) hereto.

“SNDA” shall have the meaning given such term in Section 32(d) hereto.

“Space Component” means each of the individual suites contained within the Put Premises, as shown in the chart set forth in the Basic Lease Information and on the attached Exhibit “E”.

“State” means the State of Minnesota.

“Substitute Tenant” shall have the meaning given such term in Section 26(f) hereto.

“Tangible Net Worth” means the excess of the value of tangible assets (i.e., assets excluding those which are intangible such as goodwill, patents and trademarks, unless otherwise disclosed in Tenant’s publicly available documents in which event such intangible assets will be included) over liabilities. If and for so long as Tenant is a publicly-traded entity, Tangible Net Worth will be measured as disclosed in Tenant’s publicly available documents (e.g., 10K, 10Q filings).

“Target Affiliated Entities” means one or more entities owned or controlled by Target Corporation or one or more entities owned or controlled by an entity which owns or controls Target Corporation.

“Taxes” means all taxes, rates, charges, levies and installments of assessments levied or assessed against and currently due and payable on the Property, the Building and any improvements within the Project (but excluding any income, profit, business or similar tax imposed on Landlord’s income unless, and then only to the extent, such tax imposed on Landlord’s income is levied, in whole or in part, in lieu of taxes, rates, charges, levies and assessments levied against the Property and/or the Building and further excluding any taxes, rates, charges, levies and assessments which are levied or assessed against the Property or the Building if and to the extent, such taxes, rates, charges, levies and assessments are levied, in whole or in part, in lieu of any income, profit, business or similar tax otherwise payable by Landlord) imposed by any Taxing Authority. Taxes will include interest on deferred installments of special assessments but, except as set forth in the following sentence, will not include penalties or interest resulting in delinquent payments. Taxes will include attorneys’ fees, expert witnesses fees, court costs and other charges including, without limitation, penalties or interest resulting from delinquent payments to the extent they arise out of a proceeding wherein the Landlord contests the taxes, or the amount thereof, in accordance with Section 6(c)(6). For the purpose of computing Taxes: (i) installments of special assessments will not be prepaid except as required by law or previously approved in writing by Tenant; (ii) Taxes will not include taxes, rates, charges, levies or assessments which were due and payable in the calendar year or years preceding the calendar year in which the Commencement Date occurs; and (iii) if Landlord is provided with a choice of periods over which assessments are spread and Landlord elects a period other than the longest period available without the prior written consent to Tenant, then at Tenant’s option, Taxes will be computed on the basis of the longest period available and interest on the assessment or assessments in question will be computed at the rate which would have been paid on the assessment or assessments in question had the same been spread over the longest period available.

“Taxing Authority” means any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, including, without limitation, the Minneapolis Downtown Improvement District, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances.

“Tenant Improvements” means those improvements to the Premises which Tenant elects to construct or have constructed in the Premises in accordance with the Tenant Improvements Agreement.

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 6

“Tenant Improvements Agreement” means the agreement between Tenant and Landlord for construction of improvements within the Premises, excepting Minor Non-Structural Alterations, attached as Exhibit “G” of this Lease.

“Tenant Incentive Payment” means the Tenant Incentive Payment described in the Basic Lease Information and defined in Section 5(b).

“Tenant’s Notice Address” shall mean the address of Tenant set forth on the signature page of this Lease.

“Tenant Related Party” means any officer, director, partner, employee, agent or contractor of Tenant.

“Tenant’s Share” means the proportion which the Rentable Area of the Premises, from time to time, bears to the Rentable Area of the Office Area, the Building, the Complex, or the Project, as applicable.

“Tenant’s Share of Basic Operating Costs” shall have the same meaning as set forth in the Basic Lease Information.

“Transfer” shall have the meaning given such term in Section 18(b) hereto.

2.      LEASE GRANT; GRANT OF EASEMENTS. Subject to all of the other terms and conditions of this Lease:

(a)      Landlord leases to Tenant, and Tenant leases from Landlord, the Premises together with all rights, benefits, easements, appurtenances, and hereditaments attaching, belonging, or pertaining to the Premises and the non-exclusive right to use the Common Areas;

(b)      During the Lease Term, Landlord hereby grants and conveys to Tenant for Tenant’s use and for the use of Tenant’s Permittees, in common with others entitled to use the same, a non exclusive easement for use of the Common Areas for all purposes for which they are intended, together with such access to the Common Areas as is reasonably necessary for such purposes;

(c)      During the Lease Term, Landlord hereby grants and conveys to Tenant, a non-exclusive right and easement to (i) tap into and use the Building systems from time to time and (ii) install, operate, maintain, repair, relocate and remove utility lines, conduits, ducts, cables and other facilities exclusively serving the Premises within those portions of the Common Areas intended for such utility lines and facilities. If a utility provider requires an easement, license or other limited access right as a condition to providing utility services required by Tenant, Landlord shall promptly execute such reasonable documentation as is necessary to satisfy this requirement and/or authorize Tenant to execute such documentation as applicable;

(d)      During the Lease Term, Landlord hereby grants and conveys to Tenant for its use and for the use of designated Occupants of the Premises, an easement for the installation, replacement, operation, maintenance and repair of the Tenant’s signage provided for in this Lease, together with access over, under, upon, through and across the Complex to install, replace, maintain, repair and operate utility lines necessary to provide such identification signs and accent lights with power to illuminate the same; and

(e)      Landlord hereby grants and conveys to Tenant and to its contractors, materialmen and laborers a temporary license for access and passage over and across such portions of the Complex as shall be reasonably necessary for Tenant to construct and/or maintain improvements and equipment within or serving the Premises; provided, however, that such license shall be in effect only during periods when actual construction and/or maintenance is being performed and provided further that the use of such license shall not be exercised so as to unreasonably interfere with the use and operation of such portions of the Building by other Occupants.

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 7

3.      LEASE TERM; ACCEPTANCE OF PREMISES; STORAGE SPACE.

(a)      This Lease shall continue in full force during a period beginning on the Effective Date of this Lease (although the Lease Term shall not commence and no Rent shall accrue with respect to the Initial Premises or any Space Component of the Put Premises until any such space becomes a part of the Premises, as provided herein) and ending on the Expiration Date, unless this Lease is terminated early or extended to a later date pursuant to any other term or provision hereof. Notwithstanding the schedule of the Put Premises Commencement Dates set forth in the Basic Lease Information, Tenant acknowledges and agrees that the attached Exhibit “E” contains a schedule of the anticipated early delivery date with respect to each Space Component, and that the Put Premises Commencement Date with respect to each such Space Component shall be the date the existing tenant has vacated such Space Component and removed all of its personal property therefrom. If any of the existing tenants of any of the Space Components should surrender a Space Component even earlier than the dates set forth on Exhibit “E”, Landlord may provide Tenant with written notice thereof, and Tenant shall accept delivery of such Space Component on the earlier of (i) the date three (3) months after Landlord notifies Tenant of such early availability of such Space Component; or (ii) the date Tenant would have been required to take delivery of such Space Component under the preceding sentence.

(b)      Subject to Landlord’s Work, Tenant shall accept delivery of the Initial Premises and each Space Component of the Put Premises in its “as is, where is” condition. Prior to delivering any Space Component of the Put Premises to Tenant, Landlord shall, at Landlord’s expense, cause the following work (“Landlord’s Work”) to be completed with respect to each such Space Component: (i) all existing Building systems, including HVAC and plumbing, shall be fully balanced and in good working order; (ii) all existing light fixtures shall be fully operational; (iii) any discolored existing ceiling tiles within the Space Component shall be replaced; and (iv) all signage shall be removed. Landlord represents and warrants, to Landlord’s knowledge, that each Space Component including, but not limited to Common Areas and restrooms, met all Disability Laws at the time of construction thereof.

(c)      On or about the Commencement Date with respect to the Initial Premises and the date Landlord delivers each Space Component to Tenant, Landlord and Tenant shall execute a Commencement Date Memorandum in the form attached hereto as Exhibit “H” confirming the Commencement Date and the acceptance by Tenant of such component of the Premises.

(d)      So long as no Event of Default exists at the time of such election, Tenant may renew this Lease for two (2) consecutive additional periods of five (5) years each on the same terms provided in this Lease by delivering written notice of the exercise thereof to Landlord, specifying the floors that Tenant elects to retain and Tenant’s suggested Market Rate (defined below) not earlier than twenty-four (24) months and not later than eighteen (18) months before the Expiration Date. If Tenant validly exercises a Renewal Option, on or before the commencement date of the extended Lease Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease.

(1)      Tenant may renew any amount of space in the Premises in excess of 225,000 RSF, provided all renewal space shall be in full floor increments, and all floors returned to Landlord shall constitute one contiguous block of space.

(2)      The Base Rent payable for each month during each such extended Lease Term shall be the prevailing rental rate (the “Market Rate”), at the commencement of such extended Lease Term, for space of equivalent quality, size and utility in the Market Area, with the length of the extended Lease Term and the credit standing of Tenant to be taken into account. The Market Rate shall include all economic components and financial inducements then being offered to tenants in the Market Area including, but not limited to, rental rate, rent abatement, escalations and tenant improvements. Within thirty (30) days after receipt of written notice of Tenant’s exercise of a Renewal Option, Landlord shall give to Tenant a written determination of Market Rate. In the event that Landlord fails to provide to Tenant its determination of Market Rate within thirty (30) days after receipt of Tenant’s written notice of its exercise of a Renewal Option, then the current Lease Term will be extended by one (1) day for each day that Landlord fails to timely give to Tenant its written determination of the Market Rate until such time that Landlord delivers to Tenant its written determination of the Market Rate (e.g., for illustrative purposes only, if Landlord does not deliver to Tenant its determination of the Market Rate until forty (40) days after receipt of Tenant’s written notice of its exercise of a Renewal Option, then the Lease Term would be extended by ten (10) days). Notwithstanding the preceding sentence, in the event that Landlord fails to provide to Tenant its determination of Market Rate within thirty (30) days after receipt of Tenant’s written notice of its exercise of a Renewal Option, Tenant may elect to rescind its exercise of such Renewal Option by written notice to Landlord, in which event this Lease will terminate on the Expiration Date, as said Expiration Date may have been extended pursuant this Section 3(d)(2).

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(3)      Upon Landlord’s delivery to Tenant of its determination of the Market Rate, Tenant shall have thirty (30) days in which to give written notice to Landlord that Tenant (a) disagrees with Landlord’s proposed Market Rate, or (b) accepts Landlord’s proposed Market Rate. If Tenant disagrees with Landlord’s determination of the Market Rate for an extension of the Lease Term, Tenant will deliver notice of such disagreement, together with Tenant’s proposed Market Rate, to Landlord within thirty (30) days of Tenant’s receipt of Landlord’s determination. The parties will then attempt in good faith to agree upon the Market Rate. If the parties fail to agree within forty-five (45) additional days, then the Market Rate shall be determined by three (3) brokers as provided in this Section 3(d)(3). Each of the parties will, within seven (7) Business Days after the end of the period for Landlord and Tenant to attempt to agree on the Market Rate, appoint a commercial real estate broker. Within seven (7) Business Days after each party has appointed a broker, the two brokers shall select a third broker. If the two brokers are unable to agree on the selection of a third broker, either Landlord or Tenant may petition the president of the Minnesota Commercial Association of Real Estate to appoint the third broker. Each of the three brokers must be a licensed real estate broker in the State and have at least ten (10) years of full-time commercial real estate brokerage experience with projects comparable to the Complex. None of the three brokers may have any material financial or business interest in common with either of the parties or amongst each other. Within seven (7) Business Days of the appointment of the third broker, Landlord and Tenant will each submit to the three brokers its respective determination of the Market Rate and any related information, which may be different than a party’s initial submission to the other party. Within twenty one (21) days after the appointment of the third broker, the three brokers will review each party’s submittal (and such other information as the three brokers deem necessary) and will each select, in total and without modification, the submittal presented by either Landlord or Tenant as the Market Rate. If all three brokers select one party’s submittal, the Market Rate shall be the submittal selected by the three brokers. If two of the brokers select one party’s submittal and the other broker selects the other party’s submittal, the Market Rate shall be the submittal selected by the two brokers. Subject to the previous sentence, if the three brokers timely receives one party’s submittal, but not both, the three brokers must designate the submitted proposal as the Market Rate for the applicable extension of the Lease Term. Any determination of Market Rate made by the three brokers in violation of the provisions of this Section 3(d)(3) shall be beyond the scope of authority of the three brokers and shall be null and void, in which event the selection process provided above will apply again with three new brokers. Each party shall pay the fees, costs and expenses of the broker it selects and shall pay one-half (½) of all fees, costs and expenses of the third broker. The Market Rate determined pursuant to the foregoing provision shall be final and binding on Landlord and Tenant, unless Tenant delivers to Landlord written notice within ten (10) days of the determination of the Market Rate pursuant to this Section 3(d)(3) that Tenant is withdrawing its exercise of the Renewal Option, in which event this Lease will terminate on the Expiration Date, as said Expiration Date may have been extended pursuant to Section 3(d)(2) above. Notwithstanding the foregoing, if the Market Rate has not been determined on or before the date that is twelve (12) months before the Expiration Date, as said Expiration Date may have been extended pursuant to Section 3(d)(2) above, Tenant will be deemed to have withdrawn its exercise of the Renewal Option, in which event this Lease will terminate on the Expiration Date, as said Expiration Date may have been extended pursuant to Section 3(d)(2) above.

(4)      Tenant shall have no further renewal options unless expressly granted by Landlord in writing.

Tenant’s rights under this Section 3(d) shall terminate if: (i) this Lease or Tenant’s right to possession of the Premises is terminated; or (ii) Tenant fails to timely exercise its option under this Section 3(d) time being of the essence with respect to Tenant’s exercise thereof. The provisions of this Section 3(d) are personal to Target Corporation and are not assignable, except that if Target Corporation assigns this Lease to any of the Target Affiliated Entities pursuant to Section 18(a) of this Lease, such Target Affiliated Entity will be permitted to exercise the Renewal Options.

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(e)      Tenant is currently subleasing 6,791 square feet of storage space in the Building, as depicted on the attached Exhibit “K”, which space will be included as part of this Lease for the Lease Term, as the same may be extended, as of April 1, 2014. Landlord shall put to Tenant, and Tenant shall lease from Landlord, the balance of the reasonably usable storage space in the Building (also depicted on the attached Exhibit “K”) up to a total of 13,120 square feet of storage space in the Building for the Lease Term, as the same may be extended, as such space becomes available. The gross rental rate for all storage space under lease, from time to time, shall be $9.00 per usable square foot, commencing January 1, 2012, which amount shall increase by 2.5% on January 1, 2013 and each January 1 thereafter during the Lease Term, as the same may be extended. Exhibit “K” also sets forth the anticipated date that each component of such space will become available. The provisions of this Section 3(e) are personal to Target Corporation and is not assignable. If Tenant surrenders a portion of the Premises with respect to any Renewal Term, Tenant must relinquish a portion of the storage space approximately equal to the percentage of the Premises surrendered.

4.      USE. The Premises shall, if used, be used solely for the Permitted Use and for no other purpose. Tenant shall: (i) lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Related Parties and any of its Permittees in the Common Areas and the Complex, from unlawful intrusion, theft, fire and other hazards; (ii) keep and maintain in good working order all security and safety devices installed in the Premises by or for the benefit of Tenant (such as locks and smoke detectors); and (iii) cooperate with Landlord and other tenants in the Building on Building safety matters. Tenant acknowledges that Landlord is not a guarantor of the security or safety of Tenant, its employees and invitees or their property; and that, except for those obligations of Landlord to provide security expressly provided in this Lease, such security and safety matters are the responsibility of Tenant and the local law enforcement authorities.

5.      PAYMENT OF RENT; TENANT INCENTIVE PAYMENT.

(a)      Except as otherwise expressly provided in this Lease, the Rent shall be due and payable to Landlord in advance in monthly installments on the first (1st) day of each calendar month during the Lease Term, at Landlord’s address as provided on the signature page of this Lease or to such other person or at such other address or pursuant to such wiring instructions as Landlord may from time to time designate in writing. Landlord may, at its option, bill Tenant for Rent, but no delay or failure by Landlord in providing such a bill shall relieve Tenant from the obligation to pay the Base Rent on the first (1st) day of each month as provided herein. All payments shall be in the form of a check or electronic funds transfer, unless otherwise agreed by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds. The Rent shall be paid without notice, demand, abatement, deduction or offset, except as otherwise expressly provided in this Lease or as may be provided at law and/or in equity. If the Lease Term as to any component of the Premises commences on other than the first (1st) day of a calendar month, then the Base Rent for such partial month for such component shall be prorated on a daily basis at the rental rate applicable to that portion of the Lease Term and Tenant shall pay such prorated amount to Landlord within ten (10) days following the applicable Commencement Date. If the Lease Term commences or ends at any time other than the first day of a calendar month, Tenant’s Share of Basic Operating Costs shall be prorated for such calendar month according to the number of days of the Lease Term in such calendar month and Tenant shall pay such prorated amount to Landlord within ten (10) days following the applicable Commencement Date as to the Lease Term of the applicable component of the Premises or Expiration Date, as applicable. The Base Rent rates for each Space Component and for the Initial Premises, from time to time, are set forth in the schedules included in the Basic Lease Information.

(b)      In lieu of any tenant improvement allowance, abatement of rent or any other lease concessions, Landlord shall pay to Tenant, by wire transfer, by the later to occur of (i) December 31, 2011, or (ii) five (5) Business Days after the Effective Date, a tenant incentive payment (the “Tenant Incentive Payment”) in the amount of Twenty Three Million Nine Hundred Fifty Thousand Dollars ($23,950,000). If Landlord fails to pay the Tenant Incentive Payment to Tenant on or before the due date thereof, Tenant may deduct such amount from the Rent next coming due under this Lease, in which case the outstanding unpaid amount shall accrue interest at the rate of eight percent (8%) per annum, compounded monthly, until fully repaid.

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6.      BASIC OPERATING COSTS; THIRD-PARTY MANAGEMENT COMPANY; TAX CONTESTS.

(a)      Commencing on the Commencement Date with respect to the Initial Premises or the date each Space Component is delivered to Tenant, as applicable, and throughout the Lease Term, Tenant shall pay to Landlord Tenant’s Share of Basic Operating Costs. On or before the date that is thirty (30) days after the Effective Date and sixty (60) days prior to the commencement of each calendar year during the Lease Term thereafter, Landlord shall provide Tenant with a then current estimate of Basic Operating Costs for the upcoming calendar year, and thereafter Tenant shall pay, as additional rental, in equal monthly installments, the estimated Tenant’s Share of Basic Operating Costs for the calendar year in question. In addition, if Landlord determines in good faith that any component of Operating Costs of the Complex or the Project has changed or is going to change prior to the end of a calendar year, Landlord shall have the right to revise its estimate of Operating Costs of the Complex or the Project to take into account such change and Tenant shall pay such adjusted amount thereafter; provided, however, Landlord agrees it will not revise the original estimate of Operating Costs of the Complex or the Project more than two times in any calendar year. The failure of Landlord to estimate Basic Operating Costs and provide said estimate on an annual basis shall in no event relieve Tenant of its obligation to pay Tenant’s Share of Basic Operating Costs; provided, however, Tenant may pay Tenant’s Share of Basic Operating Costs based on the most recent estimate received by Tenant until Landlord provides an updated estimate to Tenant of Tenant’s Share of Basic Operating Costs. In the event the Building is not at least one hundred percent (100%) occupied during any year of the Lease Term (including the calendar year in which the Lease Term commences with respect to any component of the Premises), the Basic Operating Costs shall be “grossed up” by increasing the variable components of Basic Operating Costs to the amount which Landlord projects would have been incurred had the Building been one hundred percent (100%) occupied during such year, such amount to be annualized for any partial year. Landlord agrees that property taxes shall be based on annual assessments and shall not be “grossed up.” All Basic Operating Costs of the Building shall be fairly allocated between the office and retail portions of the Building and neither the office portion nor the retail portion of the Building shall be required to subsidize the operation or costs of the other.

(b)      On or before April 1 of each calendar year during Tenant’s occupancy (including the calendar year following the year in which the Lease Term is terminated or expires), or as soon thereafter as possible, Landlord shall furnish to Tenant a statement of Tenant’s Share of Basic Operating Costs (the “Statement”) for the prior year. In the event of an underpayment by Tenant because of any difference between the amount, if any, collected by Landlord from Tenant for the estimated Tenant’s Share of Basic Operating Costs and the actual amount of Tenant’s Share of Basic Operating Costs, such underpayment shall be paid to Landlord within forty-five (45) days after receipt by Tenant of an invoice therefore. In the event of an overpayment by Tenant because of any difference between the amount, if any, collected by Landlord from Tenant for the estimated Tenant’s Share of Basic Operating Costs and the actual amount of Tenant’s Share of actual Basic Operating Costs, and provided that no monetary Event of Default has occurred and is continuing, Landlord shall, at Tenant’s election, either credit such overpayment against Rent or refund the overpayment in cash to Tenant. If a monetary Event of Default exists, Landlord shall credit such overpayment against delinquent Rent and any remaining balance against Tenant’s next installment of Rent. Any overpayment by Tenant during the last year of the then existing Lease Term shall be refunded by Landlord to Tenant within thirty (30) days following the expiration of such Lease Term. The obligation to refund underpayments and overpayments shall survive the expiration of this Lease.

(c)      “Basic Operating Costs” means all direct and, to the extent provided in Section 6(c)(11), indirect costs and expenses incurred in each calendar year of operating, maintaining, repairing, managing and, to the extent specifically provided below, owning the Complex or the Project, as applicable, including, without limitation, the following:

(1)      Wages, salaries, benefits and other compensation of all employees engaged in the direct management, operation and maintenance of the Complex or the Project with the title not higher than general manager (or professional equivalent), including, without limitation, employer’s social security taxes, unemployment taxes or insurance and any other taxes which may be levied on such wages, salaries and other compensation, and the cost of medical, disability and life insurance and pension or retirement benefits for such employees; provided, however, with respect to employees engaged in the operation and maintenance of other buildings owned by Landlord (or an affiliate of Landlord), other than the Complex, such items shall be fairly apportioned among all such buildings;

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(2)      Cost of leasing or purchasing all supplies, tools, equipment and materials used in the operation, maintenance, repair and management of the Complex or the Project;

(3)      Except to the extent the same are paid directly or separately by Tenant (in which case the equivalent costs attributable to any other tenant shall be excluded so that, for example, if Tenant pays separately for electricity used in the Premises, there shall be excluded from Basic Operating Costs, the cost of electricity furnished to all other tenants) to the applicable provider or to Landlord, the cost of all utilities for the Complex or the Project (both interior and exterior), including, without limitation, the cost of water and power, electrical utilities, sewage, heating, lighting, air conditioning and ventilation for the Complex or the Project. Subject to Section 9(a)(6) of this Lease, so long as the Tenant is Target Corporation or any of the Target Affiliated Entities, it shall have the right, but not the obligation, to separately meter (to the extent reasonably possible) some or all of the utilities serving the Premises, from time to time, at its sole cost and expense. After the completion of any separate metering, Tenant shall pay for the consumption and other charges related to such utility services directly to the utility provider. Tenant shall, upon the written request of Landlord, provide to Landlord copies of any utility bills and other bills related to items for which Tenant directly contacts pursuant to the terms of this Lease. Any separate metering shall be performed in accordance with Section 15 or Exhibit “G” of this Lease, as applicable;

(4)      Cost of all maintenance and service agreements for the Complex and surrounding grounds, including, but not limited to, janitorial service, pest control, security service and access control equipment, equipment leasing, energy management system leasing, snow removal, landscape maintenance, alarm service, window cleaning, caulking, metal finishing, trash collection and removal and elevator maintenance, re-painting, re-striping, seal-coating, cleaning, sweeping, patching and repairing loading dock areas and other paved surfaces serving the Building; provided, however, so long as the Tenant is Target Corporation or any of the Target Affiliated Entities and Target Corporation and any of the Target Affiliated Entities collectively occupy at least 225,000 RSF of the Office Area, Landlord shall allow Target Corporation or any of such Target Affiliated Entities to directly contract and pay for the following services and supplies for the Premises: janitorial and related supplies, and security (to the extent permitted pursuant to Section 10(d)). To the extent that Target Corporation or any of the Target Affiliated Entities pays directly for utilities pursuant to Section 6(c)(3) above, or any other services, or performs such services itself, the cost of providing such services shall not be included in Basic Operating Costs in determining Tenant’s Share of the Basic Operating Costs; provided, however, the cost of such services shall be deemed to be gross revenue received by Landlord from the Building for purposes of determining the management fee. Notwithstanding the preceding sentences of this Section 6(c)(4), if Tenant is reasonably dissatisfied with any of such services provided by or at the direction of Landlord that Tenant is entitled to directly contract for, and Tenant remains reasonably dissatisfied with any of such services after providing Landlord with written notice and a reasonable opportunity to address Tenant’s dissatisfaction, then, if Tenant elects to pay directly for or perform any of such services, the cost of such services shall not be deemed to be gross revenue received by Landlord from the Building for purposes of determining the management fee. If Target Corporation or any of the Target Affiliated Entities provides its own janitorial services to the Premises, it shall use contractors reasonably acceptable to Landlord and it shall comply with the Janitorial Specifications attached as Exhibit “J”, which Landlord and Tenant may mutually agree to change from time to time. Landlord and Tenant further agree that all janitorial services and maintenance of the Premises, whether provided by Landlord or Tenant, shall be performed in a first-class manner, consistent with a Class A building in the Market Area. Neither Landlord nor Tenant shall permit deferred maintenance to exist with respect to any of its respective maintenance obligations;

(5)      Cost of all insurance relating to the Complex or the Project, including, but not limited to, fire and extended coverage insurance, terrorism, earthquake and flood insurance, environmental insurance, rental interruption insurance and liability insurance applicable to the Complex or the Project and Landlord’s personal property used in connection therewith, or other coverages as may be reasonably required by Landlord from time to time, plus the cost of all deductible payments made by Landlord in connection therewith;

(6)      All Taxes that are due and payable for the applicable calendar year (if the amount of Taxes payable for any calendar year is changed by final determination of legal proceedings, settlement, or otherwise, such changed amount shall be the Taxes for such year), Landlord may, but is not obligated to, contest the amount or validity, in whole or in part, of any Taxes;

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(7)      Cost of repairs and general maintenance for the Complex or the Project (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant or other third parties);

(8)      Costs of performing responsibilities allocable to the Project and costs of contributions allocable to the Common Areas and operation of the Project, including costs, expenses and charges incurred by Landlord in connection with public sidewalks, walkways, skyways, rights of way or other public facilities, or any easements or other appurtenances to the Complex or the Project;

(9)      Legal expenses incurred with respect to the Complex or the Project which relate directly to the operation of the Complex or the Project and which benefit all of the tenants of the Complex or the Project generally, such as legal proceedings to abate offensive activities or uses or reduce property taxes, but excluding legal expenses related to the collection of Rent or to the sale, leasing or financing of the Complex or for legal proceedings brought against another tenant within the Complex which shall not be included;

(10)      Expenses incurred in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but not in effect or applicable to the Complex or the Project as of the Effective Date of this Lease;

(11)      Except as excluded in Section 6(d)(7) below, amortization of the cost of installation of capital investment items and, notwithstanding Section 6(d)(7), amortization of the cost of installation of capital investment items which: (A) Landlord reasonably believes will either (i) reduce (or avoid increases in) Basic Operating Costs, or (ii) promote safety; or (B) may be required in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but was not in effect or applicable to the Complex or the Project, as of the Effective Date of this Lease. All costs of such capital investment items shall be amortized, together with an amount equal to interest at eight percent (8%) per annum, with the amortization schedule being determined in accordance with generally accepted accounting principles and in no event shall the amortization period be less than three years or extend beyond the remaining useful life of the Building;

(12)      Costs of ad valorem tax consultants;

(13)      such other reasonable and necessary costs, expenses and charges as may ordinarily be incurred in connection with managing, maintaining, repairing and operating a Class A office building project similar to the Complex or the Project; and

(14)      Fee for management services, whether provided by an independent management company, by Landlord or by any affiliate of Landlord, but only to the extent that the costs of such services do not exceed competitive costs for comparable services in comparable buildings of the class, type, size, age and location of the Building in the Market Area; provided, however, beginning on the Commencement Date with respect to the Initial Premises, so long as Tenant is Target Corporation and Target Corporation or any of the Target Affiliated Entities leases all of the Office Area, the annual management fee charged to Target Corporation or any of the Target Affiliated Entities as an Operating Cost shall be an amount equal to two percent (2%) of the gross revenue received by Landlord from the Building in each calendar year during the Lease Term.

(d)      Notwithstanding anything to the contrary in this Lease, Basic Operating Costs shall not include any expenses or costs for the following items:

(1)      Except as provided in Section 6(c)(11), depreciation or amortization of the Building or its contents or components;

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(2)      Expenses for the preparation of space (including tenant finish out costs) or other similar type work which Landlord performs for any tenant or prospective tenant of the Complex or Project;

(3)      Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including, but not limited to, marketing costs, tenant improvement allowances and leasing commissions;

(4)      Except as provided in Section 6(c)(9), legal expenses;

(5)      Interest, amortization or other costs associated with any mortgage, loan or refinancing of the Complex;

(6)      Any ground rent incurred for the Complex;

(7)      Except as may be required as a result of Tenant Improvements, Alterations or the negligence or willful misconduct of Tenant, any material capital costs with respect to Building systems which are required within the Building and the Premises during the first thirty-six (36) months after the Commencement Date with respect to the Initial Premises (i.e. April 1, 2014) that under generally accepted accounting principles are required to be classified as capital expenditures, and the related amortization thereof;

(8)      All costs incurred in connection with or directly related to the original construction of the Complex or the Project (as distinguished from the operation, repair and maintenance thereof);

(9)      Costs of correcting defects in or inadequacy of the initial design or construction of the Complex or the Project, or repair and replacement of any of the original materials or equipment required as a result of such defects or inadequacies;

(10)      The costs of any repair to remedy material damage caused by or resulting from the negligence of any other tenants in the Complex or the Project, including their agents, servants, employees or invitees, to the extent such other tenants, including their agents, servants, employees or invitees are reasonably identifiable;

(11)      Any items to the extent Landlord is reimbursed by insurance or otherwise compensated, including direct reimbursement by any tenant, less the out-of-pocket cost of collection;

(12)      A bad debt loss, rent loss or reserves for bad debts or rent loss;

(13)      Any item of cost which is includable in Basic Operating Costs but which represents an amount paid to an affiliate of Landlord or an affiliate of any partner or shareholder of Landlord, to the extent the same is in excess of the fair market value of said item or service;

(14)      All interest or penalties incurred as a result of Landlord’s failure to pay any costs as the same shall become due and any other costs due to Landlord’s breach of this Lease;

(15)      Costs of alterations of space or other improvements made for specific tenants of the Building (other than Tenant), including bringing such areas of the other tenant’s premises into compliance with the provisions of applicable governmental requirements and/or Disability Laws;

(16)      Costs of replacements to personal property for which depreciation costs are expressly included as Basic Operating Costs;

(17)      Costs of excess or additional services provided to any tenant in the Project which are directly billed to such tenant;

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(18)      Costs of repairs due to casualty or condemnation to the extent reimbursed by third parties;

(19)      Costs for the removal and/or remediation of Hazardous Materials (other than fluorescent or high-intensity discharge lamps, CFCs, petroleum products and other Hazardous Materials customarily found in the operation, maintenance and repair of comparable office buildings in the Market Area and other than Hazardous Materials released by Tenant or its Permittees);

(20)      The cost of any item or service otherwise included in Basic Operating Costs to the extent Landlord, the building manager, or any officer or employee of either receives from suppliers of goods or services any “kick-backs”, finder’s fees, expediting fees or similar fees in connection with such item or service;

(21)      The cost of sculptures, paintings or other artwork;

(22)      Costs incurred in advertising or promoting the Building for any purpose;

(23)      Except for equipment required for periodic maintenance (e.g., scissor lift), rentals and other related costs, if any, incurred with leasing air conditioning, security or other building operating management systems, elevators or other equipment and facilities which, if purchased by Landlord, would ordinarily be considered a capital expenditure;

(24)      Contributions to or memberships in any organizations, whether professional, political, civic or charitable, other than those customarily joined by managers of Class A office buildings in the Market Area from time to time including, without limitation, BOMA;

(25)      Travel, entertainment and related expenses incurred by Landlord or its agents and employees, except to the extent directly attributable to the management of the Complex;

(26)      Any charge or incrementally higher cost for any Basic Operating Costs greater than that paid by any other tenant within the Office Area of the Building such that Landlord shall not treat Tenant any less favorably than any other existing or future tenant of the building with respect to Basic Operating Costs; and

(27)      Any LEED certification/re-certification expenses. Notwithstanding the preceding sentence, Tenant will, at no cost or expense to Tenant, reasonably cooperate with Landlord in providing Landlord with requested information for any certification/recertification process. Such information may include, but is not limited to, utilities invoices and recycling data, and the answering of questionnaires and surveys.

(e)      The following items of income shall be credited to, and result in a corresponding reduction of the Basic Operating Costs:

(1)      all cash discounts, trade discounts and quantity discounts received by Landlord in the operation of the Project to the extent the non-discounted costs were fully included in Basic Operating Costs; and

(2)      any refunds, credits or other payments or compensation received by Landlord in connection with goods or services to the extent the costs incurred by Landlord in providing those goods and services were included in Basic Operating Costs; provided, however, the credit will, in each instance, be limited to the amount of the cost in question included in the Basic Operating Costs.

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(f)      So long as Tenant is Target Corporation or any of the Target Affiliated Entities and Target Corporation or any of the Target Affiliated Entities collectively occupy all of the Office Area, Target Corporation (on behalf of itself and any of the Target Affiliated Entities) shall have the right to review and make recommendations regarding the specifications for the services and the level of service provided in the Office Area, and shall have the right to participate in the development of an annual Basic Operating Costs budget for the Office Area. At least ninety (90) days prior to the end of each calendar year, Landlord shall provide to Tenant its proposed annual Basic Operating Costs budget for the Office Area a detailed statement of the estimated Basic Operating Costs, detailing the methods of allocation, the quality and quantity of services to be provided in the Project during such Fiscal Year, the costs of which are included in Basic Operating Costs, and Tenant’s Share of Basic Operating Costs. Landlord will make available to Tenant, in the office of Landlord’s local property manager, such reasonable background information as is necessary for Tenant to evaluate such statement, and within thirty (30) days of the date of delivery by Landlord to Tenant of such statement and background, Landlord and Tenant will meet to review and discuss comments and/or recommendations made by Tenant with respect to the quantity and quality of services, the cost of which are included in annual Basic Operating Costs, and with respect to other matters associated therewith, which recommendations Landlord will in good faith consider and incorporate into such estimate to the extent the same are reasonable, always with a view, however, to operating and maintaining the Building in accordance with the Laws and in first class condition, consistent with comparable Class A office buildings in the Market Area. All services contracted for by or performed on behalf of Landlord shall be at commercially reasonable rates commensurate with those rates generally available competitively in the Market Area. Target Corporation shall have fifteen (15) Business Days after the 30-day meeting period to disapprove the following service or supply contracts for the Building: janitorial, metal maintenance, fire and security alarm monitoring, other security services, HVAC maintenance contract, or restroom supplies. Target Corporation’s right to disapprove any such service or supply contracts will be subject to Target Corporation establishing either that the service or supply contractor is not a qualified and competent service or supply provider or its rates are not commercially reasonable. If Target Corporation disapproves any of the service or supply contracts listed above, Landlord and Target Corporation will meet within ten (10) Business Days after Landlord’s receipt of Target Corporation’s notice of disapproval in an attempt to reach agreement, in a commercially reasonable manner, on the service or supply contract in question. If, after such meeting, Landlord and Target Corporation have not reached agreement with respect to such service or supply contract, Landlord shall be entitled to make the final decision with respect thereto; provided, however, if Target Corporation has provided reasonable evidence to Landlord that it can obtain the service(s) or supply provider(s) or provide the service(s) itself at a cost and expense lower that Landlord, then Target Corporation shall be allowed, at its sole election, to perform such service(s) or obtain such service(s) or supply providers, in accordance with Sections 6(c)(3) and 6(c)(4) of this Lease, in which case the equivalent costs attributable to any other tenant shall be excluded from Basic Operating Costs. Except as expressly provided to the contrary in this Lease, Landlord and Target Corporation acknowledge that the Basic Operating Costs budget is only an estimate of anticipated expenditures, and nothing contained herein shall be deemed (i) to limit Target Corporation’s obligation to pay Tenant’s Share of Basic Operating Costs or other items of Additional Rent, whether or not actual Basic Operating Costs or other Additional Rent exceed the amounts in the Basic Operating Costs budget, or (ii) to preclude Landlord from incurring expenditures in excess of or in addition to those set forth in the Basic Operating Costs budget, to the extent required in connection with the performance of Landlord’s obligations under this Lease or deemed necessary or desirable by Landlord in connection with the prudent operation of the Complex or the Project.

(g)      If there exists any dispute as to the calculation of Tenant’s Share of Basic Operating Costs (a “Dispute”), the events, errors, acts or omissions giving rise to the Dispute shall not constitute a breach or default by Landlord nor shall Landlord be liable to Tenant, except as specifically provided below. If there is a Dispute, Tenant shall so notify Landlord in writing within sixty (60) days after receipt of the Statement. Such notice shall specify the items in Dispute. Notwithstanding the existence of a Dispute, Tenant shall timely pay the amount in dispute as and when required under this Lease, provided such payment shall be without prejudice to Tenant’s position. Upon notice of such Dispute, Landlord shall thereafter provide Tenant with such supplementary information regarding the items in Dispute as may be reasonably requested by Tenant in an effort to resolve such Dispute; provided, however, that Landlord shall not be required to provide any supplementary information to Tenant unless all sums shown to be due by Tenant on the Statement are paid in full. If Landlord and Tenant are unable to resolve such Dispute, such Dispute shall be referred to a mutually satisfactory third party certified public accountant for final resolution, subject to the audit rights of Tenant contained in Section 6(h). The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute). If a Dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days thereafter, at Tenant’s option either refund any overpayment to Tenant or credit the overpayment to Tenant’s next installment of Rent, together with interest from the time of such overpayment at eight percent (8%) per annum. The determination of such certified public

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accountant shall be final and binding, subject to the audit rights of Tenant contained in Section 6(h), and final settlement shall be made within thirty (30) days after receipt of such accountant’s decision. If Tenant fails to dispute the calculation of Tenant’s Share of Basic Operating Costs in accordance with the procedures and within the time periods specified in this Section 6(g), or request an audit of the Basic Operating Costs in accordance with the procedures and within the time periods specified in Section 6(h), the Statement shall be considered final and binding for the calendar year in question; provided however, that if an audit pursuant to Section 6(h) determines that Landlord has been in error by more than five percent (5%), then Tenant shall have the right to conduct an audit for such prior periods beyond the one year limit set forth below, up to a maximum of three (3) years, including the year of the audit, unless any of such prior years has already been audited, in which event any of such prior years that has already been audited shall not be subject to further audit.

(h)      Tenant, at Tenant’s expense (except as otherwise provided in Section 6(g)) shall have the right, no more frequently than once per calendar year, following ten (10) days’ prior written notice (such written notice to be given within sixty (60) days following Tenant’s receipt of Landlord’s Statement delivered in accordance with Section 6(b)) to Landlord, to audit Landlord’s books and records relating to Basic Operating Costs for the immediately preceding calendar year only; provided that such audit must be concluded within one hundred twenty (120) days after receipt of Landlord’s Statement for the year to which such audit relates; and provided further that the conduct of such audit must not unreasonably interfere with the conduct of Landlord’s business. Without limitation upon the foregoing, Tenant’s right to audit Landlord’s books and records shall be subject to the following conditions:

(1)      Such audit shall be conducted during Normal Business Hours and at the location where Landlord maintains its books and records;

(2)      Tenant shall deliver to Landlord a copy of the results of such audit within thirty (30) days after its receipt by Tenant;

(3)      No audit will be permitted if a monetary Event of Default by Tenant has occurred and is continuing under this Lease;

(4)      Such audit must be conducted by auditors with a designation of certified public accountant or professional equivalent or by an independent, nationally recognized accounting firm or a local accounting firm reasonably acceptable to Landlord that is not being compensated by Tenant on a contingency fee basis and which has agreed with Landlord in writing to keep the results of such audit confidential by executing and delivering to Landlord a confidentiality agreement in the form of Exhibit “I” attached to this Lease, such confidentiality agreement to also be signed and delivered to Landlord by Tenant; provided, however, the provisions of this Section 6(h)(4) will not be applicable to Tenant’s internal auditors. In the event that Tenant utilizes internal auditors, Tenant will, subject to Laws, use commercially reasonable measures in an effort to keep the results of such audit confidential;

(5)      No subtenant shall have the right to audit;

(6)      If, for any calendar year, an assignee of Tenant (as permitted by this Lease) has audited or given notice of an audit, Tenant will be prohibited from auditing such calendar year, unless in the case of an audit having been noticed but not yet performed by such assignee, the assignee withdraws its audit notice, and, similarly, if Tenant has audited such calendar year or given such notice, the foregoing restrictions of this Section 6(h)(6) will apply to the assignee’s right to audit; and

(7)      Any assignee’s audit right will be limited to the period after the effective date of the assignment.

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Unless Landlord in good faith disputes the results of such audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment or underpayment of Tenant’s Share of Basic Operating Costs within thirty (30) days after delivery of such audit to Landlord. In the event of an overpayment by Tenant, within thirty (30) days following the delivery of such audit, Landlord shall, if no monetary Event of Default exists, at Tenant’s election, make a cash payment to Tenant in the amount of such overpayment or credit such overpayment against Tenant’s next installment of Rent and make a cash payment to Tenant for the balance. If a monetary Event of Default exists, Landlord shall credit such overpayment against delinquent Rent and any remaining balance against Tenant’s next installment of Rent. If the overcharge to Tenant exceeds the actual Basic Operating Costs by more than three percent (3%), Landlord shall pay the reasonable costs of conducting such audit; otherwise, Tenant shall pay the costs of the audit. In the event Landlord in good faith disputes the results of any such audit, the parties shall in good faith attempt to resolve any disputed items. If Landlord and Tenant are able to resolve such dispute, final settlement shall be made within thirty (30) days after resolution of the dispute. If the parties, exercising good faith with all due diligence, are unable to resolve any such dispute within one hundred twenty (120) days after Tenant’s receipt of Landlord’s statement, any sum on which there is no longer dispute shall be paid and any remaining disputed items shall be referred to a mutually satisfactory third party certified public accountant for final resolution. The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute). The determination of such certified public accountant shall be final and binding and final settlement shall be made within thirty (30) days after receipt of such accountant’s decision. Promptly upon the undisputed determination of the results of such audit or the resolution of a disputed audit, the parties shall execute a memorandum indicating acknowledgment of such determination or resolution, as the case may be.

(i)      So long as Tenant is Target Corporation or any of the Target Affiliated Entities and Target Corporation or any of the Target Affiliated Entities occupies at least 225,000 RSF of the Office Area, Tenant is hereby granted the authority, on Landlord’s behalf, to contest the validity or amount of any tax or assessment, in whole or in part, or endeavor to obtain a reduction of the assessed valuation for the purposes of reducing the Taxes, by any appropriate proceeding commenced and conducted within applicable time periods. Tenant shall notify Landlord at least thirty (30) days before Tenant commences any contest of the Taxes. Landlord will join in any such proceedings if necessary to prosecute such proceedings properly, and Landlord will cooperate in any contest conducted by Tenant; provided, however, that any such contest will be taken without expense to Landlord, except to the extent the Property will benefit therefrom. Notwithstanding a contest of the Taxes by Tenant, Tenant shall timely pay to Landlord all invoices related to Taxes, as and when required under this Lease. Tax refunds obtained pursuant to any contest conducted by Tenant or Landlord will be payable as follows: (1) first, Landlord will be reimbursed for any and all actual and reasonable costs incurred by Landlord for such contest and reasonably evidenced to Tenant; (2) second, to the extent any refund monies remain, Tenant will be reimbursed for any and all actual and reasonable costs incurred by Tenant for such contest and reasonably evidenced to Landlord; (3) third, to the extent any refund monies remain, the balance of any refund monies will be paid to Tenant based on Tenant’s Share at the time the refund monies are obtained pursuant to any contest and the remainder of refund monies, if any, will be paid to Landlord.

7.      LATE PAYMENTS; DISHONORED CHECKS.

(a)      In the event any installment of Rent is not received within five (5) days after the date due (without in any way implying Landlord’s consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of Rent, a late payment charge equal to one percent (1%) of the installment of Rent due, it being understood that said late payment charge shall be for the purpose of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late payments. Notwithstanding the foregoing: (i) the late payment charge shall not be applicable to the first such late payment occurring in any one (1) calendar year period; and (ii) the late payment charge shall increase to five percent (5%) of the installment of Rent due if Tenant becomes responsible for a late payment charge more than twice during any consecutive twelve (12) month period. Such charge shall revert to one percent (1%) after Tenant has paid Rent for twelve (12) consecutive months without incurring a late charge. In the event of any such late payment(s) by Tenant, the additional costs and expenses so resulting to Landlord will be difficult to ascertain precisely and the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such additional costs and expenses. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any other rights or remedies granted hereunder unless such default is otherwise cured within the time period provided in this Lease.

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(b)      In addition to the late payment charge contained in Section 7(a), all Rent, if not paid within thirty (30) days of the date due, shall, at the option of Landlord, and to the extent permitted by law, bear interest from the date due until paid at the Default Rate.

(c)      If any check is tendered by Tenant and not duly honored with good funds, Tenant shall, in addition to any other remedies available to Landlord under this Lease, pay Landlord a “NSF” fee of $25.00.

8.      SECURITY DEPOSIT. [Intentionally Deleted.]

9.      SERVICES TO BE FURNISHED BY LANDLORD.

(a)      Landlord agrees to furnish Tenant the following services in a manner consistent with Class A office standards in the Market Area:

(1)      Facilities for hot and cold water at those points of supply provided for general use of other tenants in the Building and as necessary to service any kitchen facilities within the Premises and provided solely for the use of Tenant and its employees, and central heat and air conditioning in season (the cost of such service to be paid by Tenant and other tenants of the Complex in accordance with Section 6(c)(3), and the cost of such service during other than Normal Business Hours to be paid as set forth in Section 9(a)(8)), during Normal Business Hours. Landlord shall provide heating, ventilating, and cooling during Normal Business Hours within the capabilities of the existing systems serving the Building. In no event shall Landlord be required to replace or supplement the existing systems to achieve a level of heating, ventilating or cooling beyond the capabilities, as of the Effective Date, of the existing systems serving the Building. For informational purposes only, Landlord discloses to Tenant that the heating and cooling systems for the Building are designed to meet the following specifications: maximum indoor summer temperature of 74° F. with maximum indoor relative humidity of 60% when outside temperature is 89° F. DB/78° F. WB, and with minimum indoor winter temperature of 72° F. with minimum indoor relative humidity of 25% when outside temperature is -16° F. DB;

(2)      Routine maintenance for all Common Areas (as such term is limited in the definition thereof) and Service Areas of the Building in a manner consistent with Class A office standards in the Market Area. Landlord shall maintain all elevators and escalators serving the Building in good working order under maintenance agreements;

(3)      Except as provided in Section 6(c)(4) of this Lease, janitorial service, five (5) days per week, exclusive of Normal Business Holidays, at a level comparable to that provided in Class A office buildings within the Market Area;

(4)      All Building Standard fluorescent and incandescent bulb and ballast replacement in the Premises, the Common Areas and the Service Areas;

(5)      Limited access to the Building (or to the floor on which the Premises are located) during other than Normal Business Hours through the use of master entry cards and/or keys. Except as expressly provided in Section 21 of this Lease, Landlord shall have no liability to Tenant, its employees, agents, contractors, invitees, or licensees for losses due to theft or burglary (other than theft or burglary committed by employees of Landlord), or for damages done by unauthorized persons in the Premises or on the Complex. Tenant shall cooperate fully in Landlord’s efforts to control access in the Building and shall follow all regulations promulgated by Landlord with respect thereto which are adopted in accordance with Exhibit “F”.

(6)      Electricity and proper facilities to furnish (A) Building Standard lighting, and (B) sufficient electrical power for normal office machines (including desk-top computer facilities and desk-top word processing facilities) and other machines of similar electrical consumption (“Miscellaneous Power”). In the event Landlord determines, in its commercially reasonable discretion, that Tenant will require, or is consuming, special lighting in excess of Building Standard or Miscellaneous Power in excess

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of the Building Standard, Tenant shall reimburse Landlord for the cost of any additional equipment, such as transformers, risers and supplemental air conditioning equipment, which Landlord’s engineer reasonably deems necessary to accommodate such above-standard consumption (without implying any obligation on the part of Landlord to accommodate such use), and Landlord may install separate meters to all or a portion of the Premises at the cost of Tenant. In the event separate utility meters are provided to the Premises, Landlord may elect to have all charges for the utilities separately metered to the Premises billed directly to Tenant and Landlord shall make a corresponding adjustment to Tenant’s Share of Basic Operating Costs. Similarly, if another tenant or occupant within the Project or the Complex is consuming special lighting in excess of Building Standard or Miscellaneous Power in excess of the Building Standard, Landlord shall not include such amounts in the Basic Operating Costs and shall recover said amounts directly from the tenant or occupant consuming special lighting in excess of Building Standard or Miscellaneous Power in excess of the Building Standard.

(7)      Escalator and passenger elevator service in common with other tenants of the Building for ingress to and egress from the floor(s) upon which the Premises are situated, twenty-four (24) hours a day, seven (7) days a week, and non-exclusive freight elevator service to the Premises during Normal Business Hours and at other times upon reasonable prior notice to Landlord and approval of the Building manager. Any passenger or freight elevator use shall be subject to the Rules and Regulations for the Building and shall be subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems.

(8)      Heating and air conditioning during other than Normal Business Hours shall be furnished only upon the prior request of Tenant made in accordance with such procedures as are, from time to time, reasonably prescribed by the Building manager, and Tenant shall bear the cost of such requested heating and air conditioning service at the After Hours HVAC Rate; provided, however, the After-Hours HVAC Rate may be adjusted, from time to time, to reflect increases or decreases in the costs incurred by Landlord in providing such service. In the event any other tenant within the same HVAC zone as the Premises also requests after-hours heating or air conditioning during the same period as Tenant, Landlord shall equitably allocate the cost thereof among all tenants within the same HVAC zone requesting such service.

(b)      In the event Landlord agrees to provide any additional services not required of Landlord under this Lease at the specific request of Tenant, without implying any obligation on the part of Landlord to do so, the provision of such services shall, unless otherwise specifically agreed in writing, be subject to the availability of Building personnel, and, if the provision of any such service requires Landlord to incur any out-of-pocket cost, Tenant shall reimburse Landlord for the actual cost of providing such service within thirty (30) days following receipt of an invoice with reasonable supporting documentation from Landlord. Landlord shall continue the provision of such additional service unless Tenant has otherwise specified in writing or provides to Landlord at least thirty (30) days advance written notice to cease providing the additional service.

(c)      Except as provided in Section 21 of this Lease, in the event of an interruption or cessation in or failure of or inability by Landlord to provide any services to the Premises or Building as provided for in this Lease for any reason (“Service Failure”), such Service Failure shall not, regardless of duration, impose upon Landlord any liability whatsoever; provided, however, in the event of a Service Failure, Landlord shall use commercially reasonable efforts to remove the cause of the failure or cessation and restore the service promptly, including, without limitation, temporary equipment rental, payment of overtime pay, travel expenses, and the expenses of shipping by air (the costs of which shall be included in Basic Operating Costs). In the event the result of such Service Failure resulting from causes other than matters of Force Majeure and if such Service Failure shall render the Premises untenantable for the reasonable conduct of Tenant’s business and such untenantability continues for five (5) consecutive Business Days, Rent and other charges payable by Tenant to Landlord hereunder shall abate based on the proportionate share of the Premises rendered untenantable, from the beginning date of such Service Failure; and if such Service Failure shall continue for a period of more than two hundred seventy (270) consecutive days and more than 20% of the Rentable Area within the Premises is rendered continuously untenantable during that period, Tenant shall have the right to terminate this Lease with respect to the portion of the Premises that is untenantable provided notice of said termination is given to Landlord prior to reinstatement of said facilities, utilities or services. Notwithstanding the foregoing, if there is an interruption in electrical power which is (a) specific to the Building (as opposed to an interruption or curtailment in electrical power which extends beyond the Building to

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include other properties), (b) causes the Premises to be untenantable, and (c) is not caused by an event of Force Majeure, then Tenant will be entitled to deliver Landlord a notice stating that if the untenantability caused by the interruption is not cured within five (5) Business Days, Tenant will be entitled to an abatement of Rent as provided in this Section 9(c). If Tenant properly delivers such an abatement notice to Landlord, and the untenantability caused by the interruption in electric power is not remedied within five (5) Business Days after Landlord receives Tenant’s abatement notice, then Tenant shall thereafter be entitled to an abatement of Rent (in proportion to the portion of the Premises rendered untenantable by the interruption in electrical power) until such electric power is restored. The provisions of this Section 9(c) are not intended to apply to situations where the failure by Landlord to furnish any of the facilities, utilities or other services specified herein arise under Section 23 and Section 24 which provisions shall be deemed to control the rights and obligations of the parties hereto with respect to any such Service Failure by Landlord.

10.      GRAPHICS; SIGNAGE; NAMING RIGHTS; SECURITY.

(a)      Landlord shall, at Landlord’s sole cost, add Tenant’s name and suite number to the Building directory in the lobby (the “Base Building Signage”). Any other interior signage requested by Tenant in addition to the Base Building Signage shall be subject to the prior approval of Landlord and shall be provided, constructed and installed by Tenant, at Tenant’s sole cost. Within the Premises and outside of the Premises on those floors occupied solely by Tenant, Tenant shall have the right to place interior signage and branding in such locations as deemed appropriate in Tenant’s sole and absolute discretion, so long as said interior signage and branding is consistent with Tenant’s prototypical signage. Tenant, at its sole cost and expense, shall remove all of Tenant’s interior signage upon the termination of this Lease and repair any material damage caused by such removal. This Section 10(a) shall not apply to the Retail Area.

(b)      So long as: (i) Tenant is leasing all of the Office Area and occupying at least 225,000 RSF; (ii) Tenant obtains the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed; and (iii) Tenant obtains the approval of all state and local governmental authorities and any approvals required under the REOA, Tenant, at its sole cost and expense, shall have the exclusive right to place exterior signage and logos in the proximity to the front door on the street level leading to the Office Area on the 10th Street side of the exterior of the Building, any other location where another office Occupant has exterior signage or logos and any other location where Landlord intends to offer to another office Occupant the right to place exterior signage or logos on the Building, in which case Landlord shall be required to offer such location to Tenant first (collectively, “Exterior Building Signage”). The installation of such Exterior Building Signage shall be subject to Section 15 of this Lease and Tenant shall be responsible for all maintenance and utilities for such Exterior Building Signage and for removing such Exterior Building Signage at the expiration or termination of the Lease Term (or if the Premises RSF or Tenant’s occupancy thereof fails to satisfy the conditions set forth above) and repairing all material damage caused by such removal. This Section 10(b) is personal to Target Corporation and is not assignable. This Section 10(b) shall not apply to any retail tenant or Occupant of the Building.

(c)      Beginning on the Commencement Date with respect to the Initial Premises, so long as Tenant is Target Corporation or any of the Target Affiliated Entities and is leasing at least fifty-one percent (51%) or more of the Office Area, Target Corporation or any of the Target Affiliated Entities, as applicable, shall have the right, subject to Landlord’s approval, which shall not be unreasonably withheld, and any approvals required under any REOA or from any governmental authority, (i) to rename the Building, and (ii) to grant such renaming rights to any subtenant of Target Corporation or any of the Target Affiliated Entities that occupies more than 100,000 RSF in the Building. The amount of space actually occupied by Target Corporation shall not be a factor that Landlord may consider in determining whether to approve a renaming of the Building. Subject to the terms of this Section 10(c), Landlord will not have the right to grant naming rights to rename the Building to any other Person without the prior written consent of Target Corporation, which may be made or withheld in its sole and absolute discretion.

(d)      Tenant may install card access in the passenger elevators and freight elevators within the Building to secure access to the Premises on floors occupied solely by Tenant. Tenant’s card access system shall be compatible with Landlord’s card access system. Whenever Tenant occupies all of the Office Area, Tenant may make Alterations or Tenant Improvements, as applicable, including, without limitation, the installation of optical turnstiles within the Common Area of the Building (which affected Common Area may be, at Landlord’s option, re-characterized by Landlord as a part of the Premises but in no event will Tenant be obligated to pay Rent for such re-characterized Common Area) to provide a secure environment for its employees and trade secrets, at Tenant’s sole

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expense and in conformance with this Lease, any REOA, or any Laws, subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. To the extent any other tenants, Occupants or Permittees are entitled to access to any Common Areas or Service Areas that are controlled in any manner by any of Tenant’s security measures, Tenant shall provide a reasonably sufficient level of access to such Common Areas to such other tenants, Occupants or Permittees that is no more restrictive than the access available to Tenant’s employees. If Tenant makes any such Alterations or Tenant Improvements, Tenant shall have the restoration obligations set forth in Section 15(b). Any such Alterations or Tenant Improvements shall be made in accordance with Section 15 or Exhibit “G” of this Lease, as applicable. This Section 10(d) is personal to Target Corporation and is not assignable, excepting assignment to any of the Target Affiliated Entities which shall be permitted.

(e)      Except to the extent Tenant has elected to provide security (as provided in this Lease), Landlord shall provide Building security that is consistent with Class A office standards in the Market Area. Landlord’s security measures may include, without limitation, searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during Normal Business Hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building. Notwithstanding the foregoing, if Target Corporation or any of the Target Affiliated Entities is occupying all of the Office Area in the Building, Landlord and Target Corporation or the applicable Target Affiliated Entities shall, to the greatest extent possible, collaborate on the implementation of each other’s respective security measures.

11.      TELECOMMUNICATIONS.

(a)      Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Tenant’s Share of Basic Operating Costs all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant intends to use a telecommunications provider that is not currently providing services to the Building, such alternate provider shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and any work associated with such telecommunications provider will be subject to Section 15 or Exhibit “G” of this Lease, as applicable. Landlord’s consent under this Section 11(a) shall not be deemed any kind of representation or warranty as to the suitability, competence or financial strength of any telecommunications provider.

(b)      Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole risk and expense of Tenant.

(c)      Except as provided in Section 21 of this Lease, Tenant agrees that, to the extent service is interrupted, curtailed, or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service.

12.      REPAIR AND MAINTENANCE BY LANDLORD. Except as provided in Section 14, Landlord shall be responsible for the maintenance and repair of exterior and load-bearing walls, Building structure, floors (but not floor coverings), mechanical, electrical, plumbing and HVAC systems and equipment which are Building Standard, the roof of the Building, the Common Areas (as such term is limited in the definition thereof), and the Service Areas. In no event shall Landlord be responsible for the maintenance or repair of improvements made by or at the request of Tenant which are not Building Standard. Tenant will cooperate with Landlord to facilitate the performance of Landlord’s obligations under this Section 12, including any entry by Landlord into all or any portion of the Premises on such dates and at such times as mutually agreed upon by Landlord and Tenant, and the temporary

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relocation of items of Tenant’s personal property, all as Landlord may reasonably determine is necessary to perform its obligations. All requests for repairs must be submitted to Landlord in writing, except in the case of an emergency. If Tenant believes any maintenance or repair Landlord is obligated under this Section 12 to perform is needed at the Property, Tenant will promptly provide written notice to Landlord specifying in detail the nature and extent of any condition requiring maintenance or repair. Landlord will not be deemed to have failed to perform its obligations under this Section 12 with respect to any maintenance or repair unless Tenant has provided such written notice and Landlord has had thirty (30) days in which to respond to such notice and effected the needed maintenance or repair, except in the event of any maintenance of repair that requires more than thirty (30) days to repair and Landlord shall have commenced said repairs or maintenance within thirty (30) days of Tenant’s written notice and continues to use commercially reasonable efforts to complete the maintenance or repairs. Repairs and maintenance by Landlord pursuant to this Section 12 are included in Basic Operating Costs, except to the extent otherwise excluded elsewhere in this Lease. Except as provided in Section 21 of this Lease, Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in the Building or upon the Property, or the use of, any adjacent or nearby building, land, street, or alley. Landlord shall at all times maintain the Building in a manner consistent with Class A office standards in the Market Area.

13.      MAINTENANCE BY TENANT. Except for Landlord’s obligations described in Section 12 above and any janitorial services provided by Landlord under Section 9 above, Tenant, at Tenant’s sole cost and expense, will keep and maintain the Premises in good, clean, sanitary, neat and operative condition and repair, reasonable wear and tear and damage by fire or casualty loss excepted, which obligations of Tenant will include, without limitation, the maintenance, repair and replacement as Landlord determines is reasonably necessary of all: (a) interior surfaces of exterior walls and demising walls; (b) interior walls, moldings, partitions and ceilings; (c) carpeting; (d) non-structural interior components; (e) interior windows, plate glass and doors; (f) kitchen or break-room fixtures, appliances and equipment; and (g) Tenant’s personal property situated in the Premises. Tenant will, subject to the provisions of Section 22 below, also pay or reimburse Landlord for (or, at Tenant’s option, Tenant shall perform) the repair or replacement of any waste or excessive or unreasonable wear and tear to the Premises or the Complex caused or permitted by Tenant. Any repairs or replacements performed by Tenant pursuant to this Section 13 must be at least equal in quality and workmanship to the original work, and be in accordance with all Laws. Except as expressly provided otherwise in this Lease, at the expiration or early termination of this Lease, Tenant shall deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear and damage by fire or casualty loss excepted. Tenant shall at all times maintain the Premises in a manner consistent with Class A office standards in the Market Area.

14.      REPAIRS BY TENANT. Tenant shall, at Tenant’s cost, repair or replace any damage to the Premises (including doors and door frames, interior windows and any kitchen equipment, such as dishwashers, sinks, refrigerators, trash compactors and plumbing and other mechanical systems related thereto) that is not caused by Landlord or that is not within the responsibility of Landlord and any damage to the Complex, or any part thereof, caused by Tenant or any employee, officer, contractor, agent, subtenant, guest, licensee or invitee of Tenant (except that with respect to any such damage outside of the Premises or below floor coverings, above ceilings or behind walls or columns, such damage shall be repaired by Landlord, and Tenant shall reimburse Landlord for the cost of such repairs or replacements. If Tenant fails to make such repairs or replacements within thirty (30) days after receipt of written notice from Landlord, Landlord may, at Landlord’s option, make such repairs or replacements, and Tenant shall reimburse Landlord for the cost of such repairs or replacements. Reimbursement for all repairs performed by Landlord pursuant to this Section 14 shall be payable as additional Rent by Tenant to Landlord within thirty (30) days following Tenant’s receipt of an invoice with reasonable supporting documentation from Landlord. Notwithstanding anything contained herein to the contrary, if any such damage is covered by Landlord’s insurance, in whole or in part, Tenant’s liability under this Section 14 shall be limited to the deductible payable by Landlord and any portion of the cost of repairing such damage not covered by Landlord’s insurance. In connection with repairs or replacements made by Tenant, Tenant shall provide Landlord with a copy of the contractor agreement regarding such repairs, copies of certificates of insurance evidencing contractor coverage satisfactory to Landlord, copies of “as-built” plans and specifications and other information or documentation reasonably required by Landlord, including evidence of the lien-free completion of such repairs or replacements.

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15.      ALTERATIONS, ADDITIONS, IMPROVEMENTS.

(a)      Tenant will make no alteration, change, improvement, replacement or addition to the Premises (collectively, “Alterations”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to interior Alterations which will not affect, in any way, the mechanical, electrical, plumbing, HVAC, structural and/or fire and life safety components of the Building (“Non-Structural Alterations”). Notwithstanding the foregoing, Landlord’s prior written consent shall not be required for Non-Structural Alterations costing less than $500,000.00 in each instance (“Minor Non-Structural Alterations”); provided that Tenant shall provide Landlord with at least ten (10) Business Days notice thereof. All Alterations (other than Minor Non-Structural Alterations and Non-Structural Alterations) shall be performed by a contractor approved by Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, if Landlord does not respond to Tenant’s selection of a general contractor within five (5) Business Days following written request from Tenant, then Tenant’s selection of general contractor to perform the Alterations (other than Minor Non-Structural Alterations and Non-Structural Alterations) will be automatically deemed approved by Landlord. All Alterations shall be done in a good and workmanlike manner, in compliance with all applicable laws, including, but not limited to, Title III of The Americans With Disabilities Act of 1990 or any applicable local or state Law regarding handicapped access (collectively, the “Disability Laws”). If the Tenant is other than Target Corporation, Landlord may, in its exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for completion of the Tenant Alterations. If, following delivery by Tenant to Landlord of its ability to complete and pay for completion of the Tenant Alterations, Landlord has reasonable concern about Tenant’s ability to complete and pay for completion of the Tenant Alterations, or if Tenant fails to deliver such evidence to Landlord, Landlord may request financial security as may be reasonable such as a performance bond or letter of credit. Upon completion of the Alterations, Tenant shall deliver to Landlord an as-built mylar or digitized (if applicable and available) set of plans and specifications for the Tenant Alterations. Tenant shall be required to use Landlord’s mechanical, electrical, plumbing, fire and life safety consultants (collectively, “MEPs”), as applicable, for the design of any Alterations requiring Landlord’s consent. Tenant shall require that any contractors used by Tenant carry a comprehensive liability (including builder’s risk) insurance policy in such amounts as Landlord may reasonably require and provide proof of such insurance to Landlord prior to the commencement of any Alterations and Tenant shall require that any contractors used by Tenant comply with the terms of this Lease, the Rules and Regulations and any reasonable rules or regulations for contractors performing work in the Building. TENANT SHALL INDEMNIFY AND HOLD LANDLORD AND LANDLORD RELATED PARTIES HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH ANY ALTERATIONS PERFORMED BY TENANT. All persons performing work in the Building at the request of Tenant shall register with the Building manager prior to initiating any work. Upon completion of any Alterations, Tenant shall provide Landlord with a copy of its building permit, final inspection tag and, if plans and specifications were required by Landlord, final “as built” plans and specifications, together with evidence of the lien-free completion of such Alterations. Tenant shall reimburse Landlord for Landlord’s actual out-of-pocket expenses incurred in connection with any Alterations made by Tenant requiring Landlord’s consent, including reasonable fees charged by Landlord’s contractors or consultants to attend meetings, review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Excepting Minor Non-Structural Alterations, the Tenant Improvements Agreement shall also apply in addition to this Section 15(a) with respect to Tenant Improvements and in the event of any conflict between this Section 15(a) and the Tenant Improvements Agreement, the Tenant Improvements Agreement shall control.

(b)      Upon the expiration or early termination of this Lease, Tenant shall remove all trade fixtures, office supplies and movable office furniture and equipment not attached to the Building prior to the termination or expiration of the Lease Term, and Tenant shall promptly repair any material damage caused by such removal. All other property at the Premises, any Alterations or Tenant Improvements to the Premises, and any other articles attached or affixed to the floor, wall, or ceiling of the Premises shall, immediately upon installation, be deemed the property of Landlord and shall be surrendered with the Premises at the termination or expiration of this Lease, without payment or compensation therefor, unless Landlord is entitled to require their removal and the restoration of the Premises, and does so, as provided in this Section 15(b). Tenant will not be required to remove Alterations or Tenant Improvements and restore the Premises at the end of the Lease Term if all Alterations or Tenant Improvements consist only of Class A office improvements, showrooms or planograms. If Tenant makes

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Alterations or Tenant Improvements that do not consist of improvements of the type described in the preceding sentence, Landlord may require Tenant to remove such improvements and restore the Premises, as reasonably required by Landlord due to such removal, at the end of the Lease Term, unless Landlord agrees (upon request of Tenant) at the time Tenant makes any such Alterations or Tenant Improvements that Landlord will not require their removal at the end of the Lease Term. If, pursuant to this Section 15(b), Landlord has the right to require Tenant to remove any Alterations or Tenant Improvements and to restore the Premises and so requires in writing, Tenant will, at Tenant’s sole cost and expense, prior to the termination or expiration of the Lease Term, remove any Alterations or Tenant Improvements as required by Landlord, and will repair any damage caused by such removal and restore the Premises as reasonably required by Landlord. In addition, Tenant shall, at Tenant’s expense, remove all security and building improvements made pursuant to Section 10(d), and all of Tenant’s telecommunications equipment and racks, including removal from the Premises of any data center and any cabling within such data center installed by Tenant or for the exclusive use of Tenant, and Tenant shall promptly repair, at Tenant’s expense, any damage caused by such removal.

16.      LAWS AND REGULATION; DISABILITY LAWS; BUILDING RULES AND REGULATIONS.

(a)      Tenant, at Tenant’s sole cost and expense, shall comply with all current and future federal, state, municipal Laws applicable to Tenant’s particular use of the Premises, the employees, agents, visitors and invitees of Tenant, and the particular type of business conducted in the Premises by Tenant, including, without limitation, all Hazardous Materials Laws; will not engage in any activity (other than typical office use and other uses permitted hereunder) which would cause Landlord’s fire and extended coverage insurance to be canceled or the rate increased beyond a commercially reasonable rate (or, at Tenant’s option, Tenant may engage in such activity provided Tenant pays for any such increase in the insurance rate) and will not commit any act which is a nuisance or annoyance to Landlord or the other Occupants in the Building, as reasonably determined by Landlord. Landlord is responsible for complying with any and all current and future federal, state, municipal Laws generally applicable to the Building and its use as an office building which are not specifically unique to Tenant’s particular use of the Premises or required due to Tenant’s Alterations or Tenant Improvements and such costs incurred by Landlord to comply with any and all current and future federal, state, municipal Laws in accordance with this sentence may be charged as Basic Operating Costs. Without limiting the foregoing, Tenant shall not place or permit to remain within the Premises any Hazardous Materials or “hazardous substances” as such terms are now or hereafter defined under applicable Hazardous Materials Laws, except cleaning supplies, copier toner or other similar type products commonly found in connection with the Permitted Use, provided such items are properly labeled, stored and disposed of in accordance with all applicable governmental requirements. Notwithstanding the foregoing, nothing in this Section 16(a) shall be construed as requiring Tenant to be responsible for any legal requirements applicable to the structural portions of the Building located within the Premises, or the Building Standard mechanical, electrical, plumbing or HVAC systems, unless the failure to comply with any such legal requirements is caused by Tenant or anyone acting for Tenant; provided, however, Landlord may charge Tenant for Tenant’s Share of the cost of compliance with legal requirements as a Basic Operating Cost, to the extent permitted by this Lease.

(b)      Tenant, at its sole cost, shall be responsible for compliance with Disability Laws with respect to: (i) the Premises following the applicable Commencement Date; (ii) the Tenant Improvements; (iii) all Alterations made to the Premises or any other acts of Tenant after the Commencement Date; (iv) all requirements of Disability Laws that relate to the employer employee relationship or that are necessitated by the special needs of any employee, agent, visitor or invitee of Tenant and that are not required to be provided generally, including, without limitation, requirements related to auxiliary aids and graphics installed by or on behalf of Tenant (other than Base Building Signage), and (5) all requirements of Disability Laws that relate to private restrooms constructed by or at the special request of Tenant. Landlord, at its sole cost, shall be responsible for compliance with Disability Laws with respect to the remainder of the Complex including, but not limited to, Common Areas (as such term is limited in the definition thereof) and the Service Areas; provided, however, Tenant shall pay for any alterations required in the Common Areas due to Tenant’s Alterations or Tenant Improvements, and provided, further, Landlord may charge Tenant for Tenant’s Share of any costs related to compliance with Disability Laws as an Operating Cost, to the extent permitted by this Lease. Neither party shall be in default under this Section 16(b) for its failure to comply with Disability Laws so long as the responsible party is either contesting in good faith, and by legal means, the enforcement of Disability Laws, or is undertaking diligent efforts to comply with Disability Laws.

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(c)      Tenant shall cooperate fully with Landlord, at all times, in abiding by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services necessary for the operation of the Premises or the Complex. Landlord and its contractors shall have access to any and all mechanical installations in the Premises at all reasonable and mutually agreeable dates and times by Landlord and Tenant (provided that no notice or reasonable time requirement shall be required in the case of emergency), and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time materially and adversely affect Landlord’s mechanical installations in the Premises or the Complex, without Landlord’s approval, which approval will not be unreasonably withheld, conditioned or delayed.

(d)      Tenant shall comply with the Rules and Regulations and shall use reasonable efforts to cause all of its Permittees to do so. All proposed changes to such Rules and Regulations shall be sent by Landlord to Tenant in writing and will be subject to Tenant’s approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall have no liability to Tenant or any other person for its failure to enforce the Rules and Regulations.

(e)      Tenant, at its sole cost and expense, will regularly monitor the Premises for the presence of mold or any conditions that reasonably can be expected to give rise to mold, such as by way of example but not limitation, water damage, mold growth, repeated complaints of respiratory ailments or eye irritation by persons occupying the Premises or any notice from a governmental authority of complaints of indoor air quality at the Premises. If Tenant discovers the existence of any mold or conditions referred to above, Tenant will notify Landlord and Landlord shall retain an industrial hygienist or other professional mold consultant to conduct an inspection and prepare a report for Tenant and Landlord. If the inspection report concludes that mold is present in the Premises and such presence is not due to actions, omissions or negligence of Landlord, Tenant will be responsible for the cost of such inspection and the cost of remediation. If the inspection report concludes that mold is present in the Premises due to actions, omissions or negligence of Landlord, Landlord will be responsible for the cost of such inspection and the cost of remediation to the extent of Landlord’s responsibility for the presence of mold at or within the Premises and Rent shall abate in proportion to the Rentable Area rendered untenantable during the time of such remediation. If the inspection report concludes that mold is present in the Premises, Landlord will hire a contractor that specializes in mold remediation to prepare a remediation plan for the Premises and upon Landlord’s approval of the plan, the contractor will promptly carry out the work contemplated in the plan in accordance with applicable Laws. To the extent required by applicable state or local health or safety requirements, occupants and visitors to the Premises will be notified of the conditions and the schedule for the remediation. The contractor performing the remediation will provide a written certification to Landlord and Tenant that the remediation has been completed in accordance with applicable Laws.

(f)      TENANT SHALL INDEMNIFY AND HOLD LANDLORD AND LANDLORD RELATED PARTIES HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH THE FAILURE OF TENANT TO COMPLY WITH ITS OBLIGATIONS SET FORTH IN THIS SECTION 16 OR FROM THE PRESENCE, TREATMENT, STORAGE, TRANSPORTATION, DISPOSAL, RELEASE OR MANAGEMENT OF HAZARDOUS MATERIALS IN, ON, UNDER, UPON OR FROM THE PROPERTY RESULTING FROM OR RELATING TO TENANT’S USE OF THE PREMISES OR THE COMPLEX. THE OBLIGATIONS OF TENANT UNDER THIS SECTION SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

(g)      Each of Landlord and Tenant will comply with Hazardous Materials Laws in connection with or involving Landlord’s or Tenant’s activities at or about the Project and any installation, handling, generation, storage, use, disposal, discharge, Release, abatement, removal, transportation or any other type of activity by Landlord or Tenant or any of their respective Permittees at or about the Project.

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(h)      LANDLORD SHALL INDEMNIFY AND HOLD TENANT AND TENANT RELATED PARTIES HARMLESS FROM, AND REIMBURSE TENANT FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH THE FAILURE OF LANDLORD TO COMPLY WITH ITS OBLIGATIONS SET FORTH IN THIS SECTION 16 OR FROM THE PRESENCE, TREATMENT, STORAGE, TRANSPORTATION, DISPOSAL, RELEASE OR MANAGEMENT OF HAZARDOUS MATERIALS IN, ON, UNDER, UPON OR FROM THE PROPERTY RESULTING FROM OR RELATING TO LANDLORD’S USE OF THE PREMISES OR THE COMPLEX. THE OBLIGATIONS OF LANDLORD UNDER THIS SECTION SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

17.      ENTRY BY LANDLORD.

(a)      Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered, as determined by Landlord, in its commercially reasonable discretion, and approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord or Landlord’s agents shall have the right to enter upon the Premises to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building on dates and times mutually agreed upon by Tenant and Landlord, except as provided in Section 17(b) below. If Tenant’s use may be affected by any such entry or work, Tenant will have the right to require Landlord to perform such work after hours. Janitorial and cleaning services to be performed by or at the direction of Landlord shall be performed after Normal Business Hours. Landlord shall use commercially reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy or use of the Premises.

(b)      If Landlord reasonably believes an emergency exists and Tenant shall not be personally present to permit an entry into the Premises, after attempting to notify Tenant, Landlord may enter the Premises without, except as expressly provided in this Lease to the contrary, rendering Landlord or its agents liable therefor, and without, except as expressly provided in this Lease to the contrary, relieving Tenant of any obligations under this Lease.

(c)      On dates and at times reasonably requested by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed, Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant’s compliance with all Laws (including Hazardous Materials Laws) or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Building and the systems serving the Building. Landlord’s rights under this Section 17 are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Laws as a result of the exercise or non-exercise of such rights.

(d)      Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

18.      ASSIGNMENT AND SUBLETTING.

(a)      Notwithstanding anything to the contrary contained in this Lease, except as provided in the following sentence, beginning on the Commencement Date of the Initial Premises, so long as Tenant is Target Corporation, Target Corporation shall have the right to Transfer all or any portion of the Premises without Landlord’s prior approval, provided that: (i) in connection with any assignment, Target Corporation and any assignee shall be jointly and severally liable for all of the obligations of Tenant under this Lease pursuant to any assignment; and (ii) in connection with any Transfer, Target Corporation will be entitled to retain 100% of all income from any Transfer. This Section 18(a) is personal to Target Corporation and is not assignable. Any assignee of Target Corporation is subject to the remaining terms of Section 18 of this Lease. Notwithstanding Target Corporation’s rights contained in this Section 18(a), Target Corporation shall provide Landlord written notice of any Transfer under this Section 18(a) and deliver applicable fully executed documentation related thereto to Landlord within thirty (30) days after the execution thereof. In addition to the above in this Section 18(a), Landlord’s prior written consent will also not be required in connection with a Corporate Transaction where Target Corporation does not survive if the surviving entity has a Tangible Net Worth and Net Current Assets immediately following the Corporate Transaction which is not less than the Tangible Net Worth and Net Current Assets of Target Corporation as of the Effective Date. Tenant will not partially assign its rights under this Lease but may sublet the Premises in whole or in part pursuant to the terms of this Section 18.

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(b)      Except for a Corporate Transaction or as provided in Section 18(a) above, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises (any such assignment, sublease, mortgage, pledge, hypothecation, or grant of a concession or license being hereinafter referred to in this Section 18 as a “Transfer”) without the prior written consent of Landlord (which consent shall not be unreasonably withheld); provided, however, so long as Target Corporation is Tenant, Target Corporation shall not be required to obtain the prior written consent of Landlord for any Transfer. For any Transfer requiring Landlord’s prior written consent as provided in this Section 18(b), such request shall include the name of the proposed assignee or sublessee, current financial information on the proposed assignee or sublessee and the terms of the proposed Transfer. Landlord shall, within fifteen (15) days following receipt of such request, notify Tenant in writing that Landlord elects (1) to permit Tenant to assign or sublet such space in accordance with the terms provided to Landlord, or (2) to refuse consent to Tenant’s requested Transfer and to continue this Lease in full force and effect as to the entire Premises (in which event detailed reasons shall be submitted with such refusal). If Landlord shall fail to notify Tenant in writing of such election within said fifteen (15) day period, Tenant shall send to Landlord a second request and if Landlord fails to notify Tenant in writing within five (5) days after receipt of the second notice, Landlord shall be deemed to have elected option (1) above. If Landlord elects to exercise option (1) above, Tenant agrees to provide, at its expense, direct access from any sublet space or concession area to a public corridor of the Building, and such other improvements, alterations or additions as may be required by applicable law. The prohibition against a Transfer contained herein shall be construed to include a prohibition against any Transfer by merger, sale of assets, sale of a controlling interest in stock or by operation of law. Any assignment or sublease must be in writing and Tenant shall have provided Landlord with copy of the executed copy of assignment or sublease within ten days after the date of such sublease or assignment.

(c)      Notwithstanding that the prior express written consent of Landlord to a Transfer has been obtained under the provisions of Section 18(b) or that such written consent of Landlord is not required as provided in Section 18(a) and Section 18(b), the following shall apply to all Transfers:

(1)      Tenant shall, in the case of an assignment, cause the assignee to expressly assume in writing and to agree to perform all of the covenants, duties and obligations of Tenant hereunder, and such transferee shall be jointly and severally liable therefor along with Tenant (i.e., Landlord’s consent to any Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor);

(2)      Except as provided in Section 18(a), in the event that the rent or other consideration due and payable by a sublessee or assignee under any such permitted sublease or assignment exceeds the Rent for the portion of the Premises so transferred, then Tenant shall pay to Landlord, as additional Rent, fifty percent (50%) of all such excess rental and other consideration, immediately upon receipt thereof by Tenant from such transferee;

(3)      No usage of the Premises different from the Permitted Use by Tenant shall be permitted, and all of the terms and provisions of this Lease shall continue to apply after a Transfer;

(4)      Any such transferee’s obligations shall include, without limitation, the obligation to pay Rent as to the portion of the Premises subject to the Transfer, and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant or any transferee, or both, without demand upon or proceeding in any way against any other persons. After an Event of Default, Landlord may collect Rent directly from the transferee and apply the net amount collected to the Rent reserved in this Lease, without the requirement of any consent or approval from Tenant; and

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(5)      In the case of a sublease, the subtenant shall have no privity of contract with Landlord and shall deal exclusively with its sublessor with respect to its sublease and occupancy, except in the event and to the extent Landlord exercises its rights hereunder to collect Rent directly from any subtenant after an Event of Default by Tenant.

(d)      The consent by Landlord to a particular Transfer shall not be deemed a consent to any other subsequent Transfer. If this Lease, the Premises or the Tenant’s leasehold interest therein, or if any portion of the foregoing is transferred, or if the Premises are occupied in whole or in part by anyone other than Tenant without the prior consent of Landlord as provided herein, Landlord may nevertheless collect rent from the transferee or other occupant and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of the provisions hereof or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

(e)      For purposes of this Section 18, and in addition to any other reasonable grounds for denial, Landlord’s consent to a Transfer will be deemed reasonably withheld if, in Landlord’s good faith judgment, any one or more of the following apply: (a) the Transfer would require alterations to the Building or the Complex to comply with applicable Laws; (b) the transferee is a government (or agency or instrumentality thereof); or (c) an Event of Default exists under this Lease at the time Tenant requests consent to the proposed Transfer.

19.      MECHANIC’S LIENS. Tenant will not permit any mechanic’s liens, materialmen’s liens or other liens to be placed upon the Premises or the Complex for any work performed by or at the request of Tenant, or any assignee, sublessee or licensee of Tenant, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s or other liens against the Premises or the Complex. In the event any such lien is attached to the Premises or the Complex and not discharged by payment, bonding or otherwise within thirty (30) days after receipt of written notice from Landlord, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for the aforesaid purpose shall be paid by Tenant to Landlord on demand as additional Rent and shall bear interest at the Default Rate from the date paid by Landlord until reimbursed by Tenant. Tenant will, upon Landlord’s written request, post notices of non-responsibility or such similar protective notices as Landlord may reasonably request. To the fullest extent allowable under the Laws, Tenant releases and will indemnify and hold harmless the Landlord Related Parties and the Property and the Complex from and against any Claims (including reasonable attorneys’ fees and costs) in any manner directly relating to or directly arising out of the Tenant Improvements, Alterations, or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

20.      INSURANCE.

(a)      Landlord shall maintain a policy or policies of property insurance, with “Causes of Loss – Special Form” coverages, and flood and earthquake coverages, on the portion of the Complex that is the property of Landlord, including Alterations by Tenant that have become the property of Landlord, in such amounts as Landlord’s mortgagee may require, but in no event in an amount equal to less than one hundred percent (100%) of the replacement cost. Such insurance shall be maintained at the expense of Landlord (as a part of the Basic Operating Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

(b)      Tenant shall maintain throughout the Lease Term, at its expense, a policy or policies, with “Causes of Loss – Special Form” coverages, and flood and earthquake coverages, protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, paintings, decorations, trade fixtures, inventory and other personal property located in or about the Premises in an amount equal to at least 100% of the then current replacement cost of such improvements of the property so insured and endorsed to provide that Tenant’s insurance is primary in the event of any overlapping coverage with the insurance carried by Landlord. Such insurance shall be maintained at the expense of Tenant and payment for losses thereunder shall be made solely to Tenant or the mortgagees of Tenant (if permitted hereunder) as their interests shall appear

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(c)      In addition to the property insurance described above, Tenant shall keep in force throughout the Lease Term: (i) a Commercial General Liability insurance policy or policies incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $5,000,000.00 per occurrence, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate, and include coverage for the contractual liability of Tenant to indemnify Landlord and Landlord Related Parties pursuant to this Lease; (ii) Business Auto Liability covering owned and hired vehicles with a limit of not less than $1,000,000 per accident; (iii) insurance protecting against liability under Workers’ Compensation Laws with limits at least as required by statue; (iv) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease-each employee; and (v) Business Interruption Insurance with limit of liability representing loss of at least approximately one year of Rent. During the Term, Landlord may require, from time to time, but no more frequently than once every five (5) years, larger amounts than those specified in this Section 20(c) that, in Landlord’s reasonable judgment, are then being customarily required by landlords of buildings comparable to the Building in the Market Area, or that are required by Landlord’s Mortgagee.

(d)      Whenever Tenant shall undertake any Alterations or Tenant Improvements, the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Alterations or Tenant Improvements, without limitation including liability under any applicable structural work, act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Alterations or Tenant Improvements.

(e)      During the Lease Term, Landlord shall carry, or cause to be carried, Commercial General Liability insuring against liability and claims thereof arising out of bodily injuries, deaths, personal injuries or property damage or destruction occurring in all areas of the Complex, except the Premises, in such limits as are, from time to time reasonable; provided, however, in no event will such limits be less than $5,000,000 (or such greater amount as Tenant may be required to carry pursuant to Section 20(c) above) in the case of injuries and/or deaths (singular or multiple) resulting from any single occurrence or $1,000,000 in the case of property damage or destruction resulting from any single occurrence.

(f)      During the Lease Term, Landlord shall carry workers’ compensation insurance to the extent required by law.

(g)      All insurance required by this Section 20 shall be written on an occurrence basis and procured from companies rated by Best’s Rating Guide not less than A-/X which are authorized to do business in the state where the Complex is located. All insurance may be provided under (i) a combination of primary and excess policies, (ii) an individual policy covering the Complex (or portion thereof as applicable), (iii) a blanket policy or policies which includes other liabilities, properties and locations of such party; provided, however, that if such blanket commercial general liability insurance policy or policies contain a general policy aggregate of less than $25,000,000 in Constant Dollars, then such insuring party shall also maintain excess liability coverage necessary to establish a total liability insurance limit of $25,000,000 in Constant Dollars, (iv) a plan of self-insurance, provided that Tenant’s self-insurance program meets the conditions set forth below in this Section 20(g) or (v) a combination of any of the foregoing. If Tenant elects to self-insure: (a) Tenant’s self-insurance program must comply with any and all applicable laws regarding self-insurance in the State of Minnesota, (b) Tenant must demonstrate that its Tangible Net Worth and Net Current Assets is at least $250,000,000 in Constant Dollars, (c) Tenant agrees, upon Landlord’s reasonable request, to provide Landlord with financial information reasonably sufficient to allow Landlord to evaluate Tenant’s Tangible Net Worth and ability to meet the insurance criteria set forth in this Section 20(g), (d) Tenant agrees to indemnify and hold harmless Landlord from and against any loss, cost, damage, expense (including reasonable attorneys’ fees and court costs), claim, cause of action or liability that Landlord may incur that would have been covered by the insurance policies replaced by the self-insurance, and (e) Landlord, Landlord’s asset manager, Landlord’s managing agent and any Landlord’s Mortgagee appear as additional covered parties on the certificate of coverage for liability under the self-insurance program for an amount consistent with the requirements set forth in this Section 20(g). To the extent any deductible is permitted or allowed as a part of any insurance policy carried by a party in compliance with this Section 20, such party shall be deemed to be covering the amount thereof under an informal plan of self insurance; provided, however, that in no event shall any deductible exceed $250,000.00 in Constant Dollars unless such party complies with the requirements regarding self insurance pursuant to (iv) above. Each party agrees to furnish to the other party, upon request, a certificate(s) or

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memorandum(s) of insurance, or statement of self-insurance, as the case may be, or the Web address where such insurance information is available, evidencing that the insurance required to be carried by such party is in full force and effect. In addition, Tenant shall also provide such evidence of insurance to Landlord prior to the Effective Date, and evidence of renewal at least thirty (30) days prior to the expiration of any insurance coverages, or as soon as reasonably practicable, but in no event later than five (5) Business Days prior to the expiration date of any such insurance coverages. Each policy required of Tenant shall name Landlord, Landlord’s asset manager, Landlord’s managing agent and any Landlord’s Mortgagee as additional insureds.

21.      INDEMNITY. EXCEPT FOR CLAIMS PAID PURSUANT TO INSURANCE REQUIRED UNDER THIS LEASE, TENANT AGREES TO DEFEND INDEMNIFY AND SAVE HARMLESS LANDLORD AND EACH LANDLORD RELATED PARTY FROM AND AGAINST ANY AND ALL CLAIMS AND DEMANDS WHETHER FROM INJURY TO PERSON, LOSS OF LIFE OR DAMAGE TO PROPERTY OF THIRD PARTIES, OCCURRING WITHIN THE PREMISES, EXCEPTING, HOWEVER, SUCH CLAIMS OR DEMANDS TO THE EXTENT RESULTING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY. EXCEPT FOR CLAIMS PAID PURSUANT TO INSURANCE REQUIRED UNDER THIS LEASE, LANDLORD AGREES TO DEFEND, INDEMNIFY AND SAVE HARMLESS TENANT AND EACH TENANT RELATED PARTY FROM AND AGAINST ANY AND ALL CLAIMS AND DEMANDS WHETHER FROM INJURY TO PERSON, LOSS OF LIFE, OR DAMAGE TO PROPERTY OF THIRD PARTIES OCCURRING WITHIN THE COMPLEX (EXCLUDING THE PREMISES) EXCEPTING, HOWEVER, SUCH CLAIMS OR DEMANDS TO THE EXTENT RESULTING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR ANY TENANT RELATED PARTY.

22.      WAIVER OF SUBROGATION RIGHTS. NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, TO THE EXTENT THAT AND SO LONG AS THE SAME IS PERMITTED UNDER THE LAWS AND REGULATIONS GOVERNING THE WRITING OF INSURANCE WITHIN THE STATE, ALL INSURANCE CARRIED BY EITHER LANDLORD OR TENANT SHALL PROVIDE FOR A WAIVER OF RIGHTS OF SUBROGATION AGAINST LANDLORD AND TENANT ON THE PART OF THE INSURANCE CARRIER. UNLESS THE WAIVERS CONTEMPLATED BY THIS SENTENCE ARE NOT OBTAINABLE FOR THE REASONS DESCRIBED IN THIS SECTION 22, LANDLORD AND TENANT EACH HEREBY WAIVE ANY AND ALL RIGHTS OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION AGAINST THE OTHER, ITS AGENTS, OFFICERS, OR EMPLOYEES, FOR ANY LOSS OR DAMAGE TO PROPERTY OR ANY INJURIES TO OR DEATH OF ANY PERSON WHICH IS COVERED OR WOULD HAVE BEEN COVERED UNDER THE INSURANCE POLICIES REQUIRED UNDER THIS LEASE. THE FOREGOING RELEASE SHALL NOT APPLY TO LOSSES OR DAMAGES IN EXCESS OF ACTUAL OR REQUIRED POLICY LIMITS (WHICHEVER IS GREATER) NOR TO ANY DEDUCTIBLE (UP TO A MAXIMUM OF $50,000) APPLICABLE UNDER ANY POLICY OBTAINED BY THE WAIVING PARTY. THE FAILURE OF EITHER PARTY (THE “DEFAULTING PARTY”) TO TAKE OUT OR MAINTAIN ANY INSURANCE POLICY REQUIRED UNDER THIS LEASE SHALL BE A DEFENSE TO ANY CLAIM ASSERTED BY THE DEFAULTING PARTY AGAINST THE OTHER PARTY HERETO BY REASON OF ANY LOSS SUSTAINED BY THE DEFAULTING PARTY THAT WOULD HAVE BEEN COVERED BY ANY SUCH REQUIRED POLICY. THE WAIVERS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE SHALL BE IN ADDITION TO, AND NOT IN SUBSTITUTION FOR, ANY OTHER WAIVERS, INDEMNITIES, OR EXCLUSIONS OF LIABILITIES SET FORTH IN THIS LEASE.

23.      CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that (i) substantial alteration or reconstruction of the Building shall, in the judgment of an independent architect selected by Landlord, be required (whether or not the Premises shall have been damaged by such fire or other casualty) such that that the Building cannot be substantially restored to the condition which existed immediately prior to the damage or destruction within twenty-four (24) months after the fire or other casualty, or (ii) in the event any mortgagee under a first mortgage or first deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, or (iii) in the event of the occurrence of a casualty which is not insured under the insurance required to be carried by Landlord pursuant to the terms of Section 20, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within fifteen (15) days after the date of Landlord’s receipt of the estimated cost of reconstruction or determination by a mortgagee to take the proceeds in which event the Rent hereunder shall be

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abated as of the date of such damage. If Landlord does not elect to terminate this Lease, Landlord shall, as soon as practicable, but no more than ninety (90) days after the date of such damage, commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building to substantially the same condition which it was in immediately prior to the occurrence of the fire or other casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture, fixtures and equipment removable by Tenant under the provisions of this Lease or any Alterations to the Premises made by Tenant following the earliest Commencement Date pursuant to the terms of this Lease which were not approved by Landlord in writing, and Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty, plus any deductible amounts thereunder. If Landlord determines that insurance proceeds will be insufficient to restore the Building as required by this Section 23, Landlord may, at its option, elect to either (1) terminate this Lease by written notice to Tenant, or (2) provide the extra funds necessary to complete the restoration. In the event Landlord did not originally construct any Alterations to be repaired, the time for Landlord to commence and complete such repairs shall be extended by the amount of time necessary for Landlord to obtain detailed working drawings of the Alterations to be repaired. In the event Landlord does not either commence the repairs to the Building within the time required herein, or complete the repairs to the Building within two hundred seventy (270) days after the date of such damage, Tenant may terminate this Lease by written notice thereof to Landlord given no later than thirty (30) days following the date on which Landlord was to commence or complete such repairs, as the case may be. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant an equitable abatement of Rent during the time and to the extent the Premises are unfit for occupancy and are vacated by Tenant. If the Premises or any other portion of the Complex is damaged by fire or other casualty resulting from the intentional acts of Tenant or any employee, officer, contractor, agent, subtenant, or licensee of Tenant, the Rent hereunder shall not be abated during the repair of such damage, and Tenant shall remain liable for the payment thereof.

24.      CONDEMNATION. If the whole or substantially the whole of the Complex shall be taken for any public or quasi-public use, by right of eminent domain or otherwise, or sold in lieu of condemnation (“Condemnation”), then this Lease shall terminate as of the date that is the earlier of: (i) the date that title to the property taken is vested in the condemning authority or (ii) when physical possession of the property is taken by the condemning authority (“Date of Condemnation”). If the Premises is totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion of the Premises is taken by Condemnation, and the Premises remaining is reasonably unfit for Tenant’s use, Tenant may terminate this Lease upon written notice to Landlord within thirty (30) days following the Date of Condemnation. If fifty percent (50%) or more of the Rentable Area in the Building is taken by Condemnation and is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, then either Landlord or Tenant, by written notice to the other party within thirty (30) days following the Date of Condemnation, may elect to terminate this Lease which termination shall be effective as of the Date of Condemnation. If all or a portion of the Premises exceeding ten percent (10%) of the Rentable Area of the Premises is temporarily taken by Condemnation for a period of more than two hundred seventy (270) days, Tenant’s ability to use fifty percent (50%) or more of the Premises is materially impacted and eighteen (18) months or less remains of the current Lease Term, then upon at least ninety (90) days’ written notice to Landlord, Tenant may terminate this Lease as to the portion(s) of the Premises materially impacted. If this Lease is not so terminated upon any such taking or sale, the Base Rent payable hereunder shall be diminished by an amount representing that portion of Base Rent applicable to the portion of the Premises subject to such taking or sale, and Landlord shall to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, except that Landlord shall not be required to rebuild, repair, or replace any Alterations to the Premises made by Tenant following the earliest Commencement Date pursuant to the terms of this Lease which were not approved by Landlord in writing, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Property, Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation, except that Tenant may make a separate claim upon the condemning authority for the temporary taking or expenses related to relocation and the unamortized cost of Tenant Improvements paid for by Tenant.

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25.      DAMAGES FROM CERTAIN CAUSES. NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, BUT SUBJECT TO THE TERMS OF SECTION 22, NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE LIABLE FOR DAMAGES TO TENANT OR ANY PARTY CLAIMING THROUGH TENANT FOR ANY INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO PROPERTY OR FOR INTERRUPTION OR DAMAGE TO BUSINESS RESULTING FROM ANY OF THE FOLLOWING REASONS: (a) ANY ACT, OMISSION OR NEGLIGENCE OF TENANT OR TENANT’S EMPLOYEES, AGENTS, CONTRACTORS, OFFICERS, SUBTENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (b) ANY ACT, OMISSION OR NEGLIGENCE OF ANY OTHER TENANT WITHIN THE BUILDING, OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS, TENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (c) THE REPAIR, ALTERATION, MAINTENANCE, DAMAGE OR DESTRUCTION OF THE PREMISES OR ANY OTHER PORTION OF THE BUILDING (INCLUDING THE CONSTRUCTION OF LEASEHOLD IMPROVEMENTS FOR OTHER TENANTS OF THE BUILDING), EXCEPT TO THE EXTENT CAUSED BY LANDLORD’S FAILURE TO PERFORM OR LANDLORD RELATED PARTY’S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS LEASE, OR THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY; (d) VANDALISM, THEFT, BURGLARY AND OTHER CRIMINAL ACTS (OTHER THAN THOSE COMMITTED BY LANDLORD OR ANY LANDLORD RELATED PARTY); (e) ANY DEFECT IN OR FAILURE OF EQUIPMENT, PIPES, WIRING, HEATING OR AIR CONDITIONING EQUIPMENT, STAIRS, ELEVATORS, OR SIDEWALKS, THE BURSTING OF ANY PIPES OR THE LEAKING, ESCAPING OR FLOWING OF GAS, WATER, STEAM, ELECTRICITY, OR OIL, BROKEN GLASS, OR THE BACKING UP OF ANY DRAINS, EXCEPT TO THE EXTENT CAUSED BY THE LANDLORD’S FAILURE TO PERFORM OR LANDLORD RELATED PARTY’S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS LEASE, OR THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR LANDLORD RELATED PARTY; (f) INJURY DONE OR OCCASIONED BY WIND, SNOW, RAIN OR ICE, FIRE, ACT OF GOD, PUBLIC ENEMY, INJUNCTION, RIOT, STRIKE, INSURRECTION, WAR, COURT ORDER, REQUISITION, ORDER OF ANY GOVERNMENTAL BODY OR AUTHORITY, OR (g) ANY OTHER CAUSE BEYOND THE REASONABLE CONTROL OF LANDLORD OR ANY LANDLORD RELATED PARTY. UNDER NO CIRCUMSTANCES WILL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR DAMAGES RELATED TO BUSINESS INTERRUPTION OR LOST PROFITS. THE PROVISIONS OF THIS SECTION 25 SHALL NOT LIMIT THE OBLIGATIONS OF LANDLORD OR THE RIGHTS OF TENANT UNDER THIS LEASE NOT INVOLVING A CLAIM FOR DAMAGES.

26.      DEFAULT BY TENANT.

(a)      The following events shall be deemed to be events of default by Tenant under this Lease (hereinafter called an “Event of Default”):

(1)      Tenant shall fail to timely pay any Rent and such failure shall continue for a period of ten (10) Business Days after written notice of such default shall have been received by Tenant;

(2)      Tenant shall fail to comply with any terms, provisions or covenants of this Lease or any other agreement between Landlord and Tenant not requiring the payment of Rent, all of which terms, provisions and covenants shall be deemed material, and such failure shall continue for a period of thirty (30) days after written notice of such failure is delivered to Tenant or, if such failure cannot reasonably be cured within such thirty (30) day period, Tenant shall fail to commence to cure such failure within such thirty (30) day period and/or shall thereafter fail to prosecute such cure diligently and continuously to completion;

(3)      Tenant takes any action to, or notifies Landlord that Tenant intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar Law of the United States or any state thereof; or a petition shall be filed against Tenant under any such statute and shall not be dismissed within sixty (60) days thereafter; or

(4)      a receiver or trustee shall be appointed for Tenant’s leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

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(b)      Upon the occurrence of any Event of Default arising under Section 26(a) only, Landlord may, at its option and without further notice to Tenant and with only such judicial/legal process as is required by the Laws, in addition to all other remedies given hereunder or by Laws or equity, do any one or more of the following: (1) terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord; (2) if Landlord recovers possession of the Premises in accordance with appropriate legal action, Landlord may: (i) enter upon and take possession of the Premises and expel or remove Tenant therefrom, with or without having terminated this Lease; and (ii) remove from the Premises any furniture, fixtures, equipment or other personal property of Tenant, without liability for trespass or conversion, and store such items either in the Complex or elsewhere at the sole cost of Tenant and without liability to Tenant and any of such furniture, fixtures, equipment or personal property not claimed within the time period prescribed by the Laws shall be deemed abandoned. Notwithstanding anything to the contrary set forth in this Lease, in no event will Landlord exercise the remedies set forth in this Section 26(b) for an Event of Default arising under Section 26(a)(2) unless such Event of Default significantly and detrimentally affects the value of the Property, as reasonably determined by Landlord in good faith.

(c)      Exercise by Landlord of any one or more remedies hereunder shall not constitute forfeiture or an acceptance of surrender of the Premises by Tenant, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

(d)      If Landlord terminates this Lease by reason of an Event of Default arising under Section 26(a) only, Tenant shall pay to Landlord the sum of: (i) the cost of recovering the Premises; (ii) the cost of repairing any damage to the Premises; (iii) the cost of preparing the Premises for a replacement tenant; (iv) any amounts owed by Tenant under this Lease that have accrued but not been paid; and (v) any actual other damages or relief which Landlord may be entitled to at law or in equity.

(e)      If Tenant should fail to make any payment, perform any obligation, or cure any default hereunder within ten (10) days after receipt of written notice thereof, Landlord, without obligation to do so and without thereby waiving such failure or default, may make such payment, perform such obligation, and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and Tenant shall, within thirty (30) days following written demand, pay all costs, expenses and disbursements (including reasonable attorneys’ fees) incurred by Landlord in taking such remedial action, plus, at the option of Landlord, interest thereon at the Default Rate.

(f)      Nothing in this Lease will be construed as imposing any duty upon Landlord to relet the Premises. Whether or not the Laws of the State impose on Landlord a duty to mitigate damages as a result of an Event of Default, Landlord’s duty will be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (a) Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (b) Landlord will not be obligated to lease or show the Premises on a priority basis, or offer the Premises to a prospective tenant when other space in the Building suitable for the prospective tenant’s use is (or soon will be) available; (c) Landlord will not be obligated to lease the Premises to a Substitute Tenant for a Base Rent less than the current fair market Base Rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor will Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building; (d) Landlord will not be obligated to enter into a lease with a Substitute Tenant whose use would (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with other uses of the Building; (e) Landlord will not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and (f) Landlord will not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless: (i) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with the proposed Substitute Tenant (which payment will not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or (ii) Landlord, in Landlord’s reasonable discretion, determines that any such expenditure is financially justified in connection with entering into a lease with the prospective Substitute Tenant; and (f) Tenant hereby waives any right to assert, claim or allege that Landlord has not fulfilled its duty to mitigate damages as a result of an Event of Default if Landlord’s efforts to mitigate are in compliance with the provisions of this Section 26.

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(g)      Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any Event of Default of Tenant under this Lease, regardless of whether suit is commenced or judgment is entered. Such loss includes all reasonable and actual legal fees, costs and expenses (including paralegal fees, expert fees, and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord’s rights or remedies under this Lease. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord’s actual and reasonable fees, expenses and damages, including, but not limited to, reasonable attorneys’ fees and paralegal and other professional fees and expenses, Landlord incurs in connection with any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses set forth in this Section 26(g) are payable within thirty (30) days following Landlord’s invoice to Tenant with reasonable supporting documentation.

(h)      Tenant waives and releases all Claims Tenant may have resulting from Landlord’s re-entry and taking possession of the Premises pursuant to this Section 26 by appropriate legal proceedings and removing, storing or disposing of Tenant’s property as permitted under this Lease, regardless of whether this Lease is terminated and, to the fullest extent allowable under the Laws. No such re-entry is to be considered or construed as a forcible entry by Landlord.

(i)      If, except for written notice as may be required by this Lease and the passage of time, Landlord would have the right under the provisions of this Lease to cure a default of Tenant and the default is one wherein an emergency situation exists, then Landlord may cure the default to the extent reasonably necessary under the circumstances without the need to provide the otherwise required notice and/or to await the otherwise prescribed time.

(j)      In no instance will Tenant be liable to Landlord for special or punitive damages for a failure to perform or an Event of Default under this Lease.

27.      DEFAULT BY LANDLORD. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after Tenant delivers written notice of such failure to Landlord and to the holder(s) of any indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises, the name and address of which have been provided to Tenant in writing, provided that if such failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default hereunder as long as Landlord or such holder(s) commences the remedying of such failure within such thirty-day period and diligently prosecutes the same to completion, during which time Landlord and such holder(s), or either of them, or their agents or employees, shall be entitled to enter upon the Premises and do whatever may be necessary to remedy such failure. If, except for the passage of time, Tenant would have the right under the provisions of this Section 27 to cure a default by Landlord and the default is one wherein an emergency situation exists, then Tenant may cure the default to the extent reasonably necessary under the circumstances without the need to provide the otherwise required notice and/or to await the otherwise prescribed time. If an event of default of Landlord relating to the Complex occurs and the same can be cured and if Landlord is not exercising diligence to cure the same, Tenant may, subject to any approval the holder(s) of any indebtedness or other obligations secured by any mortgage or deed of trust affecting the Complex, but shall not be obligated to, cure the same in whole or in part and upon receipt of a statement of the costs reasonably incurred by Tenant, Landlord shall forthwith pay the same to Tenant with interest from the date the statement was received by Landlord to the date payment in full is made to Tenant at the Default Rate. In addition, if Tenant is the prevailing party, Tenant may recover from Landlord all reasonable and actual legal fees, costs and expenses (including paralegal fees, expert fees, and other professional fees and expenses) Tenant incurs investigating, negotiating, settling or enforcing any of Tenant’s rights or remedies under this Lease. In the event of a default by Landlord as provided in this Section 27, Tenant may exercise any and all remedies given hereunder or by Laws or equity; provided, however, in no instance will Landlord be liable to Tenant for special or punitive damages for a failure to perform or a default by Landlord under this Lease.

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28.      QUIET ENJOYMENT. Tenant, on paying all sums herein called for and performing and observing all of its covenants and agreements hereunder, shall and may peaceably and quietly occupy and use the Premises during the Lease Term, subject only to the provisions of this Lease and the Permitted Encumbrances, and Landlord agrees to warrant and forever defend Tenant’s right to such occupancy against the claims of any and all persons whomsoever lawfully claiming the same or any part thereof, subject only to the provisions of this Lease and the Permitted Encumbrances.

29.      REPRESENTATIONS, WARRANTIES AND COVENANTS. Landlord or Tenant, as applicable, hereby makes the following representations, warranties and covenants and acknowledges each to be accurate and complete as of the Effective Date:

(a)      Landlord and Tenant each represents, warrants and covenants that it has full right and authority to enter into this Lease and perform its respective obligations under this Lease;

(b)      Landlord represents and warrants that, to Landlord’s knowledge, the Premises are not currently subject to any filed mechanics’ liens, nor are there any third parties entitled to possess or use of the Initial Premises, as of the Commencement Date for the Initial Premises, or each of the Put Premises, as of the respective Put Premises Commencement Dates set forth in this Lease and, in the event that any third parties are in or may be in any of the Put Premises, as of the respective Put Premises Commencement Dates set forth in this Lease, Landlord covenants to timely exercise and pursue all rights and remedies available to it at law or equity to evict said third party(ies);

(c)      Landlord represents and warrants that it has not received any notice, nor is it aware of any pending action to take by condemnation all or any portion of the Complex, nor has Landlord agreed or committed to dedicate any part of the Complex;

(d)      Landlord and Tenant each represents, warrants and covenants to the other that there is no litigation nor other proceedings pending or, to its knowledge, threatened relating to the Complex or its use pursuant to this Lease;

(e)      Landlord and Tenant each represents, warrants and covenants to the other that this Lease is and shall be binding upon and enforceable against it in accordance with its terms, and the transaction contemplated hereby will not result in a breach of, or constitute a default or permit acceleration and maturity under any indenture, mortgage, deed of trust, loan agreement or other agreement to which it or the Complex (or any portion thereof) are subject or by which it or the Complex (or any portion thereof) is bound;

(f)      Landlord and Tenant each represents, warrants and covenants that it has not (i) made a general assignment for the benefit of creditors, (ii) filed any involuntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally;

(g)      Landlord represents, warrants and covenants that it is not a “foreign person” as contemplated by Section 1445 of the Internal Revenue Code. Neither Landlord nor Landlord’s Affiliates is a person or entity with whom U.S. persons or entities are restricted or prohibited from doing business under any laws, orders, statutes, regulations or other governmental action relating to terrorism or money laundering (including Executive Order No. 13224 effective September 24, 2001, and regulations of the Office of Foreign Assets Control (“OFAC”), and, to the best of Landlord’s knowledge, neither Landlord nor any of its affiliates engages in any dealings or transactions or is otherwise associated with is a person or entity with whom U.S. persons or entities are restricted or prohibited from doing business under any laws, orders, statutes, regulations or other governmental action relating to terrorism or money laundering (including Executive Order No. 13224 effective September 24, 2001, and regulations of OFAC. Tenant represents, warrants and covenants that it is not a “foreign person” as contemplated by Section 1445 of the Internal Revenue Code. Neither Tenant nor any of its affiliates is a person or entity with whom U.S. persons or entities are restricted or prohibited from doing business under any laws, orders, statutes, regulations or other governmental action relating to terrorism or money laundering (including Executive Order No. 13224

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 36

effective September 24, 2001, and regulations of OFAC, and, to the best of Tenant’s knowledge, neither Tenant nor any of its affiliates engages in any dealings or transactions or is otherwise associated with is a person or entity with whom U.S. persons or entities are restricted or prohibited from doing business under any laws, orders, statutes, regulations or other governmental action relating to terrorism or money laundering (including Executive Order No. 13224 effective September 24, 2001, and regulations of OFAC;

(h)      Landlord and Tenant each represents, warrants and covenants to the other that the individuals signing this Lease and all other documents executed or to be executed pursuant hereto on behalf of it are and shall be duly authorized to sign the same on its behalf and to bind it thereto;

(i)      Landlord represents, warrants and covenants that, to Landlord’s knowledge, the Building is free of any latent defects; and

(j)      Tenant represents, warrant and covenants to Landlord that the Initial Premises are in good working condition, ordinary wear and tear excepted, and Tenant will keep the Initial Premises in such condition through and including the Initial Premises Commencement Date, as Tenant is obligated under the existing leases and subleases under which Tenant is currently occupying the Initial Premises, subject only to Sections 23 and 24 of this Lease.

30.      HOLDING OVER. Should Tenant continue to occupy the Premises after the expiration of the Lease Term without the prior written consent of Landlord, such occupancy shall be a tenancy at sufferance under all of the terms, covenants and conditions of this Lease, but at a monthly Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent, plus any sums due pursuant to Section 6, for the final month of the Lease Term. Tenant shall also pay any and all costs, expenses or damages sustained by Landlord as a result of such holdover. If Tenant consists of more than one person or entity, and if any of the persons or entities comprising Tenant continue to occupy the Premises after the expiration of the Lease Term, all other persons or entities comprising Tenant shall be deemed to have consented to such occupancy and shall continue to be jointly and severally liable for all of the terms, covenants and conditions contained in this Lease during the holdover term. Nothing in this Section 30 shall prevent Landlord from immediately bringing an unlawful detainer action to evict Tenant in the event of a holdover.

31.      RIGHTS RESERVED TO LANDLORD.

(a)      Subject to Section 10(c), Landlord reserves the right at any time to change the name of the Building with Tenant’s prior written consent.

(b)      Subject to the terms and conditions of this Lease, to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building.

(c)      To enter the Premises on reasonable dates and times requested by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed, and when accompanied by a representative of Tenant to show the Premises to prospective purchasers, lenders, or tenants (during the final twelve (12) months of the Lease Term if Tenant has waived its right to exercise any existing Renewal Option); provided, however, Landlord shall use reasonable efforts to minimize any disruption to the conduct’s of Tenant’s business by reason of such entry.

32.      SUBORDINATION TO MORTGAGE; ESTOPPEL AGREEMENT.

(a)      Subject to subsection (d) below of this Section 32, this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a “Mortgage”) that hereafter covers all or any part of the Premises (the mortgagee under any Mortgage is referred to herein as “Landlord’s Mortgagee”). In addition, this Lease shall be subordinate to any ground lease, master lease or primary lease (each, a “Primary Lease”) provided that a recognition agreement accepting all of Tenant’s rights set forth herein and otherwise in a form approved by Tenant, in its reasonable discretion, is entered into between Tenant and the landlord and tenant under the Primary Lease (“Primary Lease Recognition Agreement”).

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 37

(b)      Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c)      Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d)      Notwithstanding anything contained in this Section 32 to the contrary, the subordination of this Lease to any Mortgage now existing or hereafter placed upon the Premises or the Building or any part thereof and Tenant’s agreement to attorn to Landlord Mortgagee as provided in this Section 32 is and shall be conditioned upon such holder’s entering into a non-disturbance and attornment agreement in the form attached hereto as Exhibit “L” (“SNDA”). Landlord acknowledges and agrees that it shall deliver to Tenant no later than April 1, 2012, a SNDA for any and all Mortgages shown on Exhibit “D”.

(e)      Landlord or Tenant will, at any time and from time to time, within twenty-one (21) days after written request therefor from the other party execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the requested party’s knowledge, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if any are claimed. Such estoppel certificate will act to estop the issuer from asserting a claim or defense against any bona fide prospective purchaser, subtenant, assignee, or encumbrancer of all or any portion of the Premises or the real property of which the Premises are a part to the extent that such claim or defense is based upon facts known to the issuer as of the date of the estoppel certificate that are contrary to the facts contained therein, and such bona fide purchaser, subtenant, assignee, or encumbrancer has acted in reasonable reliance upon such estoppel certificate without knowledge of facts to the contrary. The issuance of an estoppel certificate will in no event subject the issuer to any liability for the negligent or inadvertent failure of the issuer to disclose correct and/or relevant information, nor will such issuance be construed to waive any rights of the issuer to challenge acts committed by the other party for which approval by the issuer of the estoppel certificate was required but not sought or obtained. Subject to the foregoing, the requested party’s failure to deliver such statement within such time will be conclusive upon such requested party (i) that this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) that there are no uncured defaults in the requesting party’s performance, and (iii) that not more than one month’s rental has been paid in advance.

33.      LEASEHOLD MORTGAGE.

(a)      The rights set forth in this Section 33 are personal to Target Corporation and are not assignable. Tenant shall have the right at any time and from time to time, without Landlord’s consent, to mortgage or otherwise encumber Tenant’s leasehold estate and Tenant’s rights under this Lease together with any or all improvements appurtenant thereto pursuant to one or more leasehold mortgages or deeds of trust (“Leasehold Mortgage”), and Tenant may assign its interest in the Lease as collateral security for such Leasehold Mortgage.

(b)      Landlord agrees to send copies of all notices given to Tenant pursuant to Section 26 of this Lease promptly to each leasehold mortgagee notice of whose name and address has been given to Landlord (a “Leasehold Mortgagee”).

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 38

(c)      In the event of a Leasehold Mortgage, Landlord shall not have the right to exercise any remedies under this Lease unless Landlord shall first give Leasehold Mortgagee (i) a copy of Landlord’s notice to Tenant pursuant to Section 26 of this Lease (the “Remedies Notice”), and (ii) the opportunity to cure such default(s) as provided in this Section 33. Leasehold Mortgagee shall be entitled to cure any stated monetary default within the same ten (10) Business Days after giving the Remedies Notice to Leasehold Mortgagee as Tenant has pursuant to Section 26(a)(1) of this Lease, and any stated non-monetary default within the same period (if any) after giving the Remedies Notice to Leasehold Mortgagee as Tenant has pursuant to Section 26(a)(2), (3) or (4) of this Lease. If Leasehold Mortgagee cures all stated defaults in accordance with the foregoing provisions, then both the notice of default given to Tenant and the Remedies Notice given to Leasehold Mortgagee shall be null and void and of no effect. Landlord agrees to accept performance of Tenant’s obligations hereunder by Leasehold Mortgagee with the same force and effect as though observed or performed by Tenant.

(d)      Under no circumstances shall Leasehold Mortgagee be liable for the performance of Tenant’s obligation hereunder unless and until Leasehold Mortgagee acquires Tenant’s rights and interest by foreclosure or other assignment or transfer in lieu thereof. In the event that Leasehold Mortgagee so acquires Tenant’s rights and interest, the liability of Leasehold Mortgagee, its successors and assigns shall be limited to its leasehold interest in this Lease, and then only for obligations which arise during the period of such ownership. Neither Leasehold Mortgagee, its successors nor assigns, nor any agent, partner, officer, trustee, director, shareholder or principal (disclosed or undisclosed) of Leasehold Mortgagee, its successors or assigns, shall have any personal liability hereunder. The Leasehold Mortgagee shall be released from any obligations hereunder upon transfer of its leasehold interest to a replacement tenant; provided, however, the replacement tenant expressly assumes all of Tenant’s obligations under this Lease and is approved by Landlord pursuant to Section 18(b) of this Lease.

(e)      All notices from Landlord to Leasehold Mortgagee and from Leasehold Mortgagee to Landlord hereunder shall be in writing and given in the manner specified in Section 38 below. The address for notices to Leasehold Mortgagee shall be the address furnished to Landlord by Tenant.

(f)      Landlord agrees that Section 33 of this Lease shall not be modified or amended without the prior written consent of any Leasehold Mortgagee.

34.      ATTORNEYS’ FEES. If either Landlord or Tenant shall be made or becomes a party to any arbitration, litigation or other proceeding commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of any of the other party’s obligations hereunder, then the prevailing party in any such arbitration, litigation or proceeding shall also receive from the other party all costs and reasonable attorneys’ fees, including in-house legal fees, incurred by such party in such litigation.

35.      NO IMPLIED WAIVER. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms of this Lease will impair the exercise of any such right or power or otherwise be construed to be a waiver thereof, except as otherwise herein provided. A waiver by either of the parties hereto of any of the covenants, conditions or agreements hereof to be performed by the other will not be construed to be a waiver of any subsequent breach thereof or of any other covenant, condition or agreement herein contained. Any payment by Tenant or by Landlord or the receipt by Landlord or Tenant of a lesser amount of any monies owed to the other party under the terms and conditions of this Lease shall not be deemed an accord and satisfaction and Landlord or Tenant, as applicable, may accept such payment without prejudice to Landlord’s right to recover the balance of such monies owed or pursuant any other remedy provided in this Lease.

36.      INDEPENDENT OBLIGATIONS. The obligation of Tenant to pay Rent hereunder and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder and are independent of the Landlord’s performance of Landlord’s duties and obligations hereunder. Except as expressly provided in this Lease, Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, abate or deduct from, or offset against Rent.

37.      RECOURSE LIMITATION. Tenant shall be entitled to look solely to Landlord’s equity in the Complex for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any deficiency with respect to the recovery of such judgment. For purposes of the foregoing, if Tenant has a judgment against Landlord, Landlord’s equity in the Complex shall include the proceeds from any sale or transfer of such interest, the proceeds of any insurance policies covering or relating to the Complex, and awards payable in connection with any condemnation of the Complex, and any other rights, privileges, licenses, franchises, claims causes of action or other interest, sums or receivables appurtenant to the Complex. The provision contained in the foregoing sentence shall not limit any right that Tenant might otherwise have to obtain specific performance of Landlord’s obligations under this Lease.

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 39

38.      NOTICES. Any notice under this Lease must be in writing, and shall be given or be served by (a) personal delivery to the person identified on the signature page of this Lease as the person to receive notices, so long as a copy of the personally delivered notice is deposited in the United States mail, return receipt requested, or recognized overnight courier within one (1) Business Day thereafter, (b) delivery via a recognized overnight courier, or (c) depositing the same in the United States mail, postage prepaid, certified mail, return receipt requested, and addressed to the person identified herein as the person to receive such notices at the Tenant’s Notice Address or the Landlord’s Notice Address, as the case may be, as stated in this Lease or such other address in the continental United States of which notice has been given to the other party in the manner provided herein. Notice by personal delivery or overnight courier shall be effective upon receipt, and notice by mail shall be effective upon deposit in the United States mail in the manner above described.

39.      SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by Law.

40.      RECORDATION. Both parties shall, no later than five (5) Business Days following the Effective Date execute a recordable Memorandum of Lease in the form attached hereto as Exhibit “M” evidencing Tenant’s rights under this Lease. Tenant shall have the right to record the Memorandum of Lease at its sole cost and expense. Upon the expiration or earlier termination of this Lease, Tenant shall execute and deliver to Landlord a termination of the Memorandum of Lease, in recordable form, promptly upon notice from Landlord.

41.      GOVERNING LAW. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the Laws of the State. This Lease is performable in, and the exclusive venue for any action brought with respect hereto, shall be in Hennepin County, Minnesota.

42.      FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, the party responsible for taking such action shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any event of Force Majeure; provided, however, the provisions of this Section 42 shall never be construed as allowing an extension of time with respect to Tenant’s obligation to pay Rent when and as due under this Lease.

43.      TIME OF PERFORMANCE. Except as otherwise expressly provided herein, time is of the essence under this Lease, including all exhibits.

44.      TRANSFERS BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Complex provided that Landlord’s successor assumes in writing all of Landlord’s obligations under this Lease thereafter accruing. Provided the foregoing condition in this Section 44 is met, Landlord shall be released from any further obligations accruing after the date of transfer, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations. Landlord shall notify Tenant of such assignment within fifteen (15) days following the transfer.

45.      COMMISSIONS. Landlord and Tenant agree that the two parties identified as Broker in the Basic Lease Information above, are the only brokers involved in the procurement, negotiation or execution of this Lease, and that their respective commissions shall be paid by Landlord pursuant to a separate commission agreement or as provided in this Section 45, as applicable. Landlord and Tenant hereby agree to defend, indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease or the expansion of the Premises due to any action of the indemnifying party. Within five (5) Business Days after the Effective Date, Landlord shall pay Keewaydin Real Estate Advisors, by wire transfer, a brokerage fee of $4,688,000. If Landlord fails to pay such brokerage fee within such five (5) Business Day period, Tenant may pay any unpaid portion thereof and deduct such amount from the Rent next coming due under this Lease, in which case the outstanding unpaid amount shall accrue interest at the rate of eight percent (8%) per annum, compounded monthly, until fully repaid. No commission shall be payable to any Broker under this Lease with respect to any renewal, extension or expansion.

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 40

46.      FINANCIAL STATEMENTS. Tenant represents and warrants that any financial statements provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date that would render them inaccurate or misleading. Subject to restrictions on disclosure under applicable law, Tenant, within thirty (30) days after written request from Landlord, shall provide Landlord with current audited or certified financial statements and such other information with respect to Tenant as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless (i) Landlord is requested to produce such information in connection with a proposed financing or sale of the Building, and (ii) such lender or prospective purchaser has agreed to keep such information confidential except to the extent required by applicable law. Landlord agrees to keep such information confidential except to the extent required by applicable Law. The foregoing sentences of this Section 45 shall not apply to a publicly-traded entity whose financial statements are available on the internet. In addition, Tenant agrees upon prior written request to meet with Landlord, or any lender or prospective purchaser during Normal Business Hours, at mutually convenient times, from time to time, to discuss information about Tenant’s business and financial condition requested by Landlord.

47.      TENANT’S STANDING AND AUTHORITY. Tenant is a corporation duly organized, validly existing and in good standing under the Laws of the State and has due authority to enter into this Lease, and all organizational action requisite for the execution and delivery of this Lease has been taken. The signatory to this Lease on behalf of Tenant has been duly authorized to execute and deliver this Lease. Tenant shall contemporaneously with its execution and delivery of this Lease deliver to Landlord evidence of Tenant’s good standing, authority and authorization for the execution and delivery of this Lease.

48.      PUBLIC REPORTING. Following the mutual execution and delivery of this Lease by Landlord and Tenant, either party may issue such press releases or other statements regarding this Lease (including any amendment(s) thereto) as such party desires. In addition, nothing shall prevent either party from disclosing any information with respect to this Lease (including any amendment(s) thereto) if and to the extent that such disclosure is required by applicable law or a court or other binding order or by applicable administrative rule or regulation or order of any regulatory or supervisory agency or authority with competent jurisdiction over such matter, including without limitation, any required filings with the U.S. Securities and Exchange Commission.

49.      WAIVER OF WARRANTIES AND ACCEPTANCE OF CONDITION. TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT HAS AGREED TO ACCEPT THE PREMISES (INCLUDING THE INITIAL PREMISES AND EACH SPACE COMPONENT OF THE PUT PREMISES) IN “AS IS” CONDITION, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE COMPLEX AND THAT THIS LEASE CONSTITUTES THE FULL AND FINAL AGREEMENT OF LANDLORD AND TENANT WITH RESPECT TO THIS LEASE OF SPACE IN THE BUILDING BY TENANT. EXCEPT FOR THOSE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THIS LEASE, TENANT HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY CLAIM OR CAUSE OF ACTION BASED UPON ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE COMPLEX. TENANT FURTHER REPRESENTS AND WARRANTS TO LANDLORD THAT TENANT HAS HAD AN OPPORTUNITY TO MEASURE THE ACTUAL DIMENSIONS OF THE PREMISES AND THE BUILDING AND AGREES TO THE SQUARE FOOTAGE CALCULATIONS SET FORTH IN DEFINITIONS OF THE “PREMISES”, “OFFICE AREA”, “RETAIL AREA”, “RENTABLE AREA OF THE BUILDING” AND “RENTABLE AREA OF THE PREMISES” FOR ALL PURPOSES. TENANT’S TAKING POSSESSION OF THE PREMISES SHALL BE CONCLUSIVE EVIDENCE AS OF THE EFFECTIVE DATE THAT, SUBJECT TO LANDLORD’S OBLIGATIONS UNDER THIS LEASE (a) TENANT HAS INSPECTED (OR HAS CAUSED TO BE INSPECTED) THE PREMISES AND THE COMPLEX, (b) TENANT ACCEPTS THE PREMISES AND THE COMPLEX AS BEING IN GOOD AND SATISFACTORY CONDITION AND SUITABLE FOR TENANT’S PURPOSES, AND (c) THE PREMISES AND THE COMPLEX FULLY COMPLY WITH LANDLORD’S COVENANTS AND OBLIGATIONS HEREUNDER.

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 41

50.      MERGER OF ESTATES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger of the Landlord’s fee estate in the Property and the leasehold interest created hereby; and upon such surrender or cancellation of this Lease, Landlord shall have the option, in Landlord’s sole discretion, to (a) either terminate all or any existing subleases or subtenancies, or (b) assume Tenant’s interest in any or all subleases or subtenancies.

51.      SURVIVAL OF INDEMNITIES AND COVENANTS. Any and all indemnities of Landlord or Tenant and any and all covenants of Landlord or Tenant not fully performed on the date of the expiration or termination of this Lease shall survive such expiration or termination.

52.      HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Lease.

53.      ENTIRE AGREEMENT; AMENDMENTS. This Lease, including the exhibits listed in Section 53, embodies the entire agreement between the parties hereto with relation to the transaction contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restrictions between the parties hereto, other than those specifically set forth herein. To be effective, any amendment or modification of this Lease must be in writing and signed by Landlord and Tenant.

54.      EXHIBITS. The following exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

Exhibit “A”	-	Property Description
Exhibit “B”	-	Floor Plan of Initial Premises
Exhibit “C”	-	Floor Plan of Put Premises
Exhibit “D”	-	Permitted Encumbrances
Exhibit “E”	-	Base Rent Schedule
Exhibit “F”	-	Rules and Regulations
Exhibit “G”	-	Tenant Improvements Agreement
Exhibit “H”	-	Commencement Date Memorandum
Exhibit “I”	-	Confidentiality Agreement
Exhibit “J”	-	Janitorial Specifications
Exhibit “K”	-	Storage Space
Exhibit “L”	-	Form of SNDA
Exhibit “M”	-	Form of Memorandum of Lease
Exhibit “N”	-	Existing Retail Area Leases

55.      JOINT AND SEVERAL LIABILITY. If Tenant consists of more than one person or entity, the obligations of such parties under this Lease shall be joint and several.

56.      MULTIPLE COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

57.      EXISTING SEVENTH FLOOR LEASE. All leasing to Tenant of Space Components of the Put Premises after April 1, 2012 shall be deemed to be pursuant to Tenant’s exercise of rights under the Existing Seventh Floor Lease. As of the Commencement Date for the Initial Premises, the Existing Seventh Floor Lease shall be deemed amended and restated in its entirety and superseded by this Lease.

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 42

58.      MULTI-TENANT BUILDING. Although, pursuant to this Lease, Tenant will be leasing all of the Office Area, Tenant acknowledges and agrees that the Building is a multi-tenant property with other (retail) tenants having certain rights to public spaces, Common Areas, services and penthouse level storage.

59.      RETAIL AREA USAGE. Landlord will not lease any of the Retail Area to any Discount Department Store Business or any affiliate of a Discount Department Store Business that uses the same banner as the Discount Department Store Business, or uses the trade name of the Discount Department Store Business as part or all of its trade name. The foregoing sentence shall not apply to the tenants under any Existing Retail Area Leases, as the same may be amended or extended, or their successors, assignees or subtenants.

[SIGNATURE PAGE TO FOLLOW]

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 43

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

Landlord’s Notice Address:

FSP 50 SOUTH TENTH STREET CORP.
c/o FSP Property Management LLC
401 Edgewater Place
Suite 200
Wakefield, Massachusetts 01880
Attn: General Counsel

and

FSP 50 SOUTH TENTH STREET CORP.
c/o FSP Property Management LLC
401 Edgewater Place
Suite 200
Wakefield, Massachusetts 01880
Attn: Asset Management

With a copy to:

Dorsey & Whitney LLP
50 South Sixth Street
Suite 1500
Minneapolis, Minnesota 55402
Attn: Mark E. Hamel

LANDLORD:

FSP 50 SOUTH TENTH STREET CORP.,
a Delaware corporation

By: /s/ George J. Carter

Name: George J. Carter
Title: President

The undersigned, as landlord under the Existing Seventh Floor Lease, joins in this Lease for the sole purpose of acknowledging and agreeing to the terms of Section 57 hereof:

FSP 50 SOUTH TENTH STREET LLC, a Delaware limited liability company

By: /s/ George J. Carter

Name: George J. Carter
Title: President

Tenant’s Notice Address: TARGET CORPORATION Target Property Development Attn: Real Estate Portfolio Management/Minneapolis, MN/T-9348 1000 Nicollet Mall, TPN 12H Minneapolis, Minnesota 55403	TENANT: TARGET CORPORATION, a Minnesota corporation By: /s/ Chris Case Name: Chris Case Title: Director Real Estate Target Corporation

OFFICE LEASE AGREEMENT/TARGET CORPORATION – Page 44

EXHIBIT ”A”

PROPERTY DESCRIPTION

Parcel 1 (Office Tower Parcel):

Tracts D, I, M, N, O, P, T, X, Z and CC, Registered Land Survey No. 1717, Files of Registrar of Titles, County of Hennepin, State of Minnesota. Being registered land as is evidenced by Certificate of Title No. 1193168.

Parcel 2 (REOA):

Together with the appurtenant easements contained in that certain Reciprocal Easement and Operation Agreement dated September 27, 2000, filed October 18, 2000, as Document No. 3324805 as amended by First Amendment to Reciprocal Easement and Operation Agreement dated August 24, 2001, filed October 16, 2001, as Document No. 3446930 and as amended by Second Amendment to Reciprocal Easement and Operation Agreement dated November 8, 2006, filed November 9, 2006, as Document No. 4325224. Certain Ryan 900, LLC rights were assigned to Target Corporation, a Minnesota corporation by that certain Assignment of Reciprocal Easement and Operation Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446932.

Parcel 3 (9th Street Skyway):

Together with an undivided 50% interest of fee simple ownership, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (9th Street Skyway) dated December 28, 1998, filed July 30, 1999, as Document No. 3187400 as amended by First Amendment dated November 18, 1999, filed March 29, 2000, as Document No. 3268304 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446909.

Parcel 4 (10th Street Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance and Easements (10th Street Skyway) dated December 28, 1998, filed July 30, 1999, as Document No. 7154888 as amended by First Amendment dated November 18, 1999, filed October 18, 2000, as Document No. 3324807 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446907.

Parcel 5 (LaSalle Avenue Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (LaSalle Avenue Skyway) dated May 18, 2000, filed August 7, 2000, as Document No. 3302944 as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446908.

Parcel 6 (Nicollet Mall Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance and Easements (Nicollet Mall Skyway) dated January 29, 1999, filed July 30, 1999, as Document No. 7154889 as amended by First Amendment dated November 18, 1999, filed March 31, 2000, as Document No. 3268892 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446910.

Parcel 7 (Parking Agreement):

Together with the appurtenant rights contained in that certain Public Parking Garage Parking Agreement dated November 18, 1999, filed October 18, 2000, as Document No. 3324810 as assigned by Assignment of Public Parking Garage Parking Agreement dated September 29, 2000, filed October 16, 2001, as Document No. 3446922 and as amended by First Amendment to Public Parking Garage Parking Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446923.

Exhibit “A”, Property Description – Page 1

EXHIBIT “B”

FLOOR PLAN OF INITIAL PREMISES

Exhibit “B”, Floor Plan of Initial Premises – Page 1

Suite 460
10,515 RSF
Suite 470
2,764 RSF
Suite 490
4,271 RSF
TARGET BUILDING (NIC)
Suite 450
2,918
RSF
Suite 400
41,814 RSF
Suite 440
11,588
RSF

REVISED: 13 FEB 2012

50 SOUTH TENTH STREET
Minneapolis, MN 55402

COMPANIES

ELLERBE BECKET

AREA CALCULATIONS

Floor 4

Exhibit “B”, Floor Plan of Initial Premises – Page 2

Suite 700
43,506 RSF

7 FLOOR 7

3/16" = 1'-0"

IB07XRNA

CURRENT: 6 FEB 2012

50 SOUTH TENTH STREET
Minneapolis, MN 55402

COMPANIES

ELLERBE BECKET

AREA CALCULATIONS

Floor 7

Exhibit “B”, Floor Plan of Initial Premises – Page 3

Suite 800
43,506 RSF
CORRIDOR
1,350 USF

8 FLOOR 8

IB08XRNA

1/16" = 1'-0"

CURRENT: 6 FEB 2012

50 SOUTH TENTH STREET

Minneapolis, MN 55402

COMPANIES

ELLERBE BECKET

AREA CALCULATIONS

Floor 8

Exhibit “B”, Floor Plan of Initial Premises – Page 4

Suite 900
43,506 RSF

FLOOR 9

9

1909XRNA

CURRENT: 6 FEB 2012

50 SOUTH TENTH STREET
Minneapolis, MN 55402

COMPANIES

ELLERBE BECKET

AREA CALCULATIONS
FLOOR 9

Floor 9

Exhibit “B”, Floor Plan of Initial Premises – Page 5

Suite 1000
43,506 RSF

10 FLOOR 10

1/16" = 1'-0"

B10XRNA

CURRENT: 6 FEB 2012

50 SOUTH TENTH STREET
Minneapolis, MN 55402

COMPANIES

ELLERBE BECKET

AREA CALCULATIONS

Floor10

Exhibit “B”, Floor Plan of Initial Premises – Page 6

Suite 1100
24,823 RSF
Suite 1120
18,683 RSF

11 FLOOR 11
IB11XRNA
1/16"=1'-0"

CURRENT: 6 FEB 2012

50 SOUTH TENTH STREET
Minneapolis, MN 55402

COMPANIES

ELLERBE BECKET

AREA CALCULATIONS

Floor 11

Exhibit “B”, Floor Plan of Initial Premises – Page 7

EXHIBIT “C”

FLOOR PLAN OF PUT PREMISES

Exhibit “C”, Floor Plan of Put Premises – Page 1

TARGET BUILDING (NIC)
Suite 300
71,875 RSF
ELEV. LOBBY 300 USF

3 FLOOR 3

1/16" = 1'-0"

IB03XRNA

REVISED: 13 FEB 2012

50 SOUTH TENTH STREET

Minneapolis, MN 55402

RYAN COMPANIES

ELLERBE BECKET

AREA CALCULATIONS

Floor 3

Exhibit “C”, Floor Plan of Put Premises – Page 2

Suite 460
10,515 RSF
Suite 470
2,764 RSF
Suite 490
4,271 RSF
TARGET BUILDING (NIC)
Suite 450
2,918
RSF
Suite 400
41,814 RSF
Suite 440
11,588
RSF

REVISED: 13 FEB 2012

50 SOUTH TENTH STREET
Minneapolis, MN 55402

COMPANIES

ELLERBE BECKET

AREA CALCULATIONS

Floor 4

Exhibit “C”, Floor Plan of Put Premises – Page 3

Suite 570
1,021 RSF
Suite 500
26,269 RSF
Suite 560
1,949 RSF
Suite 530
11,518 RSF
Suite 520
2,219 RSF

5 FLOOR 5

AMQ5XRNA

1/16"=1'-0"

CURRENT: 6 FEB 2012

50 SOUTH TENTH STREET
Minneapolis, MN 55402

RYAN COMPANIES

ELLERBE BECKET

AREA CALCULATIONS

Floor 5

Exhibit “C”, Floor Plan of Put Premises – Page 4

Suite 650
4,880 RSF
Suite 660
1,978 RSF
Suite 670
4,791 RSF
Suite 680
6,723 RSF
Suite 610
2,354 RSF
Suite 600
3,535 RSF
Suite 620
9,884 RSF
Suite 640
8,837 RSF
6
FLOOR 6
I906XRNA

CURRENT: 6 FEB 2012

50 SOUTH TENTH STREET
Minneapolis, MN 55402

COMPANIES
ELLERBE BECKET

AREA CALCULATIONS

Floor 6

Exhibit “C”, Floor Plan of Put Premises – Page 5

EXHIBIT “D”

PERMITTED ENCUMBRANCES

1.	All matters which would be disclosed by an accurate survey of the premises.
2.	Special assessments and taxes for the year 2012 and subsequent years. (Tax No. 27-029-24-12-0184.)
3.	Combination Mortgage, Security Agreement and Fixture Financing Statement executed by FSP 50 South Tenth Street Corp. a Delaware corporation, as mortgagor, in favor of Franklin Street Properties Corp., a Maryland corporation, as mortgagee, dated December 29, 2011, filed December 29, 2011, as Document No. T4914000, in the original amount of $106,200,000.00.
4.	Assignment of Leases and Rents executed by FSP 50 South Tenth Street Corp. a Delaware corporation, as borrower, in favor of Franklin Street Properties Corp., a Maryland corporation, as lender, dated December 29, 2011, filed December 29, 2011, as Document No. T4914001.
5.	Terms, conditions, provisions and easements contained in that certain Reciprocal Easement and Operation Agreement, dated September 27, 2000, filed October 18, 2000, as Document No. 3324805 by and between Ryan 900, LLC, a Minnesota limited liability company; Minneapolis Community Development Agency; and the City of Minneapolis as amended by First Amendment to Reciprocal Easement and Operation Agreement dated August 24, 2001, filed October 16, 2001, as Document No. 3446930 and by Second Amendment to Reciprocal Easement and Operation Agreement dated November 8, 2006, filed November 9, 2006, as Document No. 4325224.

Certain Ryan 900, LLC rights were assigned to Target Corporation, a Minnesota corporation by that certain Assignment of Reciprocal Easement and Operation Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446932.

6.	Terms, conditions, provisions and easements contained in the certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (9th Street Skyway), dated December 28, 1998, filed July 30, 1999, as Document No. 3187400 by and between Ryan 900, LLC, a Minnesota limited liability company; Ryan 800, LLC, a Minnesota limited liability company; Minneapolis Community Development Agency; and the City of Minneapolis as amended by First Amendment dated November 18, 1999, filed March 29, 2000, as Document No. 3268304 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446909.
7.	Terms, conditions, provisions and easements contained in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (10th Street Skyway), dated December 28, 1998, filed July 30, 1999, as Document No. 7154888 by and between Ryan 900, LLC, a Minnesota limited liability company and Dayton Hudson Corporation, a Minnesota Corporation as amended by First Amendment dated November 18, 1999, filed October 18, 2000, as Document No. 3324807 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446907.
8.	Terms, conditions, provisions and easements contained in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (LaSalle Avenue Skyway) dated May 18, 2000, filed August 7, 2000, as Document No. 3302944 by and between Ryan 900, LLC, a Minnesota limited liability company and the City of Minneapolis as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446908.
9.	Terms, conditions, provisions and easements contained in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (Nicollet Mall Skyway), dated January 29, 1999, filed July 30, 1999, as Document No. 7154889 by and between Ryan 900, LLC, a Minnesota limited liability company; Y-Q Associates Limited Partnership, a Minnesota limited partnership; the Minneapolis Community Development Agency; and the City of Minneapolis as amended by First Amendment dated November 18, 1999, filed March 31, 2000, as Document No. 3268892 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446910.
Exhibit “D”, Permitted Encumbrances – Page 1

10.	Terms, conditions and provisions of that certain Public Parking Garage Parking Agreement dated November 18, 1999, filed October 18, 2000, as Document No. 3324810 by and between the City of Minneapolis and Ryan 900, LLC, a Minnesota limited liability company.

The interest of Ryan 900, LLC was assigned to RC-NRI, LLC by Assignment dated September 29, 2000, filed October 16, 2001, as Document No. 3446922.

Said Agreement was amended by First Amendment to Public Parking Garage Parking Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446923.

11.	Terms and conditions of a Memorandum of Lease dated August 25, 2004, filed September 20, 2004, as Document No. 4017586, referring to that certain unrecorded lease by and between RC-NRI, LLLP, as lessor, and Retek Inc., a Delaware corporation, as lessee, dated November 8, 1999.

Said lease is for a lease expiring on March 31, 2014 with an option to extend for 2 successive 5 year periods.

12.	Terms and conditions of a Memorandum of Sublease dated August 31, 2004, filed February 14, 2005, as Document No. 4077890, referring to that certain unrecorded lease by and between Retek Inc., a Delaware Corporation, as lessor, and Target Corporation, a Minnesota corporation, as lessee, dated August 31, 2004.

Said lease is for a term expiring on March 31, 2014.

13.	Terms and conditions of that certain unrecorded Master Lease by and between FSP 50 South Tenth Street Corp., a lessor and FSP South Tenth Street LLC, as lessee.
14.	Terms and conditions of a Memorandum of Management Agreement dated November 8, 2006, filed December 19, 2006, as Document No. 4338486, referring to that certain unrecorded Management Agreement by and between FSP 50 South Tenth Street Corp., as owner and Ryan Companies US, Inc., as manager, dated November 8, 2006.
15.	Visible building appurtenances that encroach into street right-of-ways as indicated on survey date December 20, 2006, by C.E. Coulter & Associates, Inc.

Exhibit “D”, Permitted Encumbrances – Page 2

EXHIBIT “E”

BASE RENT SCHEDULE

TARGET - Initial and PUT Premises Commencement Date & Base Rent Schedule

Month	Initial Premises						PUT Floor 5th - 4/1/14 Commencement					
	Suite(s)	400, 700, 800, 900, 1000, 1100 & 1120					Suite(s)	500				
	SF	259,344					SF	26,269				
	Commencement Date	April 1, 2014					PUT Premises Commencement Date	April 1, 2014				
	PSF		Monthly		Annual		PSF		Monthly		Annual	
4/1/2014	$	15.50	$	334,986.00	$	4,019,832.00	$	15.50	$	33,930.79	$	407,169.50
4/1/2015	$	15.89	$	343,414.68	$	4,120,976.16	$	15.89	$	34,784.53	$	417,414.41
4/1/2016	$	16.28	$	351,843.36	$	4,222,120.32	$	16.28	$	35,638.28	$	427,659.32
4/1/2017	$	16.69	$	360,704.28	$	4,328,451.36	$	16.69	$	36,535.80	$	438,429.61
4/1/2018	$	17.11	$	369,781.32	$	4,437,375.84	$	17.11	$	37,455.22	$	449,462.59
4/1/2019	$	17.54	$	379,074.48	$	4,548,893.76	$	17.54	$	38,396.52	$	460,758.26
4/1/2020	$	17.98	$	388,583.76	$	4,663,005.12	$	17.98	$	39,359.72	$	472,316.62
4/1/2021	$	18.42	$	398,093.04	$	4,777,116.48	$	18.42	$	40,322.92	$	483,874.98
4/1/2022	$	18.89	$	408,250.68	$	4,899,008.16	$	18.89	$	41,351.78	$	496,221.41
4/1/2023	$	19.36	$	418,408.32	$	5,020,899.84	$	19.36	$	42,380.65	$	508,567.84
4/1/2024	$	19.84	$	428,782.08	$	5,145,384.96	$	19.84	$	43,431.41	$	521,176.96
4/1/2025	$	20.34	$	439,588.08	$	5,275,056.96	$	20.34	$	44,525.96	$	534,311.46
4/1/2026	$	20.85	$	450,610.20	$	5,407,322.40	$	20.85	$	45,642.39	$	547,708.65
4/1/2027	$	21.37	$	461,848.44	$	5,542,181.28	$	21.37	$	46,780.71	$	561,368.53
4/1/2028	$	21.90	$	473,302.80	$	5,679,633.60	$	21.90	$	47,940.93	$	575,291.10
4/1/2029	$	22.45	$	485,189.40	$	5,822,272.80	$	22.45	$	49,144.92	$	589,739.05

Exhibit “E”, Base Rent Schedule – Page 1

Exhibit E

TARGET - Initial and PUT Premises Commencement Date & Base Rent Schedule

	Ryan Premises Floors 3 & 4 4/1/12 PUT Commencement					
	Suite(s)		300, 440 & 450			
	SF		86,381			
	Put Premises Commencement Date		April 1, 2012			
Month	**PSF**		**Monthly**		**Annual**	
4/1/2012	$	15.00	$	107,976.25	$	1,295,715.00
4/1/2013	$	15.00	$	107,976.25	$	1,295,715.00
4/1/2014	$	15.50	$	111,575.46	$	1,338,905.50
4/1/2015	$	15.89	$	114,382.84	$	1,372,594.09
4/1/2016	$	16.28	$	117,190.22	$	1,406,282.68
4/1/2017	$	16.69	$	120,141.57	$	1,441,698.89
4/1/2018	$	17.11	$	123,164.91	$	1,477,978.91
4/1/2019	$	17.54	$	126,260.23	$	1,515,122.74
4/1/2020	$	17.98	$	129,427.53	$	1,553,130.38
4/1/2021	$	18.42	$	132,594.84	$	1,591,138.02
4/1/2022	$	18.89	$	135,978.09	$	1,631,737.09
4/1/2023	$	19.36	$	139,361.35	$	1,672,336.16
4/1/2024	$	19.84	$	142,816.59	$	1,713,799.04
4/1/2025	$	20.34	$	146,415.80	$	1,756,989.54
4/1/2026	$	20.85	$	150,086.99	$	1,801,043.85
4/1/2027	$	21.37	$	153,830.16	$	1,845,961.97
4/1/2028	$	21.90	$	157,645.33	$	1,891,743.90
4/1/2029	$	22.45	$	161,604.45	$	1,939,253.45

Exhibit “E”, Base Rent Schedule – Page 2

Exhibit E

Exhibit “E”, Base Rent Schedule – Page 3

Exhibit E

Exhibit “E”, Base Rent Schedule – Page 4

Exhibit E

TARGET - Initial and PUT Premises Commencement Date & Base Rent Schedule

PUT Floor 6th, Total SF 26,911 sf - 1/1/17 Commencement

	Space Component			Space Component			Space Component		
	Suite(s)	660		Suite(s)	670		Suite(s)	620	
	SF	1,978		SF	4,791		SF	9,884	
	Anticipated early delivery date	January 1, 2014		Anticipated early delivery date	August 1, 2014		Anticipated early delivery date	September 1, 2015	
Month	**PSF**	**Monthly**	**Annual**	**PSF**	**Monthly**	**Annual**	**PSF**	**Monthly**	**Annual**
1/1/2014	$ 9.95	$ 1,640.09	$ 19,681.10						
8/1/2014	$ 9.95	$ 1,640.09	$ 19,681.10	$ 9.95	$ 3,972.54	$ 47,670.45			
9/1/2015	$ 9.95	$ 1,640.09	$ 19,681.10	$ 9.95	$ 3,972.54	$ 47,670.45	$ 9.95	$ 8,195.48	$ 98,345.80
4/1/2016	$ 9.95	$ 1,640.09	$ 19,681.10	$ 9.95	$ 3,972.54	$ 47,670.45	$ 9.95	$ 8,195.48	$ 98,345.80
1/1/2017	$ 16.28	$ 2,683.49	$ 32,201.84	$ 16.28	$ 6,499.79	$ 77,997.48	$ 16.28	$ 13,409.29	$ 160,911.52
4/1/2017	$ 16.69	$ 2,751.07	$ 33,012.82	$ 16.69	$ 6,663.48	$ 79,961.79	$ 16.69	$ 13,747.00	$ 164,963.96
4/1/2018	$ 17.11	$ 2,820.30	$ 33,843.58	$ 17.11	$ 6,831.17	$ 81,974.01	$ 17.11	$ 14,092.94	$ 169,115.24
4/1/2019	$ 17.54	$ 2,891.18	$ 34,694.12	$ 17.54	$ 7,002.85	$ 84,034.14	$ 17.54	$ 14,447.11	$ 173,365.36
4/1/2020	$ 17.98	$ 2,963.70	$ 35,564.44	$ 17.98	$ 7,178.52	$ 86,142.18	$ 17.98	$ 14,809.53	$ 177,714.32
4/1/2021	$ 18.42	$ 3,036.23	$ 36,434.76	$ 18.42	$ 7,354.19	$ 88,250.22	$ 18.42	$ 15,171.94	$ 182,063.28
4/1/2022	$ 18.89	$ 3,113.70	$ 37,364.42	$ 18.89	$ 7,541.83	$ 90,501.99	$ 18.89	$ 15,559.06	$ 186,708.76
4/1/2023	$ 19.36	$ 3,191.17	$ 38,294.08	$ 19.36	$ 7,729.48	$ 92,753.76	$ 19.36	$ 15,946.19	$ 191,354.24
4/1/2024	$ 19.84	$ 3,270.29	$ 39,243.52	$ 19.84	$ 7,921.12	$ 95,053.44	$ 19.84	$ 16,341.55	$ 196,098.56
4/1/2025	$ 20.34	$ 3,352.71	$ 40,232.52	$ 20.34	$ 8,120.75	$ 97,448.94	$ 20.34	$ 16,753.38	$ 201,040.56
4/1/2026	$ 20.85	$ 3,436.78	$ 41,241.30	$ 20.85	$ 8,324.36	$ 99,892.35	$ 20.85	$ 17,173.45	$ 206,081.40
4/1/2027	$ 21.37	$ 3,522.49	$ 42,269.86	$ 21.37	$ 8,531.97	$ 102,383.67	$ 21.37	$ 17,601.76	$ 211,221.08
4/1/2028	$ 21.90	$ 3,609.85	$ 43,318.20	$ 21.90	$ 8,743.58	$ 104,922.90	$ 21.90	$ 18,038.30	$ 216,459.60
4/1/2029	$ 22.45	$ 3,700.51	$ 44,406.10	$ 22.45	$ 8,963.16	$ 107,557.95	$ 22.45	$ 18,491.32	$ 221,895.80

	Space Component			Space Component		
	Suite(s)	600		Suite(s)	680	
	SF	3,535		SF	6,723	
	Anticipated early delivery date	April 1, 2016		Anticipated early delivery date	January 1, 2017	
Month	**PSF**	**Monthly**	**Annual**	**PSF**	**Monthly**	**Annual**
4/1/2016	$ 9.95	$ 2,931.10	$ 35,173.25			
1/1/2017	$ 16.28	$ 4,795.82	$ 57,549.80	$ 16.28	$ 9,120.87	$ 109,450.44
4/1/2017	$ 16.69	$ 4,916.60	$ 58,999.15	$ 16.69	$ 9,350.57	$ 112,206.87
4/1/2018	$ 17.11	$ 5,040.32	$ 60,483.85	$ 17.11	$ 9,585.88	$ 115,030.53
4/1/2019	$ 17.54	$ 5,166.99	$ 62,003.90	$ 17.54	$ 9,826.79	$ 117,921.42
4/1/2020	$ 17.98	$ 5,296.61	$ 63,559.30	$ 17.98	$ 10,073.30	$ 120,879.54
4/1/2021	$ 18.42	$ 5,426.23	$ 65,114.70	$ 18.42	$ 10,319.81	$ 123,837.66
4/1/2022	$ 18.89	$ 5,564.68	$ 66,776.15	$ 18.89	$ 10,583.12	$ 126,997.47
4/1/2023	$ 19.36	$ 5,703.13	$ 68,437.60	$ 19.36	$ 10,846.44	$ 130,157.28
4/1/2024	$ 19.84	$ 5,844.53	$ 70,134.40	$ 19.84	$ 11,115.36	$ 133,384.32
4/1/2025	$ 20.34	$ 5,991.83	$ 71,901.90	$ 20.34	$ 11,395.49	$ 136,745.82
4/1/2026	$ 20.85	$ 6,142.06	$ 73,704.75	$ 20.85	$ 11,681.21	$ 140,174.55
4/1/2027	$ 21.37	$ 6,295.25	$ 75,542.95	$ 21.37	$ 11,972.54	$ 143,670.51
4/1/2028	$ 21.90	$ 6,451.38	$ 77,416.50	$ 21.90	$ 12,269.48	$ 147,233.70
4/1/2029	$ 22.45	$ 6,613.40	$ 79,360.75	$ 22.45	$ 12,577.61	$ 150,931.35

Exhibit “E”, Base Rent Schedule – Page 5

Exhibit E

Exhibit “E”, Base Rent Schedule – Page 6

EXHIBIT “F”

RULES AND REGULATIONS

Any capitalized terms not defined in this Exhibit “F” shall have the meaning set forth in the Lease to which this Exhibit “F” is attached.

1.      Sidewalks, doorways, vestibules, halls, stairways, skyways and similar areas shall not be obstructed, nor shall refuse, furniture, boxes or other items be placed therein by Tenant or Tenant’s officers, agents, servants, contractors and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building or Complex to another part of the Building or Complex. Tenant shall be responsible, at its sole cost, for the removal of any large boxes or crates not used in the ordinary course of business. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

2.      Canvassing, soliciting, distributing handbills, advertising and peddling in the Building and Complex are prohibited.

3.      Plumbing fixtures and appliances shall be used only for the purpose for which such were constructed or installed, and no unsuitable material shall be placed therein. The cost of repair of any stoppage or damage to any such fixtures or appliances from misuse on the part of Tenant or Tenant’s officers, agents, servants, contractors, employees, guests and customers shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

4.      No signs, directories, posters, advertisements, or notices visible to the public shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord. Landlord shall have the right to remove, at the expense of Tenant, all unapproved signs, directories, posters, advertisements or notices following reasonable prior notice to Tenant.

5.      Tenant shall not do, or permit anything to be done, in or about the Building or Complex, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein, or otherwise increase the possibility of fire or other casualty. No cooking (other than cooking through the use of a microwave oven), including grills or barbecues, shall be permitted within the Premises or on any patio adjoining the Premises.

6.      Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor of the Premises. All damage done to the Building by the improper placing of such heavy items shall be repaired at the sole expense of Tenant. Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building and the moving of such equipment shall be done only after written permission is obtained from Landlord and shall be performed under such conditions as Landlord may reasonably require.

7.      Corridor doors, when not in use, shall be kept closed.

8.      All movement of furniture and equipment into and out of the Building shall be scheduled through the Building manager and conducted outside of Normal Business Hours. All deliveries must be made via the service entrance and service elevator, when provided, during Normal Business Hours. Any delivery after Normal Business Hours must be coordinated with the Building manager. When conditions are such that Tenant must dispose of crates, boxes, and other such items, Tenant shall dispose of such items prior to or after Normal Business Hours.

9.      Tenant shall cooperate with Landlord’s employees in keeping the Premises neat and clean.

10.      Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with such tenants.

Exhibit “F”, Rules and Regulations – Page 1

11.      No animals or birds shall be brought into or kept in or about the Building, except those assisting the disabled.

12.      No machinery of any kind, other than ordinary office machines such as copiers, fax machines, personal computers and related mainframe equipment, electric typewriters, word processing equipment and such other equipment as is typical in Class A office premises shall be operated on the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

13.      Tenant shall not use or keep in the Building any flammable or explosive fluid or substance (including Christmas trees and ornaments but excluding those fluids and substances in amounts commonly accepted as standard office products that are maintained in accordance with the manufacturers requirements), or any illuminating materials, without the prior written approval of the Building manager.

14.      No motorcycles or similar vehicles will be allowed in the Building and no bicycles will be allowed in the Building without Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.

15.      No nails, hooks, or screws (other than those necessary for hanging artwork, diplomas, posterboards and other such items on interior walls) shall be driven into or inserted in any part of the Building (including doors), except as reasonably approved by Landlord.

16.      Landlord has the right to evacuate the Building in the event of an emergency or catastrophe. Tenant shall cause its officers, agents and employees to participate in any fire safety or emergency evacuation drills scheduled by Landlord.

17.      Except for those areas within the Premises designated by Tenant for such use(s) by Tenant and Tenant’s employees, no food or beverages shall be prepared, cooked or distributed from the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall be permitted to install refrigerators, microwave ovens, coffee machines and vending machines for the use of its own employees and guests.

18.      No additional or replacement locks shall be placed upon any doors without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. A master key shall be provided to Landlord. Upon termination of the Lease, Tenant shall return all such keys to Landlord and shall provide the Landlord the combination of all locks on doors or vaults. No duplicates of keys shall be made by Tenant without the Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed.

19.      Tenant shall obtain Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, for the installation of window shades, blinds, drapes or any other window treatment that may be visible from the exterior of the Building or affect the heating and cooling of the Building. Except for Building Standard lighting that is customarily found in a Class A office building, Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change, at Tenant’s expense, any lighting that is not customarily found in a Class A office building following reasonable prior notice to Tenant

20.      Except for small, personal desk fans, no supplemental heating, air ventilation or air conditioning equipment including space heaters shall be installed or used by Tenant without the prior written consent of Landlord, which consent will not unreasonably withheld, conditioned or delayed.

21.      Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent Landlord’s personnel or contractors from servicing such units as routine or emergency service may require. Tenant shall pay the cost of moving such furnishings for Landlord’s access. Tenant shall instruct all of its employees to refrain from any attempts to adjust thermostats. The lighting and air conditioning equipment of the Building shall be exclusively controlled by Landlord’s personnel.

22.      No portion of the Building shall be used for the purpose of lodging rooms.

Exhibit “F”, Rules and Regulations – Page 2

23.      No smoking shall be permitted within the Premises or anywhere else within the Complex.

24.      No unattended children shall be allowed within the Complex.

25.      Other than during Normal Business Hours, Building access shall be limited, with the result that access will require entry cards or keys and compliance with Landlord’s registration procedures.

26.      In no event shall Tenant bring onto the Complex or permit its invitees, employees, contractors or agents to bring onto the Complex firearms, weapons, explosives or any other article of intrinsically dangerous nature irrespective of whether the person has a permit to carry such firearm, weapon or be in possession of such explosive.

27.      Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further reasonable Rules and Regulations as in its judgment shall from time to time be necessary or advisable for the operation of the Building or the Complex consistent with Class A office building standards in the Market Area, providing that such Rules and Regulations are in writing and uniformly enforced against all other tenants of the Building. Such Rules and Regulations shall be binding upon Tenant upon delivery to Tenant of notice thereof in writing.

28.      In the event of any inconsistency between these Rules and Regulations (including any modification thereto) and the terms of this Lease, the terms of the Lease shall control.

Exhibit “F”, Rules and Regulations – Page 3

EXHIBIT “G”

TENANT IMPROVEMENTS AGREEMENT

[Tenant Performs Tenant Improvements]

This Tenant Improvements Agreement (herein so called) describes and specifies the rights and obligations of Landlord and Tenant under the Lease to which this Exhibit ”G” is attached, with respect to the design, construction and payment for the completion of the Tenant Improvements within the Premises. Performance of the Work shall occur after the Effective Date. Minor Non-Structural Alterations shall not be subject to the terms and conditions of this Tenant Improvements Agreement.

1.      Definitions. Any capitalized terms not defined in this Tenant Improvements Agreement shall have the meaning set forth in the Lease. Additionally, as used in this Tenant Improvements Agreement, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

“Approved Costs” means all costs reasonably incurred by Tenant in connection with (a) the construction and installation of the Tenant Improvements, and (b) any other measures taken by Tenant which may be reasonably required to accomplish the construction of the Tenant Improvements, including without limitation, Tenant’s procurement of bonds, insurance and governmental permits. Tenant shall reimburse Landlord for Landlord’s actual out-of-pocket expenses incurred in connection with any Tenant Improvements made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to attend meetings, review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Tenant Improvements.

“Contractor” means the general contractor selected by Tenant to perform the Work, which general contractor shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed.

“Plans and Specifications” means the detailed construction documents for the Tenant Improvements referred to in paragraph 5 below.

“Certificate of Occupancy” means a certificate of occupancy, governmental sign-off or other document, permit or approval (whether conditional, unconditional, temporary or permanent) which must be obtained by Landlord from the appropriate governmental authority as a condition to the lawful initial occupancy by Tenant of the Premises.

“Substantial Completion” means either (a) the date a Certificate of Occupancy (or all approvals required for the issuance thereof) is obtained for the portion of the Premises in question, or (b) if a Certificate of Occupancy is not required as a condition to Tenant’s lawful occupancy of the portion of the Premises in question, the date that the Tenant Improvements are substantially completed (subject to punch list items), as confirmed in writing by Landlord’s architect.

“Tenant Improvements” means the improvements to the Premises that are more particularly described in the Plans and Specifications, as such term is further defined in Section 1 of the Lease.

“Tenant’s Architect” means a licensed architect selected and engaged by Tenant, which architect shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed.

“Work” means all materials and labor to be added to the existing improvements in the Premises, if any, in order to complete the installation of the Tenant Improvements within the Premises in accordance with the Plans and Specifications, excluding Landlord’s Work. Tenant acknowledges and agrees that only Building Standard materials may be utilized in the performance of the Work unless otherwise approved by Landlord in writing, such approval not to be unreasonably withheld.

Exhibit “G”, Commencement Date Memorandum – Page 1

2.      Plans and Specifications. Landlord will approve or disapprove (specifically describing any reasons for disapproval) the Plans and Specifications in writing within ten (10) Business Days after receiving the Plans and Specifications for the Tenant Improvements prepared by Tenant’s Architect and Landlord’s failure to approve or disapprove of (specifically describing any reasons for disapproval) the Plans and Specifications in writing within ten (10) Business Days after receiving the Plans and Specifications will be deemed Landlord’s approval of the Plans and Specifications. If Landlord disapproves the Plans and Specifications, Tenant will provide appropriately revised Plans and Specifications to Landlord for approval (or disapproval) within five (5) Business Days on the same basis as set forth above and Landlord’s failure to approve or disapprove of (specifically describing any reasons for disapproval) the revised Plans and Specifications in writing within five (5) Business Days after receiving the revised Plans and Specifications will be deemed Landlord’s approval of the revised Plans and Specifications. If Landlord again disapproves of the revised Plans and Specifications, the process described in the preceding sentence shall continue until Landlord approves the Plans and Specifications. After Landlord’s approval, Tenant will submit the Plans and Specifications for permits and construction bids. No material deviation from the Building Standard will be permitted in the Plans and Specifications without the prior written consent of Landlord. Landlord will not approve any material deviations which Landlord believes (a) do not conform to applicable codes, ordinances and other Laws or are disapproved by any governmental agency, or (b) are of a nature or quality that are inconsistent with Landlord’s overall plan or objectives for the Building. No approval by Landlord of any material deviation constitutes an acknowledgment by Landlord that such deviations are in conformance with applicable codes, ordinances and other Laws. Tenant will be required to use Landlord MEPs for the design of any Tenant Improvements.

3.      Tenant Improvements. Tenant will cause to be constructed, at Tenant’s sole cost and expense, the Tenant Improvements. The Tenant Improvements will be designed and constructed as described in this Exhibit “G”. Tenant will select the Contractor to be the general contractor to perform the Work. Landlord shall have the right to reasonably approve the Contractor and all subcontractors that will be performing any portion of the work. Tenant will pay all direct and indirect costs of the design and construction of the Tenant Improvements. Such costs may include, without limitation, construction document preparation, design, Plans and Specifications, general conditions, labor, materials, and other construction costs, the fees (on an hourly basis) of Contractor’s project manager and site superintendent for the Tenant Improvements, and all costs incurred in connection with obtaining permits for the Tenant Improvements. For all purposes of ownership, including risk of loss thereto, the Tenant Improvements will immediately upon installation be and remain a part of the Building and the property of Landlord.

4.      Substantial Completion. Promptly following Substantial Completion, Tenant will deliver to Landlord all of the following in form and substance satisfactory to Landlord: (a) a Certificate of Substantial Completion duly executed by Tenant’s Architect certifying that the Tenant Improvements are Substantially Completed; (b) a final Certificate of Occupancy for the Premises; (c) duly executed unconditional lien waivers and such other affidavits, certificates, information, and data as may be reasonably requested by Landlord from all general contractors, subcontractors and materialmen performing work on the Premises; (d) such documentation as Landlord deems reasonably necessary to obtain an endorsement to the policy of title insurance insuring Landlord’s lender, if any; (e) copies of all warranties and guaranties relating to the Tenant Improvements together with duly executed assignments thereof to Landlord but only to the extent that Landlord will be enforcing such warranties or guaranties and performing or directing the repairs; (f) final as-built plans and specifications for the Tenant Improvements; and (g) such other information and documentation as Landlord may reasonably request to evidence the proper, lien-free Substantial Completion of the Tenant Improvements. In no event will Landlord have any obligation to pay for any costs of the Tenant Improvements or to perform any work in the Premises that is not expressly contemplated by this Lease. Tenant shall be solely responsible for any and all costs of constructing the Tenant Improvements.

5.      Changes to Plans and Specifications. Tenant will immediately notify Landlord if Tenant desires to make any material changes to the Tenant Improvements after Landlord has approved the Plans and Specifications. If Landlord approves the revisions, Tenant may carry out the changes contemplated therein.

Exhibit “G”, Commencement Date Memorandum – Page 2

6.      Landlord’s Approval Rights. Landlord may withhold its approval of any Plans and Specifications, change orders, or other work requested by Tenant which Landlord reasonably determines may require work which: (a) exceeds or adversely affects the structural integrity of the Building unless Tenant has reasonably demonstrated to Landlord that it will be mitigating the impact; (b) adversely affects, or exceeds Tenant’s pro rata capacity of, any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building unless Tenant agrees to pay the increased cost of heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building to mitigate the impact; (c) will increase the cost of operation or maintenance of any of the systems of the Property unless Tenant agrees to pay the increased cost; (d) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises; (e) is not a Building Standard item or an item of equal or higher quality; or (f) may detrimentally affect the uniform exterior appearance of the Building.

7.      Representatives. Tenant designates [________________________] as the representative of Tenant having authority to approve the Plans and Specifications, request or approve any change order, give and receive all notices, consents, approvals and directions regarding the Tenant Improvements, and to otherwise act for and bind Tenant in all matters relating to the Tenant Improvements. Landlord designates [________________________] as the representative of Landlord having authority to approve the Plans and Specifications, request or approve any change order, give and receive all notices, consents, approvals and directions regarding the Tenant Improvements, and to otherwise act for and bind Landlord in all matters relating to the Tenant Improvements. Either party may change its designated representative upon ten (10) Business Days notice to the other party.

Exhibit “G”, Commencement Date Memorandum – Page 3

EXHIBIT “H”

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM is made and entered into as of [_______________, 20___] by and between [______________] (Landlord) and [____________________] (Tenant).

RECITALS:

1.      Landlord and Tenant are party to a certain Office Lease Agreement dated as of [________, 2012] (Lease), relating to certain premises depicted on the attached Exhibit A (Premises), located in the building located at 50 South Tenth Street, Minneapolis, Minnesota (Building).

2.     Landlord and Tenant desire to confirm the Commencement Date (as such term is defined in the Lease) as to the [specify Initial Premises or applicable Space Component] of the Premises in question, and the Expiration Date, and the notice date(s) and expiration date(s) of any renewal Term(s) provided to Tenant under the Lease.

ACKNOWLEDGMENTS:

Pursuant to Section 3(c) of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

1.	All capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.
2.	The Commencement Date under the Lease with respect to the [specify Initial Premises or applicable Space Component]of the Premises in question is [___________].
3.	Tenant confirms Landlord has delivered possession of the[specify Initial Premises or applicable Space Component]of the Premises in question to Tenant and Tenant has accepted the [specify Initial Premises or applicable Space Component]of the Premises.
4.	The table setting forth the Base Rent in the Basic Lease Information of the Lease is hereby amended to include the specific dates applicable to the periods set forth therein as follows:
Period	Annual Base Rental Rate Per RSF (NNN)	Annual Base Rent	Monthly Installment
Commencement Date through the last day of [INSERT]	$0.00	$0.00	$0.00
April 1, 2014 – March 31, 2015	$15.50
April 1, 2015 – March 31, 2016	$15.89
April 1, 2016 – March 31, 2017	$16.28
April 1, 2017 – March 31, 2018	$16.69
April 1, 2018 – March 31, 2019	$17.11
April 1, 2019 – March 31, 2020	$17.54
April 1, 2020 – March 31, 2021	$17.98
April 1, 2021 – March 31, 2022	$18.42
April 1, 2022 – March 31, 2023	$18.89
April 1, 2023 – March 31, 2024	$19.36
April 1, 2024 – March 31, 2025	$19.84
April 1, 2025 – March 31, 2026	$20.34
April 1, 2026 – March 31, 2027	$20.85
April 1, 2027 – March 31, 2028	$21.37
April 1, 2028 – March 31, 2029	$21.90
April 1, 2029 – March 31, 2030	$22.45

Exhibit “H”, Commencement Date Memorandum – Page 1

5.	The Expiration Date is March 31, 2030, unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease, or the Lease Term is extended pursuant to Section 3(d) of the Lease.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Exhibit “H”, Commencement Date Memorandum – Page 2

Landlord and Tenant each caused this Memorandum to be executed by its duly authorized representative as of the day and date written above. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

LANDLORD:

FSP 50 SOUTH TENTH STREET CORP.,
a Delaware corporation

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

TENANT:

TARGET CORPORATION,
a Minnesota corporation

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

Exhibit “H”, Commencement Date Memorandum – Page 3

EXHIBIT “I”

CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”), dated as of ____________, is entered into by TARGET CORPORATION, a Minnesota corporation (“Tenant”), and ___________________________________ (“Auditor”), for the benefit of FSP 50 SOUTH TENTH STREET CORP. (“Landlord”).

W I T N E S S E T H T H A T:

WHEREAS, in connection with that certain Lease (the “Lease”) dated _________________, between Landlord and Tenant, Tenant has the right to hire an independent accounting firm to audit Landlord’s books and records pertaining to Basic Operating Costs (as defined in the Lease); and

WHEREAS, it is expected that in connection with such audit, Tenant and Auditor will receive or have access to Confidential Information (defined below); and

WHEREAS, as a condition of Tenant’s audit right, Landlord requires that Tenant and Auditor keep confidential the Confidential Information.

NOW, THEREFORE, in consideration of and as a condition of Tenant’s audit right and in consideration of payment by Tenant for Auditor’s services for performing the audit, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Auditor and Tenant agree as follows, for the benefit of Landlord:

1.	Auditor and Tenant acknowledge that the information which Auditor and Tenant may receive in connection with such audit is non public, confidential and/or proprietary information relating to Landlord, its business operations and the Complex, and that Landlord would be irreparably damaged if such information were disclosed to or utilized on behalf of any other person (including Auditor and Tenant), firm, corporation or any other tenant of the Complex for any reason other than Tenant’s audit of Landlord. Auditor and Tenant agree that any information given to Auditor or Tenant by Landlord during the course of such audit is, and shall remain, property owned by Landlord, and neither Auditor nor Tenant shall have any right in or to such information, other than to use the information for the purposes set forth in the Lease.
2.	Auditor and Tenant agree to keep confidential, and agree to cause their employees, associates, agents and advisors to keep confidential, any information belonging to Landlord and any information not generally known to the public about the business and affairs of Landlord, including, without limitation, (a) all books, manuals, records, memoranda, projections, business plans, tenant lists, cost information, contractual relationships, and (b) other information, whether computerized, written or oral, relating specifically or generally to Basic Operating Costs, the Complex and the business operations of Landlord (the “Confidential Information”).
3.	Auditor and Tenant each hereby represent and warrant that its internal policies, procedures and practices are adequate to safeguard against any breach of this Agreement by it or its employees, associates, agents and advisors, and Auditor and Tenant each agree to maintain such internal policies, procedures and practices as are necessary to adequately safeguard against a breach of this Agreement.
Exhibit “I”, Form of Confidentiality Agreement – Page 1

4.	The phrase “to keep confidential,” as used herein, means that the information or document, including the content, substance or effect of such information or document, (a) shall not be disclosed or distributed by Auditor or Tenant to any other person, firm, organization or entity, including to any associate, agent, advisor or affiliate of Auditor or Tenant not directly involved in the audit, or to any other tenant of the Complex, (b) shall not be utilized by either Auditor or Tenant for any purpose other than as described in the Lease.
5.	Notwithstanding anything to the contrary set forth herein, in the event that Auditor or Tenant is required to do so in legal, arbitration, governmental or regulatory proceedings, Auditor or Tenant may disclose only that portion of the Confidential Information which its counsel advises in writing that it is legally compelled to disclose and will exercise its best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information even after such disclosure.
6.	Auditor and Tenant acknowledge that the subject matter of this Agreement is unique and that no adequate remedy at law would be available for breach of the obligations specified herein. Accordingly, in the event of a breach or threatened breach by Auditor or Tenant of the provisions of this Agreement, Landlord shall, in addition to any other rights and remedies available to it, at law or in equity, be entitled to injunctive relief by a court or agency of competent jurisdiction enjoining and restraining the violating party from committing or continuing any violation of this Agreement.
7.	Any waiver by Landlord of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provision hereof.
8.	In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; and this Agreement shall, to the fullest extent possible, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.
9.	This Agreement shall be binding upon Tenant, Auditor and their successors and assigns for the benefit of Landlord, and shall be fully enforceable by Landlord against Tenant, Auditor and their successors and assigns.
10.	This Agreement may be amended or modified in whole or in part, only by an instrument in writing signed by Landlord, Tenant and Auditor.
11.	This Agreement shall be construed in accordance with and governed for all purposes by the Laws of the State of Minnesota, without regard to conflicts of law principles. Venue for any action arising herefrom shall be in Hennepin County, Minnesota, and the parties hereto submit themselves to the jurisdiction of the state and federal courts of Hennepin County, Minnesota.
Exhibit “I”, Form of Confidentiality Agreement – Page 2

IN WITNESS WHEREOF, Tenant and Auditor have duly executed this Agreement as of the date first above written.

TENANT:      TARGET CORPORATION, a Minnesota corporation

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

AUDITOR:     _________________________________,a
_________________________________________

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

Exhibit “I”, Form of Confidentiality Agreement – Page 3

EXHIBIT “J”

Janitorial Specifications

Exhibit “J”, Janitorial Specifications – Page 1

FSP 50 S. 10th St	10/4/10

Conference Rooms	Carpet
Remove any trash or recycle. Spot wipe and replace liners as needed.	5x/Wk
Sanitize wipe vertical touchpoints including door handles, push plates, etc.	5x/Wk
Spot wipe vertical surfaces removing spills, smudges, etc.	5x/Wk
Damp wipe marker boards in need.	5x/Wk
Damp wipe tables in need using sanitizing cleaner.	5x/Wk
Spot brush or spot wipe chairs in need.	5x/Wk
Dust and spot wipe any counters, ledges or other furniture in need.	5x/Wk
Vacuum carpet removing visible debris.	5x/Wk
Spray and blot carpet spots less than 2" in diameter.	5x/Wk
Brush or vacuum carpet edges in need.	Weekly
Dust high and low horizontal surfaces within reach.	Weekly

Elevators - Carpeted Cabs	Carpet
Sanitize wipe vertical touchpoints including grab bars, panel buttons, etc.	5x/Wk
Spot wipe vertical surfaces removing spills, smudges, etc.	5x/Wk
Polish stainless steel surfaces in need.	5x/Wk
Spot wipe elevator tracks on main level.	5x/Wk
Vacuum carpet removing visible debris including edges.	5x/Wk
Spray and blot carpet spots less than 2" in diameter.	5x/Wk

Elevators - Hd Floor Cabs	Hard Floor
Sanitize wipe vertical touchpoints including grab bars, panel buttons, etc.	5x/Wk
Spot wipe vertical surfaces removing spills, smudges, etc.	5x/Wk
Polish stainless steel surfaces in need.	5x/Wk
Spot wipe elevator tracks on main level.	5x/Wk
Sweep or vacuum hard surface floor.	5x/Wk
Damp mop floor removing visible residue.	5x/Wk

Elevator Lobbies	Carpet
Sanitize wipe vertical touchpoints including door handles, push plates, etc.	5x/Wk
Spot wipe vertical surfaces removing spills, smudges, etc.	5x/Wk
Vacuum carpet removing visible debris.	5x/Wk
Spray and blot carpet spots less than 2" in diameter.	5x/Wk
Brush or vacuum carpet edges in need.	Weekly
Dust high and low horizontal surfaces within reach.	Weekly

Elevator Lobbies	Hard Floor
Sanitize wipe vertical touchpoints including door handles, push plates, etc.	5x/Wk
Spot wipe vertical surfaces removing spills, smudges, etc.	5x/Wk
Dust mop or vacuum hard surface floors.	5x/Wk
Damp mop or autoscrub floor removing visible residue.	5x/Wk
Dust high and low horizontal surfaces within reach.	Weekly

Exhibit “J”, Janitorial Specifications – Page 2

FSP 50 S. 10th St	10/4/10

Entrances
Remove any trash and clean out any ash urns. Spot wipe as needed.	5x/Wk
Police I spot sweep exterior entry area in front of doors.	5x/Wk
Sanitize wipe vertical touchpoints including door handles, push plates, etc.	5x/Wk
Spot wipe vertical surfaces removing spills, smudges, etc.	5x/Wk
Spot wipe glass doors, frames and any sidelight glass.	5x/Wk
Spot wipe entry thresholds	5x/Wk
Dust and spot wipe sills and ledges.	5x/Wk
Dust high and low surfaces within reach - especially corners.	5x/Wk
Sweep or vacuum any hard surface floors.	5x/Wk
Vacuum any carpet or matting.	5x/Wk
Damp mop any hard surface floors.	5x/Wk
Detail scrub entry thresholds	Weekly
Squeegee glass doors	Weekly

Escalators
Spot wipe vertical surfaces removing spills, smudges, etc.	5x/Wk
Polish stainless steel surfaces in need.	5x/Wk
Detail sweep and damp mop walk-off plates.	5x/Wk
Squeegee any glass surfaces.	Weekly
Brush step treads using escalator brush.	Weekly
Detail scrub walk-off plates.	Weekly

Garage/Pking Trash & Police	Concrete
Remove any trash or recycle. Spot wipe and replace liners as needed.	5x/Wk
Sanitize wipe vertical touchpoints including door handles, push plates, etc.	5x/Wk
Spot wipe glass doors, frames and any sidelight glass.	5x/Wk
Police open areas for litter, cigarette butts, etc.	5x/Wk

Kitchen/Serv/Dish-trash & firs	Hard Floor
Remove any trash or recycle. Spot wipe and replace liners as needed.	5x/Wk
Sweep floors including under equipment where accessible.	5x/Wk
Full wet mop or auto-scrub floor using degreaser.	5x/Wk

Kitchenette w/sink no tables	Hard Floor
Remove any trash or recycle. Spot wipe and replace liners as needed.	5x/Wk
Sanitize wipe vertical touchpoints including door handles, push plates, etc.	5x/Wk
Spot wipe vertical surfaces removing spills, smudges, etc.	5x/Wk
Spray and wipe sink and counter.	5x/Wk
Dust mop or vacuum hard surface floors.	5x/Wk
Damp mop floor removing visible residue.	5x/Wk
Dust high and low horizontal surfaces within reach	Weekly

Exhibit “J”, Janitorial Specifications – Page 3

FSP 50 S. 10th St	10/4/10

Loading Dock	Concrete
Remove any trash or recycle. Spot wipe and replace liners as needed.	0x/Wk
Spot wipe vertical surfaces removing spills, smudges, etc.	0x/Wk
Dust and spot wipe any sills or ledges removing spills, smudges, etc.	0x/Wk
Dust mop or vacuum hard surface floors.	1x/Wk
Damp mop or autoscrub floor removing visible residue.	1x/Wk
Dust high and low horizontal surfaces within reach.	Weekly

Lobby	Hard Floor
Remove any trash or recycle. Spot wipe and replace liners as needed.	5x/Wk
Sanitize wipe vertical touchpoints including door handles, push plates, etc.	5x/Wk
Spot wipe vertical surfaces removing spills, smudges, etc.	5x/Wk
Spot wipe directory and any other signage in need.	5x/Wk
Dust and spot wipe any sills or ledges removing spills, smudges, etc.	5x/Wk
Dust and spot wipe furniture and fixtures in need.	5x/Wk
Brush or vacuum furniture in need.	5x/Wk
Dust mop or vacuum hard surface floors.	5x/Wk
Damp mop or autoscrub floor removing visible residue.	5x/Wk
Dust high and low horizontal surfaces within reach.	Weekly

Office Area - Central Recycle	Carpet
Remove trash from workstations. Replace liners if soiled or torn.	5x/Wk
Remove recycle from centralized locations.	5x/Wk
Spot wipe any glass in need removing prints and smudges.	5x/Wk
Dust and spot wipe open areas of desks and other furniture in need.	5x/Wk
Dust and spot wipe any counters or ledges.	5x/Wk
Vacuum carpet removing visible debris.	3x/Wk
Spray and blot carpet spots less than 2" in diameter.	Weekly
Brush or vacuum carpet edges in need.	Weekly
Dust high and low horizontal surfaces within reach.	Weekly
Spot wipe vertical surfaces removing spills, smudges, etc.	Weekly
Brush or vacuum chairs in need using a weekly rotation schedule.	Monthly

Restrooms - Normal	Hard Floor
Prepare to safely clean while wearing protective gloves & eye wear.	5x/Wk
Sanitize wipe vertical touchpoints including door handles, push plates, etc.	5x/Wk
Carefully apply bowl cleaner to toilets and urinals. Allow to dwell.	5x/Wk
Dust partitions tops and vents in need.	5x/Wk
Fill all dispensers. Clean and polish as needed.	5x/Wk
Spray and wipe sinks, vanity and mirror. Spot wipe surrounding walls.	5x/Wk
Carefully swab the inside of toilet bowls and urinals.	5x/Wk
Spray and sanitize wipe toilets and urinals. Spot wipe walls and partitions.	5x/Wk

Exhibit “J”, Janitorial Specifications – Page 4

FSP 50 S. 10th St	10/4/10

Empty any sanitary disposal boxes and replace liner. Clean and polish.	5x/Wk
Carefully remove trash and replace liner, Clean and polish.	5x/Wk
Sweep and wet mop the floor.	5x/Wk

Showers	Hard Floor
Prepare to safely clean while wearing protective gloves & eye wear.	5x/Wk
Sweep up any dry debris from the floor.	5x/Wk
Fill dispensers from customer stock. (if required)	5x/Wk
Spray appropriate cleaner onto walls and allow to dwell.	5x/Wk
Scrub where needed. Squeegee down and wipe dry.	5x/Wk
Spray and wipe fixtures.	5x/Wk
Wet mop the floor.	5x/Wk

Stairs - Low Use Hd Fir	Hard Floor
Police all levels removing any litter or debris.	Weekly
Spot wipe any spills on the steps or landings.	Weekly
Dust all horizontal surfaces within reach.	Weekly
Sanitize wipe vertical touchpoints including door handles, push plates, etc.	Weekly
Spot wipe vertical surfaces removing spills, smudges, etc.	Weekly
Sweep and damp mop steps and landings.	Monthly

Exhibit “J”, Janitorial Specifications – Page 5

FSP 50 S. 10th St	10/4/10

Periodic Tasks		#of Times per Year
Horizontal Blinds	Dust	4
Ceiling Diffusers	Dust	4
Carpet Common	Prespray/Extract	12
Elevator Carpet	Prespray/Extract	12
Finished Floors- Tenant	Hi-Speed Buff	12

Exhibit “J”, Janitorial Specifications – Page 6

EXHIBIT “K”

storage space

Exhibit “K”, Storage Space – Page 1

Exhibit K – Storage Premises

50 South Tenth Street

LASALLE AVENUE
EMERGENCY GENERATOR ROOM
STORAGE #1270 313 USF
STORAGE #1260 1,506 USF
ELECTRIC
STORAGE #1280 242 USF
BUILDING SHOP
STORAGE #1290 766 USF
ELECTRIC
10TH STREET
9TH STREET
STORAGE #1250B 1,246 USF
STORAGE #1255 330 USF
STORAGE #1200 5,591 USF
STORAGE #1250A 1,171 USF
MECHANICAL
STORAGE #1240 425 USF
STORAGE #1230 403 USF
STORAGE #1220 1,067 USF
STORAGE #1210 60 USF
NICOLLET MALL

Suite Id	Anticipated date of availability	S.F.
1270	April 1, 2012	313
1260	April 1, 2012	1,506
1210	October 1, 2012	60
1200	April 1, 2014	5,591
1250A	April 1, 2014	1,171
1250B	April 1, 2014	1,246
1255	August 1, 2015	330
1240	May 1, 2016	425
1290	May 1, 2016	766
1220	March 1, 2017	1,067
1230	March 1, 2017	403
1280	March 1, 2017	242
Total Storage Premises:		13,120

12TH FLOOR

RYAN

ELLERBE BECKET

Exhibit “K”, Storage Space – Page 2

EXHIBIT “L”

FORM OF SNDA

DRAFTED BY:

Target Law Department

Attn: _______________

1000 Nicollet Mall, TPS-3155

Minneapolis, MN 55403

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of this _____ day of ________, 20__, by and between TARGET CORPORATION, a Minnesota corporation (“Tenant”), whose address is 1000 Nicollet Mall, Minneapolis, Minnesota 55403, Attn: Real Estate Portfolio Management, FSP 50 SOUTH TENTH STREET CORP., a Delaware corporation (“Borrower”), whose address is c/o FSP Property Management LLC, 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, and __________________________, a _____________________ (“Lender”), whose address is _____________________________________________.

PRELIMINARY STATEMENT OF FACTS:

A.      Lender has agreed to make a first mortgage loan (hereinafter referred to as the “Loan”) to Borrower, repayment of which is to be secured by a Mortgage and Security Agreement and Fixture Financing Statement [(if applicable) and an Assignment of Leases and Rents] (hereinafter [collectively] referred to as the “Mortgage”) on certain real estate as more fully described in Exhibit A attached hereto and the improvements thereon (hereinafter referred to as the “Mortgaged Property”).

B.      The Mortgage has been recorded in the office of the Registrar of Titles in the County of Hennepin, State of Minnesota, as Document No. ______________ [(if applicable) and Document No. _______________].

C.      Tenant is the tenant under a lease dated __________, 20__ (said lease and all amendments thereto being hereinafter referred to as the “Lease”), made by Borrower, as landlord, pursuant to which Tenant has leased a portion of the Mortgaged Property, said portion being more fully described in Exhibit B attached hereto and hereinafter referred to as the “Premises”.

D.      A Memorandum of Lease evidencing the Lease has been recorded in the office of the Registrar of Titles, County of Hennepin, State of Minnesota as Document No. ______________.

E.      As a condition precedent to Lender’s disbursement of Loan proceeds, Lender has required that Tenant subordinate the Lease and its interest in the Premises to the lien of the Mortgage.

NOW, THEREFORE, in consideration of the sum of One and 00/100 Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, it is agreed as follows:

1.      SUBORDINATION AND NON-DISTURBANCE. Subject to the provisions of this Agreement, Tenant hereby agrees that the Lease and the rights of Tenant in and to the Premises are subject and subordinate to the Mortgage, and to all amendments, supplements, modifications, renewals and extensions thereof, as fully and with the same effect as if the Mortgage had been duly executed, acknowledged and recorded prior to the execution of the Lease and delivery of possession of the Premises to Tenant; provided, however, that Lender agrees and consents to the terms and provisions of the Lease and agrees that Tenant’s rights and privileges under the Lease, and Tenant’s possession of the Premises, shall not be terminated, diminished or interfered with by Lender in the exercise of any of Lender’s rights under the Mortgage so long as Tenant is not in default under the Lease beyond any applicable notice and cure periods. Lender agrees not to join Tenant as a party defendant in any action or proceeding foreclosing the Mortgage unless such joinder is necessary to foreclose the Mortgage and then only for such purpose and not for the purpose of terminating the Lease. This subordination relates solely to the Mortgage and is not effective with respect to any other lien, including without limitation, any other lien to which the Mortgage is (or later becomes) subordinate. In furtherance of the foregoing, Tenant’s rights and privileges under the Lease shall be senior to those of any other instruments recorded, hereafter recorded or otherwise subordinated to the Mortgage, as if the Lease had not been subordinated to the Mortgage.

Exhibit “L”, Form of SNDA – Page 1

2.      ATTORNMENT. If the interest of Borrower in the Premises shall be transferred by reason of foreclosure or other proceedings brought by Lender under the Mortgage, including a deed in lieu of foreclosure, Tenant shall be bound to the successor to Borrower’s interest (hereinafter referred to as “Owner”) under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be exercised in accordance with any option therefor in the Lease, and Tenant does hereby attorn to Owner as Tenant’s landlord, said attornment to be effective and self-operative immediately without the execution of any further instruments on the part of either Tenant or Owner; provided, however, Tenant, upon the written request of Owner, will enter into a separate attornment agreement consistent with this Agreement within twenty-one (21) days after such request. From and after such attornment, Owner shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease as a direct indenture of Lease with the same force and effect as if originally entered into between Tenant and Owner subject to the provisions of Section 5 below; provided, however, neither Lender nor Owner shall be:

a.      personally liable for any damage sustained by Tenant as a result of any act or omission of any prior landlord (including Borrower), which constitutes a default under the Lease incurred by Tenant prior to the date Lender or Owner, as the case may be, becomes the owner of the Mortgaged Property; or

b.      subject to any offsets or defenses as are expressly afforded Tenant under the Lease against any prior landlord (including Borrower), if any, unless Lender has been given written notice thereof and the same time to cure as afforded the landlord under the Lease; or

c.      bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord (including Borrower), unless such prepayment is required under the Lease; or

d.      bound by any material amendment or modification of the Lease, including, without limitation, any thereof which would change the term of the Lease, the fixed rent specified therein, or decrease the size of the Premises, made without Lender’s prior written consent; or

3.      LENDER’S RIGHT TO CURE LEASE DEFAULTS. In the event of a default by Borrower or other occurrence under the Lease that would give rise to an offset against rent payable pursuant to the Lease or a right to terminate the Lease, Tenant will give Lender notice of such default or occurrence at the address of Lender as set forth above and will give Lender such time as is provided to Borrower under the Lease to cure such default or rectify such occurrence. Tenant agrees that, except in the event of an emergency, notwithstanding any provision of the Lease to the contrary, it will not be entitled to terminate the Lease, or to abate or offset against the rent, or to exercise any other right or remedy until Lender has been given notice of default and an opportunity to cure the same as provided herein. The failure of Tenant to give any such notice to Lender shall not be deemed a default hereunder or under the Lease; provided however, that no such notice shall be deemed to have been given or effective as to Lender unless and until such notice is given to Lender in accordance with this Section 3. Lender agrees to give Tenant notice of any acquisition by Lender of Borrower’s interest in the Lease within thirty (30) days after the acquisition thereof.

4.      ASSIGNMENT OF LEASES. Borrower has by an assignment of leases and rents (hereinafter referred to as the “Assignment of Leases”) that is a part of the Mortgage, assigned Borrower’s interest in the rents and payments due under the Lease to Lender as security for repayment of the Loan. If in the future there is a default by Borrower in the performance and observance of the terms of the Mortgage, Lender may, at its option under the Assignment of Leases, require that all rents and other payments due under the Lease be paid directly to Lender by delivering a written notice to Tenant. The Assignment of Leases does not diminish any obligations of Borrower under the Lease or impose any such obligations on Lender.

Exhibit “L”, Form of SNDA – Page 2

5.      PAYMENTS TO OWNER OR LENDER. Upon written notification to Tenant from Owner after attornment pursuant to Section 2 above or from Lender after a default under the Mortgage pursuant to Section 4 above, demanding that rent and other payments be made to such party in accordance with such provisions, Borrower hereby authorizes and directs Tenant, notwithstanding any contrary instruction, direction or assertion of Borrower, as landlord under the Lease, and Tenant hereby agrees, to pay to Owner or Lender, as the case may be, all payments due under the terms of the Lease commencing with the month following receipt of such demand from Owner or Lender. As an inducement for Tenant’s agreement to pay as aforesaid, Owner or Lender, as the case may be, agrees to indemnify, defend, protect and hold Tenant harmless from any liability it may suffer as a result of compliance with such party’s written instructions to make such payment. Borrower, as landlord under the Lease, also hereby releases and discharges Tenant of and from any liability under the Lease with respect to any such payments paid to Owner or Lender after Tenant’s receipt of a payment notice and agrees that Tenant shall be entitled to rely on any such payment notice without duty of inquiry and shall be under no duty to controvert or challenge any such notice.

6.      WARRANTIES. Each of Lender, Borrower and Tenant warrants and represents to the other two parties that it has the full capacity, right, power and authority to execute, deliver and perform this Agreement, and all required actions and approvals therefor have been duly taken and obtained.

7.      BORROWER’S INDEMNITY. If Tenant becomes a party to any litigation by reason of Lender’s enforcement of any rights granted by the Mortgage and Tenant is not in default under the terms and conditions of the Lease, Borrower shall indemnify, defend and hold Tenant harmless against any loss, damage, liability (or any claims in respect to the aforementioned), costs or expenses (including without limitation reasonable attorneys’ fees) of whatever nature caused by or resulting from Lender’s enforcement of the rights granted Lender under the Mortgage.

8.      Scope of Mortgage. Neither the Mortgage, the Assignment of Leases nor any other related document shall cover or be construed as subjecting in any manner to the lien thereof, any personal property or trade fixtures at any time furnished or installed by or for Tenant or its subtenants or licensees on the Premises regardless of the manner or mode of attachment thereof.

9.      RELEASE. If Tenant requests in writing that Lender indicate whether the Mortgage has been released, terminated or satisfied, Lender shall respond to such written request within thirty (30) business days of such request. Upon recording in the real property records where the Premises are located of a written full release, satisfaction or reconveyance of the Mortgage authorized by Lender, this Agreement shall automatically terminate without the need for further action.

10.      AMENDMENT. This Agreement may not be modified orally or in any manner other than by a written instrument signed by the parties hereto or their successors in interest.

11.      SUCCESSORS AND ASSIGNS. This Agreement and each and every covenant, agreement and other provision hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, administrators, representatives, successors and assigns.

12.      CHOICE OF LAW. This Agreement is made and executed under and in all respects is to be governed by and construed in accordance with the laws of the State where the Premises are located.

13.      CAPTIONS AND HEADINGS. The captions and headings of the various sections of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

Exhibit “L”, Form of SNDA – Page 3

14.      NOTICES. Any notice which any party hereto may desire or may be required to give to any other party shall be in writing to the addresses as set forth above, or to such other place any party hereto may designate by at least ten (10) days’ written notice, and such notice shall be deemed to have been given as of the date such notice is (i) delivered to the party intended, (ii) delivered to the current address of the party intended, or (iii) rejected at the current address of the party intended, provided such notice was prepaid.

[SIGNATURE PAGES FOLLOWS]

Exhibit “L”, Form of SNDA – Page 4

SIGNATURE PAGE
TO
SUBORDINATION, NON-DISTURBANCE
AND
ATTORNMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first above written.

BORROWER:

_________________________________

By: ______________________________

Name: ____________________________

Title: _____________________________

STATE OF ________________________

COUNTY _________________________

The foregoing instrument was acknowledged before me this ____ day of ____________, 20__, by _______________ as ____________________ of _______________________, a __________________ corporation, on behalf of the corporation, who is personally known to me.

___________________________________________
Notary Public

___________________________________________
Printed Name of Notary Public

My Commission expires: _______________

Exhibit “L”, Form of SNDA – Page 5

SIGNATURE PAGE
TO
SUBORDINATION, NON-DISTURBANCE
AND
ATTORNMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first above written.

TENANT:

TARGET CORPORATION,
a Minnesota corporation

Name: ____________________________

Title: _____________________________

STATE OF MINNESOTA

COUNTY OF HENNEPIN

The foregoing instrument was acknowledged before me this ____ day of ____________, 20__, by _______________ as ____________________ of Target Corporation, a Minnesota corporation, on behalf of the corporation, who is personally known to me.

___________________________________________
Notary Public

___________________________________________
Printed Name of Notary Public

My Commission expires: _______________

Exhibit “L”, Form of SNDA – Page 6

SIGNATURE PAGE
TO
SUBORDINATION, NON-DISTURBANCE
AND
ATTORNMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first above written.

LENDER:

_________________________________

By: ______________________________

Name: ____________________________

Title: _____________________________

STATE OF ________________________

COUNTY _________________________

The foregoing instrument was acknowledged before me this ____ day of ____________, 20__, by _______________ as ____________________ of _______________________, a __________________ corporation, on behalf of the corporation, who is personally known to me.

___________________________________________
Notary Public

___________________________________________
Printed Name of Notary Public

My Commission expires: _______________

Exhibit “L”, Form of SNDA – Page 7

EXHIBIT “M”

MEMORANDUM OF LEASE

This Instrument Prepared By:

Michelle Gierke

RECORD and RETURN TO:

Michelle Gierke

Senior Corporate Counsel

Target Corporation – Law Department (TPS-3155)

1000 Nicollet Mall

Minneapolis, MN 55403

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE made and entered into as of this ____ day of _____________, 2012, by and between FPS 50 SOUTH TENTH STREET CORP, a Delaware corporation (“Landlord”) having an address at FSP Property Management LLC, 401 Edgewater Place, Suite 200, Wakefield MA 01880 and TARGET CORPORATION a Minnesota corporation, having an address at 1000 Nicollet Mall, Minneapolis, MN 55403 (“Tenant”).

W I T N E S S E T H:

For and in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the covenants and agreements set forth herein and in the Office Lease Agreement dated ________________ __, 2012 (the “Lease”), Landlord and Tenant hereby agree as follows:

1.      Definitions. Each term not otherwise defined herein shall have the same meaning ascribed to it in the Lease.

2.      Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the total space subject to the Lease, from time to time, consisting of portions of the Put Premises, as each Space Component is delivered to Tenant, the Initial Premises, as of the Commencement Date with respect to the Initial Premises (collectively, the “Premises”), and certain storage space, all within a building located at 50 South Tenth Street, City of Minneapolis, County of Hennepin, State of Minnesota and legally described on Exhibit A attached hereto. When all of the space subject to the Lease is leased by Tenant, the Premises shall consist of approximately 449,233 rentable square feet of office space and up to 13,120 square feet of storage space.

3.      Lease Term. With respect to the Initial Premises, sixteen (16) years, commencing on April 1, 2014 (the “Commencement Date”) and ending at 5:00 p.m. on March 31, 2030 (the “Expiration Date”), subject to adjustment, extension or earlier termination as provided in the Lease. The Lease Term with respect to the Put Premises shall commence on each of the respective Put Premises Commencement Dates, as provided in the Lease (or such earlier date as any Space Component of the Put Premises is delivered to Tenant, as further provided in the Lease), and expire on the Expiration Date, subject to adjustment, extension or earlier termination as provided in the Lease. The Lease Term with respect to the storage space shall commence as further provided in the Lease, and expire on the Expiration Date, subject to adjustment, extension or earlier termination as provided in the Lease.

4.      Incorporation. The Lease contains other terms, conditions, provisions, covenants, representations and warranties, all of which are hereby incorporated into this Memorandum of Lease by reference as though fully set forth herein, and both the Lease and this Memorandum of Lease shall be deemed to constitute a single instrument. Nothing contained herein shall be construed to amend, modify, amplify, interpret, or supersede any provision of the Lease, which shall in all things control.

Exhibit “M”, Memorandum of Lease – Page 1

5.      Counterparts. This Memorandum of Lease may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Exhibit “M”, Memorandum of Lease – Page 2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of the date first above written.

Landlord:	Tenant:

FSP 50 SOUTH TENTH STREET CORP. By: _____________________________________ Name: George J. Carter Title: President	TARGET CORPORATION By: _____________________________________ Name: ___________________________________ Title: ____________________________________

Exhibit “M”, Memorandum of Lease – Page 3

STATE OF _________________)

 ) ss.:

COUNTY OF _______________)

On this ______ day of ________, 2012, before me ________________, the undersigned, a Notary Public in and for said State, personally appeared _____________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_______________________________________
Notary Public
My Commission Expires:

STATE OF _________________)

 ) ss.:

COUNTY OF _______________)

On this ____ day of ___________, 2012, before me _________________, the undersigned, a Notary Public in and for said State, personally appeared _______________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their/ signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_______________________________________
Notary Public
My Commission Expires:

Exhibit “M”, Memorandum of Lease – Page 4

EXHIBIT A

Legal description

Parcel 1 (Office Tower Parcel):

Tracts D, I, M, N, O, P, T, X, Z and CC, Registered Land Survey No. 1717, Files of Registrar of Titles, County of Hennepin, State of Minnesota. Being registered land as is evidenced by Certificate of Title No. 1193168.

Parcel 2 (REOA):

Together with the appurtenant easements contained in that certain Reciprocal Easement and Operation Agreement dated September 27, 2000, filed October 18, 2000, as Document No. 3324805 as amended by First Amendment to Reciprocal Easement and Operation Agreement dated August 24, 2001, filed October 16, 2001, as Document No. 3446930 and as amended by Second Amendment to Reciprocal Easement and Operation Agreement dated November 8, 2006, filed November 9, 2006, as Document No. 4325224. Certain Ryan 900, LLC rights were assigned to Target Corporation, a Minnesota corporation by that certain Assignment of Reciprocal Easement and Operation Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446932.

Parcel 3 (9th Street Skyway):

Together with an undivided 50% interest of fee simple ownership, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (9th Street Skyway) dated December 28, 1998, filed July 30, 1999, as Document No. 3187400 as amended by First Amendment dated November 18, 1999, filed March 29, 2000, as Document No. 3268304 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446909.

Parcel 4 (10th Street Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance and Easements (10th Street Skyway) dated December 28, 1998, filed July 30, 1999, as Document No. 7154888 as amended by First Amendment dated November 18, 1999, filed October 18, 2000, as Document No. 3324807 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446907.

Parcel 5 (LaSalle Avenue Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (LaSalle Avenue Skyway) dated May 18, 2000, filed August 7, 2000, as Document No. 3302944 as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446908.

Parcel 6 (Nicollet Mall Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance and Easements (Nicollet Mall Skyway) dated January 29, 1999, filed July 30, 1999, as Document No. 7154889 as amended by First Amendment dated November 18, 1999, filed March 31, 2000, as Document No. 3268892 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446910.

Parcel 7 (Parking Agreement):

Together with the appurtenant rights contained in that certain Public Parking Garage Parking Agreement dated November 18, 1999, filed October 18, 2000, as Document No. 3324810 as assigned by Assignment of Public Parking Garage Parking Agreement dated September 29, 2000, filed October 16, 2001, as Document No. 3446922 and as amended by First Amendment to Public Parking Garage Parking Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446923.

Exhibit “M”, Memorandum of Lease – Page 5

EXHIBIT “N”

EXISTING RETAIL AREA LEASES

Exhibit “N”, Existing Retail Area Leases – Page 1

Exhibit N

50 South Tenth Street- Existing Retail Area Leases

Bright Horizons Children's Center LLC

The Newsroom, Inc.

Target Corp (Starbucks)

Caycor, Inc. d/b/a Great Clips

General Nutrition Corp

Hung Tran d/b/a Elegant Nails

Lunch Cube, LLC

Interior Tropicals, Inc.

The Hershey Company

City of Minneapolis

Arthur Johnson d/b/a King of Shines

Tenth Street Convenience Store Inc.

TCF National Bank

Dynasty Oriental Food Inc.

Exhibit “N”, Existing Retail Area Leases – Page 2